                                                                    Exhibit 10.5

                   InSight Health Services Acquisition Corp.

                         InSight Health Services Corp.,

                     InSight Health Services Holdings Corp.

                          and the Subsidiary Guarantors

                           Listed on Schedule A hereto




                                  $ 200,000,000

                   12-1/8% Senior Subordinated Notes due 2011




                             Note Purchase Agreement

                             dated October 17, 2001







                           Banc of America Bridge LLC

                         Banc of America Securities LLC

                                Table of Contents

                                                                                                              Page

Section 1.  Definitions ..................................................................................      2


Section 2.  Representations and Warranties ...............................................................     19

      (a)   No Registration Required .....................................................................     19
      (b)   No Integration of Offerings or General Solicitation ..........................................     19
      (c)   Eligibility for Resale under Rule 144A .......................................................     19
      (d)   The Note Purchase Agreement ..................................................................     19
      (e)   The Merger Agreement .........................................................................     20
      (f)   Authorization of the Securities ..............................................................     20
      (g)   No Material Adverse Change ...................................................................     20
      (h)   Independent Accountants ......................................................................     21
      (i)   Preparation of the Financial Statements ......................................................     21
      (j)   Incorporation and Good Standing of Acquisition Corp., the Parent, InSight and its Subsidiaries     21
      (k)   Capitalization and Other Capital Stock Matters ...............................................     21
      (l)   Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required ...     22
      (m)   No Material Actions or Proceedings ...........................................................     23
      (n)   Intellectual Property Rights .................................................................     23
      (o)   All Necessary Permits, etc ...................................................................     24
      (p)   Regulatory Matters ...........................................................................     24
      (q)   Medicare/Medicaid Participation ..............................................................     25
      (r)   Title to Properties ..........................................................................     26
      (s)   Material Agreements ..........................................................................     26
      (t)   Tax Law Compliance ...........................................................................     26
      (u)   InSight, Acquisition Corp. and the Parent not an "Investment Company" ........................     26
      (v)   Insurance ....................................................................................     26
      (w)   No Price Stabilization or Manipulation .......................................................     27
      (x)   Solvency .....................................................................................     27
      (y)   No Unlawful Contributions or Other Payments ..................................................     27
      (z)   Company's Accounting System ..................................................................     27
      (aa)  Compliance with Environmental Laws ...........................................................     27
      (bb)  ERISA Compliance .............................................................................     28
      (cc)  Taxes; Fees ..................................................................................     29
      (dd)  No Labor Disputes ............................................................................     29
      (ee)  No Operations ................................................................................     29

Section 3.  Purchase, Sale and Delivery of the Securities ................................................     29

      (a)   The Securities ...............................................................................     29
      (b)   The Closing Date .............................................................................     29
      (c)   Delivery of the Securities ...................................................................     30

      (d)   Purchaser as a Qualified Institutional Buyer .................................................     30

Section 4.  Redemption Procedures ........................................................................     30

      (a)   Notices to Holders ...........................................................................     30
      (b)   Selection of Notes to Be Redeemed ............................................................     30
      (c)   Notice of Redemption .........................................................................     30
      (d)   Effect of Notice of Redemption ...............................................................     31
      (e)   Deposit of Redemption Price ..................................................................     31
      (f)   Notes Redeemed in Part .......................................................................     31
      (g)   Optional Redemption ..........................................................................     31
      (h)   Mandatory Redemption .........................................................................     32
      (i)   Repurchase Offers ............................................................................     32

Section 5.  Covenants ....................................................................................     34

      (a)   Payment of Notes .............................................................................     34
      (b)   [Intentionally Omitted] ......................................................................     34
      (c)   Reports ......................................................................................     34
      (d)   Compliance Certificate .......................................................................     35
      (e)   Taxes ........................................................................................     35
      (f)   Stay, Extension and Usury Laws ...............................................................     35
      (g)   Restricted Payments ..........................................................................     36
      (h)   Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries ....................     40
      (i)   Incurrence of Indebtedness and Issuance of Preferred Stock ...................................     41
      (j)   Asset Sales ..................................................................................     44
      (k)   Transactions with Affiliates .................................................................     46
      (l)   Liens ........................................................................................     47
      (m)   [Intentionally Omitted] ......................................................................     47
      (n)   Limitation on Senior Subordinated Debt .......................................................     47
      (o)   Offer to Repurchase upon a Change of Control .................................................     47
      (p)   Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries ................     49
      (q)   Unrestricted Subsidiaries ....................................................................     49
      (r)   Payments for Consent .........................................................................     50
      (s)   Limitations on Guarantees of Indebtedness by Restricted Subsidiaries .........................     50
      (t)   Additional Guarantees ........................................................................     50
      (u)   Merger, Consolidation or Sale of Assets ......................................................     50

Section 6.  Use of Proceeds ..............................................................................     52


Section 7.  Payment of Expenses ..........................................................................     52


Section 8.  Conditions of the Obligations of the Purchaser ...............................................     53

      (a)   No Material Adverse Change or Ratings Adverse Change .........................................     53
      (b)   Opinion of Counsel for the Parent and Acquisition Corp. ......................................     53
      (c)   Opinion of Counsel for InSight and the Subsidiary Guarantors .................................     53
      (d)   Opinion of General Counsel for InSight .......................................................     54

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
      (e)   [Intentionally Omitted] ......................................................................     54
      (f)   Opinion of Counsel for the Purchaser .........................................................     54
      (g)   Officers' Certificate ........................................................................     54
      (h)   Equity Contribution; Option Rollover .........................................................     54
      (i)   Consummation of Merger .......................................................................     54
      (j)   Consummation of Refinancing Transactions .....................................................     54
      (k)   Borrowing under the Credit Facilities ........................................................     55
      (l)   Chief Financial Officer's Certificate ........................................................     55
      (m)   Liquidity; Funded Debt .......................................................................     55
      (n)   Solvency Certificate .........................................................................     55
      (o)   Availability under Revolving Credit Facility; Other Debt .....................................     55
      (p)   Receipts of Approvals, Consents, etc .........................................................     56
      (q)   Additional Documents .........................................................................     56

Section 9.  Reimbursement of Purchaser's Expenses ........................................................     56


Section 10. Remarketing Procedures; Restricted Securities Legends; Clear Market ..........................     56

      (a)   Exchange .....................................................................................     56
      (b)   Offers and Sales Only to Qualified Institutional Buyers and Non-U.S. Persons .................     59
      (c)   No General Solicitation ......................................................................     59
      (d)   Restrictions on Transfer .....................................................................     59
      (e)   Remarketing Assistance .......................................................................     60
      (f)   Blue Sky Compliance ..........................................................................     62
      (g)   Ratings ......................................................................................     62
      (h)   [Intentionally Omitted] ......................................................................     62
      (i)   DTC Agreement ................................................................................     62
      (j)   Clear Market .................................................................................     63

Section 11. Events of Default ............................................................................     63

      (a)   Definition of Event of Default ...............................................................     63
      (b)   Acceleration .................................................................................     64
      (c)   Other Remedies ...............................................................................     65

Section 12. Indemnification ..............................................................................     65

      (a)   Indemnification of the Purchaser and BAS .....................................................     65
      (b)   [Intentionally Omitted] ......................................................................     66
      (c)   Notifications and Other Indemnification Procedures ...........................................     66
      (d)   Settlements ..................................................................................     66

Section 13. Contribution .................................................................................     67


Section 14. The Notes ....................................................................................     67

      (a)   Form and Execution ...........................................................................     68
      (b)   Terms of the Notes ...........................................................................     68

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
      (c)   Denominations ................................................................................     68
      (d)   Registration; Registration of Transfer and Exchange, Security Register .......................     68
      (e)   Registration of Transfer .....................................................................     68
      (f)   Exchange .....................................................................................     68
      (g)   Effect of Registration of Transfer or Exchange ...............................................     68
      (h)   Requirements; Charges ........................................................................     69
      (i)   Certain Limitations ..........................................................................     69
      (j)   Mutilated, Destroyed, Lost and Stolen Notes ..................................................     69
      (k)   Persons Deemed Owners ........................................................................     69
      (l)   Cancellation .................................................................................     70
      (m)   Home Office Payment ..........................................................................     70

Section 15. Subordination ................................................................................     70

      (a)   Agreement to Subordinate .....................................................................     70
      (b)   Liquidation; Dissolution; Bankruptcy .........................................................     70
      (c)   Default on Designated Senior Indebtedness ....................................................     71
      (d)   Acceleration of Securities ...................................................................     71
      (e)   When Distribution Must Be Paid Over ..........................................................     71
      (f)   Notice by the Company ........................................................................     72
      (g)   Subrogation ..................................................................................     72
      (h)   Relative Rights ..............................................................................     72
      (i)   Subordination May Not Be Impaired by the Company .............................................     72
      (j)   Distribution or Notice to Representative .....................................................     72
      (k)   Authorization to Effect Subordination ........................................................     73

Section 16. Guarantees ...................................................................................     73

      (a)   Guarantee ....................................................................................     73
      (b)   Subordination of Guarantee ...................................................................     74
      (c)   Limitation on Guarantor Liability ............................................................     74
      (d)   Execution and Delivery of Guarantee ..........................................................     74
      (e)   Releases of Guarantors .......................................................................     75

Section 17. Representations and Indemnities to Survive Delivery ..........................................     76


Section 18. Notices ......................................................................................     76


Section 19. Successors ...................................................................................     78


Section 20. Partial Unenforceability .....................................................................     78


Section 21. Governing Law Provisions .....................................................................     78

      (a)   Governing Law ................................................................................     78
      (b)   Consent to Jurisdiction ......................................................................     78

Section 22. General Provisions ...........................................................................     78

      (a)   Entire Agreement .............................................................................     78
      (b)   No Waiver; Remedies Cumulative ...............................................................     79
      (c)   Amendments, Waivers and Consents .............................................................     79

Section 23. Liability of InSight prior to the Merger .....................................................     80

                             Note Purchase Agreement

                                                              October 17, 2001

BANC OF AMERICA BRIDGE LLC
9 West 57th Street, 47th Floor
New York, NY 10019

Ladies and Gentlemen:

            Introductory. InSight Health Services Acquisition Corp. (f/k/a JWCH Merger Corp.), a Delaware corporation ("Acquisition Corp."), proposes to issue and sell to Banc of America Bridge LLC (the "Purchaser") $200,000,000 aggregate principal amount of Acquisition Corp.'s 12-1/8% Senior Subordinated Notes due 2011 (the "Notes"). InSight Health Services Holdings Corp., a Delaware corporation and the direct parent corporation of Acquisition Corp. (the "Parent"), and the Subsidiary Guarantors (as defined below) (collectively with the Parent, the "Guarantors") as guarantors pursuant to their guarantees (the "Guarantees") of the payment on the Notes, and InSight Health Services Corp., a Delaware corporation ("InSight") have agreed to be a party to this agreement.

            The payment of principal of, premium and interest on the Notes will be fully and unconditionally guaranteed on a senior subordinated and unsecured basis, jointly and severally by (i) the Parent, (ii) each of the Company's directly and indirectly wholly-owned subsidiaries listed in Schedule A hereto and (iii) any wholly owned subsidiary of InSight formed or acquired after the date hereof that executes an additional guarantee in accordance with the terms of this Agreement, and respective successors and assigns of the Parent and the subsidiaries of the Company referred to in clauses (ii) and (iii) above (the subsidiaries referred to in (ii) and (iii) above, the "Subsidiary Guarantors"). The Notes and the Guarantees attached thereto are herein collectively referred to as the "Securities."

            As described in the draft preliminary offering memorandum prepared by Acquisition Corp., with the assistance of InSight, dated as of September 21, 2001 describing the terms of the Notes, a copy of which is attached hereto as
Exhibit I and made a part hereof (the "Draft Offering Memorandum"), the Notes are being sold as part of the financing that will be used to consummate the substantially concurrent acquisition of InSight, pursuant to an Agreement and Plan of Merger dated as of June 29, 2001 (as amended, the "Merger Agreement") among InSight, the Parent and Acquisition Corp., pursuant to which Acquisition Corp. will merge with and into InSight (the "Merger"), and InSight will be the surviving corporation and a wholly owned subsidiary of the Parent. The Parent is a corporation, which, at the consummation of the Merger, will be beneficially owned by the Equity Sponsors (as defined herein) and certain of their affiliates (the "Related Parties") and certain members of InSight's management. The Merger is subject to the approval of the holders of a majority of the capital stock of the Company.

            The proceeds from the offering of the Notes, together with (i) borrowings by Acquisition Corp. under the Credit Agreement (as defined herein) that will provide up to $275 million of senior secured credit facilities consisting of (1) a $50 million six-year revolving credit facility (the "Revolving Credit Facility") and (2) a seven-year delayed-draw term loan facility and a seven-year term loan B facility in the aggregate amount of $225 million (collectively, together with the Revolving Credit Facility, the "Credit Facilities"), (ii) an equity contribution by the Equity Sponsors and the Related Parties of up to $101.5 million less the net value of the Option Rollover (as defined below) (the "Equity Contribution") and (iii) the rollover of options by certain members of InSight's senior management into the Parent (the "Option Rollover"), will be used, among other things, to (x) pay the purchase price for the outstanding shares of common stock, options and warrants of InSight as contemplated under the Merger Agreement (the "Merger Consideration") and (y) repurchase, by tender offer (the "Tender Offer"), the entire outstanding aggregate principal amount of the 9-5/8% Senior Subordinated Notes due 2008 of InSight (the "Existing Notes") and consummate the solicitation of consents from holders of the Existing Notes to the elimination of certain covenants and certain events of default from the indenture governing the Existing Notes (the "Consent Solicitation") and (z) repay certain other existing indebtedness of InSight and its subsidiaries as described under the caption "Use of Proceeds" in the Draft Offering Memorandum and pay related fees and expenses (the transactions described in this sentence collectively, the "Transaction"). As a result of the Merger, all of Acquisition Corp.'s obligations under this Agreement, the Securities and the Credit Facilities will, by operation of law, become obligations of InSight.

            InSight, Acquisition Corp. and each Guarantor hereby confirms its agreements with the Purchaser as follows:

            Section 1.  Definitions.

            "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person is merged with or into the Company or a Subsidiary or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person.

            "Agent Bank" means Bank of America, N.A. and its successors under the Credit Agreement, in its capacity as administrative agent.

            "Affiliate" means, with respect to any specified person, (a) any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or (b) any other person that owns, directly or indirectly, 10% or more of such specified person's Capital Stock or any executive officer or director of any such specified person or other person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of merger, consolidation or similar arrangement) (collectively, a "transfer") by the Company or any Restricted Subsidiary other than in the ordinary course of business and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Shares of Capital Stock of any of the Company's Restricted Subsidiaries (which will be deemed to include the sale, grant or conveyance of any interest in the income, profits or proceeds therefrom), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (x) that have a fair market value in excess of $2,000,000 or (y) for Net Cash Proceeds in excess of $2,000,000. For the purposes of this definition, the term "Asset Sale" does not include (a) any transfer of properties or assets (i) that is governed by Sections 5(g), 5(p) (to the extent of clause (i) thereof) or 5(u), (ii) between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of this Agreement or (iii) representing obsolete or permanently retired equipment and facilities or (b) the sale or exchange of equipment in connection with the purchase or other acquisition of other equipment, in each case used in the business of the Company or its Restricted Subsidiaries as in existence on the Closing Date or any business determined by the Board of the Company in its good faith judgment to be reasonably related thereto. Notwithstanding anything to the contrary set forth above, a disposition of Receivables and Related Assets other than pursuant to a Receivables Program contemplated by Section 5(i)(iii)(13) shall be deemed to be an Asset Sale.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Banks" means the banks and other financial institutions that from time to time are lenders under the Credit Agreement.

            "BAS" means Banc of America Securities LLC.

            "Board" means the Company's Board of Directors or the Parent's Board of Directors, as applicable.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

            "Capitalized Lease Obligation" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

            "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity interest (however designated), whether now outstanding or issued after the Closing Date.

            "Cash Equivalents" means, at any date, (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any lender under the Credit Agreement (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition,
(d) repurchase agreements entered into by any Person with a bank or trust company (including any of the lenders under the Credit Agreement) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through
(d).

            "Change of Control" means the occurrence of any of the following:

            (a) the consummation of any transaction (including, without limitation, any merger or consolidation) (i) prior to a Public Equity Offering by the Company or the Parent, the result of which is that the Principals and their Related Parties become the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of less than 50% of the Voting Stock of the Company or the Parent, as the case may be, (measured by voting power rather than the number of shares) or (ii) after a Public Equity Offering of the Company or the Parent, any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, become the beneficial owner (as defined above), directly or indirectly, of 35% or more of the Voting Stock of the Company or the Parent, as the case may be, and such person is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Company or the Parent, as the case may be, calculated on a fully diluted basis, than the percentage beneficially owned by the Principals and their Related Parties;

            (b) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries or the Parent and its Subsidiaries, in each case, taken as a whole, to any "person" (as the term is defined in Section 13(d)(3) of the Exchange Act) other than the Principals or Related Parties of the Principals;

            (c) the first day on which a majority of the members of the Board of the Company or the Parent are not Continuing Directors; or

            (d) the Company or the Parent is liquidated or dissolved or adopts a plan of liquidation or dissolution, other than in a transaction that complies with the provisions described under Section 5(u).

            "Closing Date" means the date of the issuance of the Notes hereunder, which shall be October 17, 2001.

            "Commitment Letter" means the Amended and Restated Commitment and Engagement Letter, dated October 8, 2001, among BAS, the Purchaser and the Sponsor Parties.

            "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's Common Stock, whether now outstanding or issued after the date of this Agreement, and includes, without limitation, all series and classes of such Common Stock.

            "Company" means, until the consummation of the Merger, Acquisition Corp., and upon the consummation of the Merger, InSight.

            "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period: (a) Fixed Charges for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash items increasing Consolidated Net Income for such period, other than non-cash charges or items increasing Consolidated Net Income resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business, plus (e) Minority Interest; provided that fixed charges, income tax expense, depreciation and amortization expense and non-cash charges of a Restricted Subsidiary will be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income for such period.

            "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary or nonrecurring gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales or discontinued operations, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period, (d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income is actually paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise and
(f) the cumulative effect of a change in accounting principles.

            "Consolidated Tangible Assets" means, as of the date of determination, the total assets, less goodwill and other intangibles, shown on the balance sheet of the Company and its

Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.

            "Continuing Directors" means, as of the date of determination, any member of the Board of the Company or the Parent, as the case may be, who:

            (a) was a member of such Board on the Closing Date or the date of the Acquisition;

            (b) was nominated for election or elected to such Board with the approval of the majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

            (c) was nominated by one or more of the Principals and the Related Parties.

            "Credit Agreement" means the credit agreement, to be dated as of the date of the Acquisition, among the Company, the Parent, the Subsidiary Guarantors, the lenders named therein and Bank of America, N.A., as administrative agent, First Union National Bank, as syndication agent and The CIT Group/Business Credit, Inc., as documentation agent, providing for up to $225,000,000 in term loan borrowings and $50,000,000 of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement (and related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith) may be amended, restated, supplemented, refinanced, extended or otherwise modified from time to time.

            "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of material indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Parent, Acquisition Corp., InSight or any of its Subsidiaries.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Depositary" means any Person appointed hereunder as the Depositary with respect to the Remarketed Notes and having become such pursuant to the applicable provision of this Agreement.

            "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an officer's certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or cash equivalents received in connection with a sale of such Designated Noncash Consideration.

            "Designated Senior Indebtedness" means (i) so long as the Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) thereafter, any other Senior Indebtedness permitted under this Agreement the principal amount of which is $25,000,000 or more and that has been specifically designated by the Company, in the instrument creating or evidencing such Senior Indebtedness or in an officers' certificate delivered to the Holders, as "Designated Senior Indebtedness."

            "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board is required to deliver a resolution of the Board, to make a finding or otherwise take action under this Agreement, a member of the Board who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

            "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (i) is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes, (ii) is redeemable at the option of the holder thereof, at any time prior to such final Stated Maturity or (iii) at the option of the holder thereof is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would constitute Disqualified Stock solely as a result of the provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 5(j) and 5(o) hereof, and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the provisions contained in Sections 5(j) and 5(o) hereof.

            "Equity Interests" means Capital Stock and all warrants, options and other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Equity Offering" means a public or private offering of Capital Stock (other than Disqualified Stock) of the Parent or the Company.

            "Equity Sponsors" means J.W. Childs Associates, L.P., J.W. Childs Equity Partners II, L.P., The Halifax Group, L.L.C. and Halifax Capital Partners, L.P.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, including the rules and regulations of the SEC promulgated thereunder.

            "Exchange Date" has the meaning specified in Section 10(a)(i) of this Agreement.

            "Existing Indebtedness" means the Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) outstanding on the date of this Agreement and listed on Schedule F to this Agreement, until such amounts are repaid.

            "Existing Notes" means the 9-5/8% Senior Subordinated Notes Due 2008 of the Company.

            "Facility" means any premises, together with the diagnostic imaging and treatment equipment installed therein, used by the Company in the conduct of the business of providing diagnostic imaging and information, treatment and related management services.

            "Fee Letter" means the amended and restated fee letter dated as of October 8, 2001, among BAS, the Purchaser and the Sponsor Parties.

            "Final Remarketing Date" means the earliest of (i) the third anniversary of the Closing Date, (ii) the sale to investors by BAS, the Purchaser or their Rule 501(b) Affiliates of a principal amount of Notes that, after giving effect to such sale and any prior redemption of Notes by the Company pursuant to Section 4(g)(ii) of this Agreement, results in BAS, the Purchaser and their Rule 501(b) Affiliates holding not more than $25,000,000 aggregate principal amount of Notes, (iii) the issuance of Remarketed Notes pursuant to Section 10(a) hereof and (iv) the commencement for the third time of a customary road show by the Purchaser, BAS or any of their Rule 501(b) Affiliates to market the Remarketed Notes pursuant to Section 10(e) hereof.

            "Fixed Charges" means, for any period, without duplication, the sum of (a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of original issue discount, (ii) the net cost of interest rate contracts (including, amortization of discounts),
(iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs, and (v) the interest component of Capitalized Lease Obligations, plus (b) all dividends and distributions paid (whether or not in cash) on Preferred Stock and Disqualified Stock by the Company or any Restricted Subsidiary (to any Person other than the Company or any of its Restricted Subsidiaries), other than dividends on Equity Interests payable solely in Qualified Equity Interests of the Company, computed on a tax effected basis, plus (c) all interest on any Indebtedness of any Person guaranteed by the Company or any of its Restricted Subsidiaries or secured by a lien on the assets of the Company or any of its Restricted Subsidiaries; provided that Fixed Charges will not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs, and (ii) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Net Income pursuant to clause (e) of the definition thereof for such period.

            "Fixed Charge Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA for such period to Fixed Charges for such period.

            "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a state thereof or the District of Columbia and that has no material operations or assets in the United States.

            "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

            "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "Guarantors" has the meaning specified in the first paragraph of this Agreement.

            "Healthcare Law" means the following laws or regulations relating to the regulation of the health care industry or to payment for services rendered by healthcare providers: (i) Sections 1877, 1128, 1128A or 1128B of the Social Security Act ("SSA"); (ii) any prohibition on the making of any false statement or misrepresentation of material facts to any governmental agency that administers a federal or state health care program (including, but not limited to, Medicare, Medicaid, and the federal Civilian Health and Medical Plan of the Uniformed Services); (iii) the licensure, certification or registration requirements of health care facilities, services or equipment, including, but not limited to, the Mammography Quality Standards Act; (iv) any state certificate of need or similar law governing the establishment of health care facilities or services or the making of health care capital expenditures; (v) any state law relating to fee-splitting or the corporate practice of medicine;
(vi) any state physician self-referral prohibition or state anti-kickback law;
(vii) any criminal offense relating to the delivery of, or claim for payment for, a healthcare item or service under any federal or state health care program; (viii) any federal or state law relating to the interference with or obstruction of any investigation into any criminal offense; and (ix) any criminal offense under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person entered into in the ordinary course of business under
(i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in interest rates, and (ii) forward exchange agreements, currency swap, currency option and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in foreign currency exchange rates.

            "Holder" means a Person in whose name a Note is registered.

            "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services,
(e) the attributable value of every

Capitalized Lease Obligation of such Person, (f) all Disqualified Stock of such Person valued at its maximum fixed repurchase price, plus accrued and unpaid dividends thereon, (g) all obligations of such Person under or in respect of Hedging Obligations, and (h) every obligation of the type referred to in clauses
(a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness is required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person will not be considered Indebtedness for purposes of this definition.

            "Investment" in any Person means, (i) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to such Person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such Person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person, or the making of any investment in such Person, (ii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (iii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. Investments exclude endorsements for deposit or collection in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

            "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon, or with respect to, any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

            "Minority Interest" means, with respect to any Person, interests in income of such Person's Subsidiaries held by Persons other than such Person or another subsidiary of such Person, as reflected on such Person's consolidated financial statements.

            "Moody's" means Moody's Investors Service and any successor thereof.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such

Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale,
(c) payments made to retire Indebtedness where such Indebtedness is secured by the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

            "Non-Recourse Indebtedness" means Indebtedness of a Person (i) as to which neither the Company nor any of its Restricted Subsidiaries (other than such Person), (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), and (ii) the obligees of which will have recourse for repayment of the principal of and interest on such Indebtedness and any fees, indemnities, expense reimbursements or other amount of whatsoever nature accrued or payable in connection with such Indebtedness solely against the assets of such Person and not against any of the assets of the Company or its Restricted Subsidiaries (other than such Person).

            "Non-U.S. Person" means a Person who is not a U.S. Person.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

            "Officers' Certificate" means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Holders, which may include internal counsel to the Company or any of its Subsidiaries admitted to practice in New York.

            "Option Amount" means an amount equal to $150,000,000 minus the aggregate principal amount of Notes outstanding immediately prior to the Exchange Date.

            "Parent" has the meaning specified in the first paragraph of this Agreement.

            "Pari Passu Indebtedness" means (a) with respect to the Notes, Indebtedness that ranks pari passu in right of payment to the Notes and (b) with respect to any Guarantee, Indebtedness that ranks pari passu in right of payment to such Guarantee.

            "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal or (or premium, if any, on) or interest on any Notes on behalf of the Company.

             "Permitted Business" means the business conducted by the Company, its Restricted Subsidiaries and Permitted Joint Ventures as of the Closing Date and any and all diagnostic imaging and information businesses that in the good faith judgment of the Board of the Company are reasonably related thereto.

            "Permitted Debt Obligations" means any of the following: (i) borrowings under any senior bank credit facility (including any senior bank credit facility syndicated to institutional lenders), (ii) Capitalized Lease Obligations, (iii) purchase money obligations, (iv) deferred purchase price obligations in the form of seller paper, (v) any debt issued to the Equity Sponsors or their Affiliates, (vi) any obligations permitted to be incurred pursuant to clauses (d) and (e) of Section 8.1 of the Credit Agreement, and
(vii) any obligations incurred to refinance any indebtedness of the Parent, Acquisition Corp., InSight or any of their subsidiaries outstanding on the Closing Date (other than the Existing Notes and the Notes), which obligations are (x) in the form of Permitted Debt Obligations or (y) in a substantially similar form of indebtedness as the indebtedness so being refinanced.

            "Permitted Indebtedness" has the meaning set forth in Section 5(i) hereof.

            "Permitted Investments" means any of the following:

            (a) Investments in (i) United States dollars (including such dollars as are held as overnight bank deposits and demand deposits with banks),
      (ii) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (iii) certificates of deposit, Euro-dollar time deposits or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; (iv) any shares of money market mutual or similar funds having assets in excess of $500,000,000; (v) repurchase obligations with a term not exceeding seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; and (vi) commercial paper with a maturity of one year or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having a rating (A) from Moody's of at least P-1 or (B) from S&P of at least A-1;

            (b) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

            (c) Investments by the Company or a Restricted Subsidiary in the Company or a Restricted Subsidiary;

            (d)   Investments in existence on the Closing Date;

            (e) promissory notes or other evidence of Indebtedness received as a result of Asset Sales permitted under Section 5(j) hereof;

            (f) loans or advances to officers, directors and employees of the Company or any of its Restricted Subsidiaries made (i) in the ordinary course of business in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding or (ii) in connection with the purchase by such Persons of Equity Interests of the Parent so long as the cash proceeds of such purchase received by the Parent are contemporaneously remitted by the Parent to the Company as a capital contribution;

            (g) any Investment by the Company or any Restricted Subsidiary of the Company in Permitted Joint Ventures made after the Closing Date having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not exceeding the greater of (i) $30,000,000 and (ii) 10% of the Consolidated Tangible Assets of the Company as of the last day of the most recent full fiscal quarter ending immediately prior to the date of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

            (h) any Investment by the Company or any Restricted Subsidiary in a trust, limited liability company, special purpose entity or other similar entity in connection with a Receivables Program; provided, that (A) such Investment is made by a Receivables Subsidiary and (B) the only assets transferred to such trust, limited liability company, special purpose entity or other similar entity consist of Receivables and Related Assets of such Receivables Subsidiary; and

            (i) other Investments that do not exceed $20,000,000 in the aggregate at any one time outstanding.

            "Permitted Joint Venture" means any joint venture, partnership or other Person designated by the Board of the Company, (i) at least 20% of whose Capital Stock with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time owned (beneficially or directly) by the Company and/or by one or more Restricted Subsidiaries of the Company and if the Company owns more than 50% of the Capital Stock of the Permitted Joint Venture, such Permitted Joint Venture is either a Restricted Subsidiary of the Company or has been designated as an Unrestricted Subsidiary of the Company in accordance with the provisions of
Section 5(q) hereof, (ii) (x) if it is an Unrestricted Subsidiary, all Indebtedness of such Person is Non-Recourse Indebtedness or (y) if it is a Person other than an Unrestricted Subsidiary, either all Indebtedness of such Person is Non-Recourse Indebtedness or the only Indebtedness of such Person that is not Non-Recourse Indebtedness is Indebtedness as to which any guarantee provided by the Company or a Restricted Subsidiary complies with the provisions of Sections

5(g) and 5(i) hereof, and (iii) which is engaged in a Permitted Business; provided that each of Berwyn Magnetic Resonance Center, LLC, Garfield Imaging Center, Ltd., Tom's River Imaging Associates, L.P., St. John's Regional Imaging Center, LLC, Dublin Diagnostic Imaging, LLC, Connecticut Lithotripsy, LLC, Northern Indiana Oncology Center of Porter Memorial Hospital, LLC, Lockport MRI, LLC, Wilkes-Barre Imaging, LLC, Sun Coast Imaging Center, LLC, Granada Hills Open MRI, LLC, Daniel Freeman MRI, LLC, InSight-Premier Health, LLC, Southern Connecticut Imaging Centers, LLC, Parkway Imaging Center, LLC, Metabolic Imaging of Kentucky, LLC, Maine Molecular Imaging, LLC, Greater Waterbury Imaging Center, L.P. and Central Maine Magnetic Imaging Associates shall be deemed to be a Permitted Joint Venture. Any such designation (other than with respect to the Persons identified in the preceding sentence) shall be evidenced to the Holders by promptly mailing to the Holders a copy of the resolution giving effect to such designation and an officer's certificate certifying that such designation complied with the foregoing provisions.

            "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded plus accrued interest plus the lesser of the amount of any premium required to be paid in connection with such refinancings pursuant to the terms of such indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing (in each case plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Permitted Refinancing Indebtedness shall not include Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of a Subsidiary Guarantor.

            "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Preferred Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participation, rights in or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

            "Principals" means the Equity Sponsors and their respective Affiliates.

            "Private Offering" is any offering by the Purchaser of some or all of the Securities without registration under the Securities Act.

            "Private Placement Legend" means the legend set forth in Section 10(d) to be placed on all Notes issued under this Agreement except where otherwise permitted by the provisions of this Agreement.

            "Public Equity Offering" means an offer and sale of Capital Stock (other than Disqualified Stock) of the Company or the Parent pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

            "Purchase Agreement" has the meaning specified in Section 10(a) hereof.

            "purchase money obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the construction and/or acquisition of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost of such property, and incurred within 90 days after the date of such construction or acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business); provided, however, that any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

            "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

            "Receivables and Related Assets" means accounts receivable, instruments, chattel paper, health care insurance receivables, obligations, general intangibles and other similar assets, including interest in merchandise or goods, the sale or lease of which give rise to the foregoing, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all the foregoing.

            "Receivables Program" means, with respect to any Person, any securitization program pursuant to which such Person pledges, sells or otherwise transfers or encumbers its Receivables and Related Assets, including a trust, limited liability company, special purpose entity or other similar entity.

            "Receivables Subsidiary" means a Wholly Owned Subsidiary (i) created for the purpose of financing Receivables and Related Assets created in the ordinary course of business of the Company and its Subsidiaries and (ii) the sole assets of which consist of Receivables and Related Assets of the Company and its Subsidiaries and Permitted Investments.

            "Regulation S" means Regulation S promulgated under the Securities Act.

            "Related Party" means:

            (a) any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

            (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause.

            "Remarketed Notes" has the meaning set forth in Section 10(a) hereof.

            "Remarketed Notes Registration Rights Agreement" has the meaning set forth in Section 10(a) hereof.

            "Representative" means the trustee, agent or representative for any Senior Indebtedness.

            "Restricted Investment" means any Investment other than a Permitted Investment.

            "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary. Notwithstanding anything to the contrary herein or in the Notes, Toms River Imaging Associates L.P. shall be deemed to be a Restricted Subsidiary of InSight for purposes of this Agreement and the Notes so long as InSight or the Guarantors, directly or indirectly, own at least 50% of the Voting Stock thereof.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "Rule 501(b) Affiliate" means, with respect to any Person, an affiliate (as such term is defined in Rule 501(b) under the Securities Act) of such Person.

            "Rule 903" means Rule 903 promulgated under the Securities Act.

            "Rule 904" means Rule 904 promulgated the Securities Act.

            "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

            "Senior Bank Debt" means the Obligations outstanding under the Credit Agreement.

            "Senior Indebtedness" means (i) the Senior Bank Debt and any Hedging Obligations owing by the Company or any Guarantor to any lender which is a party to the Credit Agreement (or to any Affiliate of any such lender), (ii) any other Indebtedness permitted to be incurred by the Company or any Restricted Subsidiary under the terms of this Agreement and (iii) any Indebtedness of the Parent, unless, in the case of clauses (ii) and (iii), the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Indebtedness for money borrowed. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include
(i) Indebtedness evidenced by the Notes or the Guarantees, (ii) Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to any Senior Indebtedness of the Company or such Guarantor or the Notes or such Guarantor's Guarantee, (iii) Indebtedness of the Company that by operation of law is subordinate to any general unsecured obligations of the Company, (iv) Indebtedness of the Company or any Guarantor to the extent incurred in violation of this Agreement, (v) any liability for federal, state or local taxes or other taxes, owed or owing by the Company or the Parent, (vi) trade account payables owed or owing by the Company or any Guarantor, (vii) amounts owed by the Company or any Guarantor for compensation to employees or for services rendered to the Company or such Guarantor, (viii) Indebtedness of the Company to any Restricted Subsidiary or any other Affiliate of the Company, (ix) Disqualified Stock of the Company or any Guarantor (x) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code is without recourse to the Company or any Restricted Subsidiary and (xi) any Existing Notes outstanding following consummation of the Acquisition.

            "Significant Subsidiary" means any Restricted Subsidiary of the Company that, together with its Subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated net revenues of the Company and its Subsidiaries, (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year or (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during such entire fiscal year.

             "Solvent" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "S&P" means Standard & Poor's Ratings Group and any successor thereof.

            "Sponsor Parties" means J.W. Childs Associates, L.P. and The Halifax Group, L.L.C.

            "Standard Securitization Undertaking" means representations, warranties, covenants and indemnities entered into by the Company or any of its Restricted Subsidiaries that are reasonably customary in an accounts receivable transaction.

            "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable.

            "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment to the Notes or the Guarantee issued by such Guarantor, as the case may be.

            "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company. Notwithstanding anything to the contrary herein or in the Notes, Toms River Imaging Associates, L.P. shall be deemed to be a Subsidiary of InSight for purposes of this Agreement and the Notes so long as InSight and the Guarantors, directly or indirectly, own at least 50% of the Voting Stock thereof.

            "Subsidiary Guarantors" has the meaning specified in the second paragraph of this Agreement.

            "Trustee" has the meaning specified in Section 10(a).

            "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of the Company as an Unrestricted Subsidiary in accordance with Section 5(q) hereof and (b) any Subsidiary of an Unrestricted Subsidiary.

            "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

            "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

            "Weighted Average Life" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

            "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Voting Stock (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which is owned, directly or indirectly, by the Company.

            "Wholly Owned Subsidiary" means any Subsidiary, all of the outstanding Voting Stock (other than directors' qualifying shares or shares of foreign Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which is owned, directly or indirectly, by the Company.

            Section 2. Representations and Warranties. Acquisition Corp., InSight and each of the Guarantors hereby represents, warrants and covenants to the Purchaser as follows:

            (a) No Registration Required. Subject to compliance by the Purchaser with the procedures set forth in Section 10 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchaser to register the Securities under the Securities Act.

            (b) No Integration of Offerings or General Solicitation. None of Acquisition Corp., InSight or the Guarantors has, directly or indirectly, solicited any offer to buy or offered to sell, and none of them will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Rule 501(b) Affiliates or any person acting on its or any of their behalf (other than the Purchaser, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

            (c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

            (d) The Note Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, Acquisition Corp., InSight and each Guarantor, enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity).

            (e) The Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by, and (subject to its adoption by the shareholders of the Company) is a valid and binding agreement of the Parent, Acquisition Corp. and InSight, enforceable against the Parent, Acquisition Corp. and InSight in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity).

            (f) Authorization of the Securities. (i) The Notes to be purchased by the Purchaser from Acquisition Corp. are in the form contemplated by this Agreement, have been duly authorized for issuance and sale pursuant to this Agreement and, at the Closing Date, will have been duly executed by Acquisition Corp. and, when delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of this Agreement.

            (ii) The Guarantees are in the respective forms contemplated by this Agreement, have been duly authorized for issuance and sale pursuant to this Agreement and have been duly executed by each of the Guarantors and, when the Notes have been delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of this Agreement.

            (g) No Material Adverse Change. Except as otherwise disclosed in the Draft Offering Memorandum, since June 30, 2001, (i) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the business, assets, properties, liabilities (contingent or otherwise) or operations, of Acquisition Corp. or the Parent, or InSight and its Subsidiaries considered as one entity; (ii) any development that could result in a material delay of the consummation of the Merger or result in the termination of the Merger Agreement (any such change or development referred to in clauses (i) and (ii) above is called a "Material Adverse Change"); (iii) Acquisition Corp. and the Parent, and InSight and its Subsidiaries considered as one entity have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, except in connection with the Merger and related transactions; and (iv) there has been no dividend or distribution of any kind declared, paid or made by Acquisition Corp., the Parent, InSight or any of its Subsidiaries on any class of Capital Stock (except for dividends paid by a Subsidiary of InSight to InSight or to another Subsidiary of

InSight) or repurchase or redemption by Acquisition Corp., the Parent, InSight or any of its Subsidiaries of any class of Capital Stock.

            (h) Independent Accountants. Arthur Andersen LLP (the "Independent Accountants"), who have audited the financial statements of InSight, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

            (i) Preparation of the Financial Statements. The consolidated financial statements, together with the related notes, of InSight included in the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2001 filed with the SEC on September 14, 2001, present fairly, in all material respects, the consolidated financial position of InSight and its Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified and comply as to form with the applicable requirements of the Securities Act and Regulation S-X. Such financial statements have been prepared in conformity with GAAP as applied in the United States of America applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The unaudited pro forma financial data of InSight and its Subsidiaries, and the related notes thereto included in the Draft Offering Memorandum present fairly in all material respects the information contained therein, have been prepared in accordance with the SEC's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are believed to be reasonable in light of then existing conditions and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (j) Incorporation and Good Standing of Acquisition Corp., the Parent, InSight and its Subsidiaries. Each of the Parent, Acquisition Corp., InSight and the Subsidiaries of InSight has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization; each of the Parent, Acquisition Corp., InSight and the Subsidiaries of InSight has the power and authority to own, lease and operate its properties and to conduct its business as described in the Draft Offering Memorandum; and each of the Parent, Acquisition Corp., InSight and the Subsidiary Guarantors has the power and authority to enter into and/or perform its obligations, as the case may be, under each of this Agreement, the Notes and the Guarantees to which it is a party. Each of the Parent, Acquisition Corp., InSight and each of its Subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

            (k) Capitalization and Other Capital Stock Matters. At June 30, 2001, InSight had the authorized, issued and outstanding capitalization as set forth in the Draft Offering Memorandum under the caption "Capitalization" under the heading "Actual." At June 30, 2001, on a consolidated basis, after giving pro forma effect to (i) the issuance and sale of the Securities pursuant hereto,
(ii) the consummation of the Merger, (iii) the funding under the Credit Agreement, (iv) the Equity Contribution, (v) the Option Rollover and (vi) the application of the proceeds from the issuance and sale of the Securities, the funding under the Credit Agreement, the Equity Contribution and the Option Rollover to the refinancing transactions described under the caption "Use of Proceeds" in the Draft Offering Memorandum, the Company would have an authorized and outstanding capitalization as set forth in the Draft Offering Memorandum under the caption "Capitalization" under the heading "Pro Forma." All of the outstanding shares of capital stock of the Parent, Acquisition Corp. and InSight have been, and in the case of InSight after consummation of the Merger will be, duly authorized and validly issued, are fully paid and nonassessable. None of the outstanding shares of capital stock of the Parent or Acquisition Corp. were, or in the case of InSight after the consummation of the Merger will be, issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Parent, Acquisition Corp. or InSight, as the case may be. Except as set forth in Schedule B hereto, and except for rights of first refusal or "tag-along" or "drag along" rights customarily contained in stockholders' agreements, partnership agreements or joint venture operating agreements, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Parent, Acquisition Corp. or InSight or any of its Subsidiaries, other than those described in the Draft Offering Memorandum. The description of InSight's stock option, stock bonus, stock purchase and other stock plans or arrangements to be in effect immediately following the consummation of the Merger as contemplated by the Merger Agreement, and the options or other rights granted thereunder, set forth in the Draft Offering Memorandum accurately and fairly describes, in all material respects, such plans, arrangements, options and rights. As of the date hereof, all of the issued and outstanding capital stock of Acquisition Corp. has been duly authorized and validly issued, is fully paid and nonassessable and is owned directly by the Parent, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim and, following the Merger, all of the issued and outstanding capital stock of InSight will have been duly authorized and validly issued, fully paid and nonassessable and will be owned directly by the Parent, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. In addition, all of the issued and outstanding capital stock of each Subsidiary of InSight has been duly authorized and validly issued, is fully paid and nonassessable and is owned by InSight, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for any security interests, mortgages, pledges, liens, encumbrances or claims of the lenders existing (x) under the Fourth Amendment and Restatement of Credit Agreement, dated as of June 12, 1998, as amended by the Fifth and Sixth Amendments, among InSight, the Subsidiary Guarantors, Bank of America, N.A., as agent and the lenders thereunder (the "Existing Credit Agreement") and (y) under Credit Agreement. The only Subsidiaries of InSight are hose Subsidiaries listed in Schedule C hereto.

            (l) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Parent, Acquisition Corp., InSight or any of its Subsidiaries is in violation of its charter or by-laws or is in default or has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default (solely for purposes of this paragraph (l), a "Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, license or other instrument to which the Parent, Acquisition Corp., InSight or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Parent, Acquisition Corp., InSight or any of its Subsidiaries is subject

(each, an "Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change or except for such defaults that have been waived in writing. InSight's, Acquisition Corp.'s and each Guarantor's execution, delivery and performance of this Agreement and the issuance and delivery by Acquisition Corp. and the Guarantors of the Securities, and consummation of the transactions contemplated hereby and thereby and the Parent's, Acquisition Corp.'s and (subject to the approval by InSight's shareholders of the Merger Agreement and the consummation of the transactions contemplated thereby) InSight's execution, delivery and performance of the Merger Agreement and related agreements and the consummation of the transactions contemplated hereby and thereby and by the Draft Offering Memorandum (including the entering into and funding of the Credit Facilities, the Equity Contribution and the Option Rollover) (i) will not result in any violation of the provisions of the limited partnership agreement, charter or by-laws, as applicable, of the Parent, Acquisition Corp., InSight or any of its Subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent, Acquisition Corp., InSight or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and except for any conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges or encumbrances under the Existing Credit Agreement, and
(iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Parent, Acquisition Corp., InSight or any of its Subsidiaries except for such violations that would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for Acquisition Corp.'s, InSight's or each Guarantor's execution, delivery and performance of this Agreement or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and the other Transactions, except such as will be obtained by Acquisition Corp., InSight or the Guarantors and are in full force and effect under the Securities Act and such as may be required under state securities laws or the blue sky laws of any jurisdiction.

            (m) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the knowledge of the Parent, Acquisition Corp. and InSight, threatened (i) against or affecting the Parent, Acquisition Corp., InSight or any of its Subsidiaries,
(ii) which has as the subject thereof any property owned or leased by, the Parent, Acquisition Corp., InSight or any of its Subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Parent, Acquisition Corp., InSight or such Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or materially and adversely affect the consummation of the Merger and related transactions or the transactions contemplated by this Agreement.

            (n) Intellectual Property Rights. InSight and its Subsidiaries own, possess or license sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither

InSight nor any of its Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or filing would reasonably be expected to result in a Material Adverse Change and, except as otherwise disclosed in the Draft Offering Memorandum, neither InSight nor any of its Subsidiaries is in default under the terms of any license or similar agreement related to any Intellectual Property Rights necessary to conduct their business as now conducted or contemplated except as would not reasonably be expected to result in a Material Adverse Change.

            (o) All Necessary Permits, etc. InSight and each of its Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate municipal, state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as now conducted except as would not reasonably be expected to result in a Material Adverse Change, and neither InSight nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

            (p) Regulatory Matters. To the knowledge of Acquisition Corp., the Parent, InSight and each Subsidiary Guarantor, none of (i) InSight, any of its Subsidiaries, or the officers, directors, employees, or agents (as defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) of InSight or any of its Subsidiaries, or (ii) any entity which InSight or any of its Subsidiaries manages or for which InSight or any of its Subsidiaries provides billing services ("Managed Entity") or the employees of any Managed Entity who are leased from InSight or any of its Subsidiaries, has been charged with, or has been or is being investigated with respect to, any activity (and with respect to the officers, directors, agents and employees of InSight or any of its Subsidiaries or any employee of any Managed Entity as described above, only as to any activity during their employment or association with InSight, any Subsidiary of InSight or any Managed Entity) that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law. To the knowledge of Acquisition Corp., the Parent, InSight and each Subsidiary Guarantor, no person who, immediately after the Merger will have a direct or indirect ownership interest of 5% or more (as those terms are defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) in InSight or any Subsidiary of InSight, has been charged with, or has been or is being investigated with respect to, any activity involving InSight or any of its Subsidiaries that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law. To the actual knowledge of the officers of InSight, none of the officers, directors and agents of any Managed Entity has been charged with, or has been or is being investigated with respect to, any activity during their employment or association with any Managed Entity that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law. To the actual knowledge of the officers of InSight, no person who immediately after the Merger will have a direct or indirect ownership interest of 5% or more (as those terms are defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) in a Managed Entity has been charged with, or has been or is being investigated with respect to, any activity in connection with the Managed Entity that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law. To the knowledge of Acquisition Corp., the Parent, InSight and each Subsidiary Guarantor, none of InSight, any of its Subsidiaries, any Managed Entity or any of the officers, directors, employees or agents (as described above) of InSight or any of its Subsidiaries or any employee of any Managed Entity who is leased from InSight or any Subsidiary of InSight, has engaged in any activity (and with respect to the officers, directors, agents and employees of InSight or any Subsidiary of InSight or any employee of any Managed Entity as described above, only as to any activity during their employment or association with InSight, any Subsidiary of InSight or any Managed Entity) that materially contravenes or constitutes a material violation of any Healthcare Law during their employment or association with InSight, any Subsidiary of InSight, or any Managed Entity. To the actual knowledge of the officers of InSight, none of the officers, directors or agents of any Managed Entity has engaged in any activity during their employment or association with InSight, any Subsidiary of InSight or any Managed Entity that materially contravenes or constitutes a material violation of any Healthcare Law.

            (q) Medicare/Medicaid Participation. To the knowledge of Acquisition Corp., the Parent, InSight and each Subsidiary, none of InSight, any of its Subsidiaries, or any existing officers or directors of InSight or the respective Subsidiary who is expected to be an officer, director, agent (as defined in 42 C.F.R. Section 1001.1001(a)(2)), or managing employee (as defined in SSA Section 1126(b) or any regulations promulgated thereunder) of InSight or the respective
Subsidiary: (1) has had a material civil monetary penalty assessed against it under Section 1128A of the SSA or any regulations promulgated thereunder; (2) has been excluded from participation under the Medicare program or a federal or state health care program; or (3) has been convicted (as that term in defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder: (i) criminal offenses relating to the delivery of an item or service under Medicare or any federal or state health care program; (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service; criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency; (iii) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described above in this paragraph; or (iv) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance. InSight, a Subsidiary of InSight, or an entity owned in whole or in part by InSight or a Subsidiary of InSight has a Medicare provider number, and a participating provider agreement in force with a Medicare Part B carrier, and materially meets all applicable Medicare conditions of coverage, in each locale, as applicable, in which InSight, such Subsidiary or such entity bills directly to Medicare for services furnished by InSight, such Subsidiary or such entity. InSight, a Subsidiary of InSight, or an entity owned in whole or in part by InSight or a Subsidiary of InSight has a Medicare provider number, and a participating provider agreement, and materially satisfies all applicable Medicaid conditions of coverage, in each state, as applicable, in which InSight, such Subsidiary, or such other entity bills directly to such state's Medicaid agency for services provided by InSight, such Subsidiary, or such other entity for Medicaid patients.

            (r) Title to Properties. Except as otherwise disclosed in the Draft Offering Memorandum, InSight and each of its Subsidiaries have good and marketable title to all their properties and assets reflected as owned in the financial statements referred to in Section 2(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as would not reasonably be expected to result in a Material Adverse Change and except for such security interests, mortgages, liens or encumbrances in favor of the lenders under the Existing Credit Agreement. Any real property, improvements, equipment and personal property held under lease by InSight or any of its Subsidiaries are held under valid and enforceable leases, except for such invalidations and unenforceabilities as would not reasonably be expected to result in a Material Adverse Change. Neither the Parent nor Acquisition Corp., immediately prior to the consummation of the Merger, owns any property or assets (other than, in the case of the Parent, all of the issued and outstanding Capital Stock of Acquisition Corp.).

            (s) Material Agreements. The agreements, contracts or instruments listed as exhibits to the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2001 filed with the SEC on September 14, 2001 and those listed in Schedule D attached hereto are the only agreements, contracts or instruments binding upon the Parent, Acquisition Corp., InSight and/or its Subsidiaries, or will be binding upon the Parent, InSight or its Subsidiaries after the consummation of the Merger, that provide for the payments by the Parent, Acquisition Corp., InSight or any of its Subsidiaries after the date hereof of $2,000,000 or more.

            (t) Tax Law Compliance. InSight and its Subsidiaries have filed all material federal, state and foreign income and franchise tax returns required to be filed and have paid all taxes shown on such returns required to be paid by any of them which are due and payable and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. InSight and each Subsidiary Guarantor has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of InSight or any of its Subsidiaries has not been finally determined, except where such failure would not reasonably be expected to result in a Material Adverse Change.

            (u) InSight, Acquisition Corp. and the Parent not an "Investment Company". The Parent, Acquisition Corp. and InSight have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). None of the Parent, Acquisition Corp. or InSight is, nor after receipt of payment for the Securities, the consummation of the Merger and the application of the proceeds as described in the Draft Offering Memorandum under "Use of Proceeds" will the Parent or InSight be, an "investment company" within the meaning of Investment Company Act and each of the Parent and the Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

            (v) Insurance. Each of InSight and its Subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by InSight and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. InSight has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. To the best of InSight's knowledge, after due inquiry, neither InSight nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied and there are no claims by InSight or any of its Subsidiaries under any current insurance policy as to which any insurance company or institution is denying, or will deny, liability or coverage or defending under a reservation of rights clause.

            (w) No Price Stabilization or Manipulation. None of Acquisition Corp., InSight, the Guarantors or any of their respective affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of InSight to facilitate the sale or resale of the Securities.

            (x) Solvency. The Parent, Acquisition Corp. and InSight and InSight's Subsidiaries is, and, after giving effect to the sale of the Notes, the Merger, the funding of the Credit Facilities, the Equity Contribution, the Option Rollover and the application of the proceeds from the sale of the Notes, the funding of the Credit Facilities, the Equity Contribution and the Option Rollover to the refinancing transactions described in the Draft Offering Memorandum, will, taken as whole, be, Solvent.

            (y) No Unlawful Contributions or Other Payments. Neither InSight nor any of its Subsidiaries nor, to the best of Acquisition Corp.'s, InSight's or any Guarantor's knowledge, any employee or agent of InSight or any Subsidiary of InSight, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.

            (z) Company's Accounting System. InSight and each of its Subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (aa) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) InSight and each of its Subsidiaries have all permits, authorizations and approvals required under any Environmental Laws and are in compliance with their requirements, (ii) neither InSight nor any of its Subsidiaries, to the knowledge of InSight, after due inquiry, is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of InSight or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has InSight or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that InSight or any of its Subsidiaries is in violation of any Environmental Law; (iii) there is, to the knowledge of InSight, after due inquiry, no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which InSight or any Subsidiary has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by InSight or any of its Subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of Acquisition Corp.'s, InSight's or any Guarantor's knowledge, threatened against InSight or any of its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iv) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against InSight or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim InSight or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

            (bb) ERISA Compliance. InSight and its Subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by InSight, its Subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all respects with ERISA or, if not in compliance, would not reasonably be expected to result in a Material Adverse Change. "ERISA Affiliate" means, with respect to InSight or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which InSight or such Subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by InSight, its Subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by InSight, its Subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither InSight, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by InSight, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

            (cc)  Taxes; Fees.   There are no stamp or other issuance or
transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by Acquisition Corp. of the Securities.

            (dd) No Labor Disputes. As of the date hereof, (i) there is no unfair labor practice complaint pending against InSight or any of its Subsidiaries or, to the best knowledge of InSight, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against InSight or any of its Subsidiaries or, to the best knowledge of InSight, threatened against any of them, (ii) there is no material strike, labor dispute, slowdown or stoppage pending against InSight or any of its Subsidiaries or, to the knowledge of InSight, threatened against InSight and (iii) InSight is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal customers, suppliers, manufacturers or contractors, in each case which is likely to result in a Material Adverse Change.

            (ee) No Operations. Neither the Parent nor Acquisition Corp. has any subsidiaries (other than, in the case of the Parent, Acquisition Corp.) or has conducted any business prior to the date hereof other than in connection with the transactions contemplated by this Agreement, the Draft Offering Memorandum and the Merger Agreement.

            Any certificate signed by an officer of Acquisition Corp., InSight or any Guarantor and delivered to the Purchaser pursuant to this Agreement or to counsel for the Purchaser shall be deemed to be a representation and warranty by Acquisition Corp., InSight or such Guarantor to the Purchaser as to the matters set forth therein.

            Section 3.  Purchase, Sale and Delivery of the Securities.

            (a) The Securities. Acquisition Corp. has authorized the issue and sale of $200,000,000 aggregate principal amount of 12-1/8% Senior Subordinated Notes due 2011 in the form of Exhibit F hereto. Acquisition Corp. agrees to issue and sell to the Purchaser all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Purchaser agrees to purchase from Acquisition Corp. all of the Notes, at a purchase price of 96.75% of the principal amount thereof payable on the Closing Date (it being acknowledged that the discount of 3.25% shall be in satisfaction of the fees payable by the Company to BAS pursuant to Section 1 and the first paragraph of Section 2 of the Fee Letter).

            (b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Purchaser and payment therefor shall be made at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York (or such other place as may be agreed to by the Sponsor Parties, the Company and the Purchaser) on the Closing Date contemporaneously with the consummation of the Merger.

            (c) Delivery of the Securities. Acquisition Corp. shall deliver, or cause to be delivered, to the Purchaser certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations as the Purchaser shall have specified to the Company in writing one Business Day prior to the Closing Date and registered in the name of the Purchaser. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Purchaser.

            (d) Purchaser as a Qualified Institutional Buyer. The Purchaser represents and warrants to, and agrees with, Acquisition Corp. that it is a QIB and an "accredited investor" within the meaning of Rule 501 under the Securities Act.

            Section 4.  Redemption Procedures.

            (a) Notices to Holders. If the Company elects to redeem Notes pursuant to the optional redemption provisions of this Agreement, it shall mail to each Holder, at least 30 days (or, if the Notes are then held only by the Purchaser and/or any of its Rule 501(b) Affiliates, 15 days) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Agreement pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

            (b) Selection of Notes to Be Redeemed. In case the Company is entitled to, and elects to, redeem less than all of the Notes, the Company shall redeem the Notes pro rata from each Holder (or as nearly pro rata as practicable). For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

            No Notes in amounts of $1,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Agreement that apply to Notes called for redemption also apply to portions of Notes called for redemption.

            (c) Notice of Redemption. Subject to the provisions of this Agreement, at least 30 days (or, if the Notes are then held only by the Purchaser and/or any of its Rule 501(b) Affiliates, 15 days) but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

            The notice shall identify the Notes to be redeemed and shall state:

            1.    the redemption date;

            2.    the redemption price;

            3. if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

            4. the name and address of the Paying Agent (if other than the Company);

            5. that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

            6. that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date; and

            7. the paragraph of the Notes and/or Section of this Agreement pursuant to which the Notes called for redemption are being redeemed.

            (d) Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with this Agreement, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

            (e) Deposit of Redemption Price. One Business Day prior to the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Holder in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in this Agreement.

            (f) Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $1,000 or less shall be redeemed in part.

            (g) Optional Redemption. (i) Except as set forth in clause (ii) of this Section 4(g), the Notes shall not be redeemable at the Company's option prior to October 15, 2006. Thereafter, the Company may redeem all or a part of the Notes from time to time, upon not less than 30 days' (or, if the Notes are then held only by the Purchaser and/or any of its Rule 501(b) Affiliates, 15 days) nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

               YEAR                                     PERCENTAGE
               2006...................................    106.063%
               2007...................................    104.042%
               2008...................................    102.021%
               2009 and thereafter....................    100.000%

            (ii) At any time prior to October 17, 2004, the Company may redeem
(i) up to 35% of the initial aggregate principal amount of the Notes at a redemption price of 112.125% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, or (ii) all, but not less than all, of the Notes at a redemption price equal to $18,000,000, in each case in connection with the initial Public Equity Offering of the Company (or of the Parent, to the extent such proceeds are contributed to the common equity of the Company); provided that the redemption must occur within 60 days of the date of the closing of such initial Public Equity Offering.

            (h) Mandatory Redemption. Except as set forth in Section 5(j) and 5(o) hereof, the Company is not required to make a mandatory redemption or sinking fund payments with respect to the Notes.

            (i) Repurchase Offers. In the event that, pursuant to Sections 5(j) and 5(o) hereof, the Company shall be required to commence an offer to all Holders to purchase their respective Notes (a "Repurchase Offer"), it shall follow the procedures specified below:

                  (1) The Repurchase Offer shall remain open for a period of not less than 30 days and not more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Sections 5(j) and 5(o) hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  (2) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

                  (3) Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, postage prepaid, a notice to each of the Holders.

            The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

                        (A) that the Repurchase Offer is being made pursuant to
                  this Section and Section 5(j) or Section 5(o) hereof, and the length of time the Repurchase Offer shall remain open;

                        (B) the Offer Amount, the purchase price and the Purchase Date;

                        (C) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

                        (D) that, unless the Company defaults in making such
                  payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrete or accrue interest and Liquidated Damages, if any, after the Purchase Date;

                        (E) that Holders electing to have a Note purchased
                  pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                        (F) that Holders electing to have a Note purchased
                  pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                        (G) that Holders shall be entitled to withdraw their
                  election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the offer period of the Repurchase Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased; and

                        (H) that Holders whose Notes were purchased only in part
                  shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  (4) On the Purchase Date, the Company shall, to the extent lawful, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company, shall promptly issue a new Note and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the respective Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.

                  (5) The Company shall comply with the requirements of Rule
            14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Excess Proceeds Offer.

                  (6) Other than as specifically provided in this Section, any purchase pursuant to this Section shall be made pursuant to the provisions of Sections 4(a) through 4(f) hereof.

            Section 5. Covenants. The Company covenants and agrees with the Purchaser as follows:

            (a) Payment of Notes. (i) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 1:00 p.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

            (ii) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

            (b)   [Intentionally Omitted].

            (c) Reports. Whether or not required by the SEC, so long as any Notes are outstanding, the Company will file with the SEC all such annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13(a) or 15(d) under the Exchange Act. The Company shall also be required (i) to supply to each Holder, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the SEC or the date on which the Company would be required to file such reports and documents if the Company were so required and (ii) if filing such reports and documents is not accepted by the SEC or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder promptly upon written request.

            Notwithstanding the foregoing, so long as the Parent guarantees the Notes, the reports, information and other documents required to be filed and provided as described above may be those of the Parent, rather than of the Company, so long as such filings (i) would satisfy the requirements of the Exchange Act and (ii) disclose the results of operations and financial condition in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section in at least such detail as would be required if the Company were filing such report.

            (d) Compliance Certificate. The Company and each Guarantor shall deliver to the Holders, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

            So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to clause 1 of Section 5(c) above shall be accompanied by a written statement of the Company's independent public accountants (which shall be the Independent Accountants or another firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Section 5 of this Agreement or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            The Company shall, so long as any of the Notes are outstanding, deliver to the Holders, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

            (e) Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

            (f) Stay, Extension and Usury Laws. The Company and each of the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement.

            (g) Restricted Payments. (i) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

                  (1) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary, other than (i) dividends or distributions payable solely in Qualified Equity Interests or (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or a Wholly Owned Restricted Subsidiary or to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis;

                  (2) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock, or any options, warrants or other rights to acquire such shares of Capital Stock, of the Company, any direct or indirect parent of the Company or any Subsidiary of the Company (other than a Wholly Owned Restricted Subsidiary);

                  (3) make any principal payment on, or repurchase, redeem,
            defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness; or

                  (4) make any Investment (other than a Permitted Investment) in any Person (such payments or other actions described in (but not excluded from) clauses (1) through (4) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

                        (A) no Default or Event of Default has occurred and is continuing;

                        (B) the Company would, at the time of such Restricted
                  Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of
                  Section 5(i) hereof; and

                        (C) the aggregate amount of all Restricted Payments made
                  after the Closing Date does not exceed the sum of:

                              (I) 50% of the aggregate Consolidated Net Income of the Company during the period (taken as one accounting period) from the first day of the Company's first fiscal quarter commencing after the Closing Date to the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income is a loss, minus 100% of such amount); plus

                              (II) 100% of the aggregate net cash proceeds received by the Company after the Closing Date as a capital contribution or from the issuance or sale (other than to a Subsidiary) of either (1) Qualified Equity Interests of the Company or (2) debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange.

            (ii) The preceding provisions will not prohibit, so long as no Default or Event of Default has occurred and is continuing or would occur:

                  (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provisions;

                  (2) the repurchase, redemption or other acquisition or
            retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company or of the Parent, the proceeds of which are contributed to the Company as a capital contribution on a substantially concurrent basis;

                  (3) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Equity Interests of the Company or of the Parent, the proceeds of which are contributed to the Company as a capital contribution on a substantially concurrent basis;

                  (4) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, Subordinated Indebtedness, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause (4) of the definition of Permitted Indebtedness;

                  (5) the repurchase of any Subordinated Indebtedness at a
            purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to Section 5(o) hereof; provided that prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in

            Section 5(o) hereof with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

                  (6) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities, or any dividend, distribution or advance to the Parent for the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Parent, options on any such shares or related stock appreciation rights or similar securities, in each case held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates) of the Company, the Parent or any Subsidiary of the Company, as applicable, or by any employee benefit plan of the Company, the Parent or any Subsidiary of the Company, as applicable, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate amount of cash applied by the Company for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock of the Company or the Parent after the Closing Date does not exceed $7,500,000 in the aggregate (excluding for purposes of calculating such amount the aggregate amount received by any Person in connection with such purchase, redemption, acquisition, cancellation or other retirement of such shares that is concurrently used to repay loans made to such Person by the Company pursuant to clause (f) of the definition of "Permitted Investment");

                  (7) the payment of dividends or other distributions or the making of loans or advances to the Parent in amounts required for the Parent to pay franchise taxes and other fees required to maintain its existence and provide for all other customary operating costs of the Parent to the extent attributable to the ownership and operation of the Company and its Restricted Subsidiaries, including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other customary costs and expenses including all costs and expenses with respect to filings with the SEC;

                  (8) the payment of dividends or other distributions by the
            Company to the Parent in amounts required to pay the tax obligations of the Parent attributable to the Company and its Subsidiaries, determined as if the Company and its Subsidiaries had filed a separate consolidated, combined or unitary return for the relevant taxing jurisdiction; provided that (x) the amount of dividends paid pursuant to this clause (8) to enable the Parent to pay Federal and state income taxes (and franchise taxes based on income) at any time shall not exceed the amount of such Federal and state income taxes (and franchise taxes based on income) actually owing by the Parent at such time to the respective tax authorities for the respective period and (y) any refunds received by the Parent attributable to the Company or any of its Restricted Subsidiaries shall promptly be released by the Parent to the Company through a contribution or purchase of common stock (other than Disqualified Stock) of the Company;

                  (9) the payment of dividends or other distributions or the making of loans or advances to the Parent in amounts required for the Parent to pay to the Equity Sponsors an annual amount not to exceed $500,000 for payment of management consulting or financial advisory services provided to the Company or any of the Subsidiaries; and

                  (10) other Restricted Payments not to exceed $10,000,000 at any one time outstanding.

            (iii) The actions described in clauses (5), (6), (7), (8), (9) and
(10) of Section 4(g)(ii) will be Restricted Payments that will be permitted to be taken in accordance with this Section 4(g) but will reduce the amount that would otherwise be available for Restricted Payments under clause (i)(4)(C) of this Section 4(g) and the actions described in clauses (1), (2), (3) and (4) of the second paragraph of Section 4(g)(ii) will be Restricted Payments that will be permitted to be taken in accordance with this Section 4(g) and will not reduce the amount that would otherwise be available for Restricted Payments under clause (i)(4)(C) of this Section 4(g).

            (iv) For the purpose of making any calculations under this Agreement
(i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in an amount equal to the greater of the fair market value or net book value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of the Company, and (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of the Company. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of the Company whose resolution with respect thereto shall be delivered to the Holders, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10,000,000. Not later than the date of making any Restricted Payment, the Company shall deliver to the Holders an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required under this Section 4(g) were computed, together with a copy of any fairness opinion or appraisal required by this Agreement.

            (v) If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Investment.

            (vi) If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise, other than the redesignation of an Unrestricted Subsidiary or other Person as a Restricted Subsidiary), to the extent such net reduction is not included in the Company's Consolidated Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

            (vii) In computing the Consolidated Net Income of the Company for purposes of the foregoing clause (i)(4)(C)(I) of this Section 4(g), (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from its books and records that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Agreement, such Restricted Payment will be deemed to have been made in compliance with this Agreement notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

            (h) Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (i) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (3) make loans or advances to the Company or any other Restricted Subsidiary or (4) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

            (ii) However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

                  (1) any agreement (including the Credit Agreement) in effect on the Closing Date;

                  (2) customary non-assignment provisions of any lease, license or other contract entered into in the ordinary course of business by the Company or any Restricted Subsidiary;

                  (3) the refinancing or successive refinancing of Indebtedness incurred under the agreements (including the Credit Agreement) in effect on the Closing Date, so long as such encumbrances or restrictions are no more restrictive, taken as a whole, than those contained in such original agreement;

                  (4) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                  (5) purchase money obligations for acquired property permitted under Section 5(i) that impose restrictions of the nature described in clause (4) of Section 5(h)(i) on the property so acquired;

                  (6) any agreement for the sale of a Restricted Subsidiary or an asset that restricts distributions by that Restricted Subsidiary or transfers of such asset pending its sale;

                  (7) secured Indebtedness otherwise permitted to be incurred pursuant to Section 5(l) hereof that limits the right of the debtor to dispose of the assets securing such Indebtedness;

                  (8) restrictions on cash or other deposits or net worth imposed by leases entered into in the ordinary course of business;

                  (9) Non-Recourse Indebtedness of any Permitted Joint Venture permitted to be incurred under this Agreement;

                  (10)  applicable law or regulation;

                  (11) a Receivables Program with respect to a Receivables Subsidiary; and

                  (12) customary provisions in joint venture, limited liability company operating, partnership, shareholder and other similar agreements entered into in the ordinary course of business reasonably consistent with past practice by the Company or any Restricted Subsidiary.

            (i) Incurrence of Indebtedness and Issuance of Preferred Stock. (i) The Company shall not, and shall not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including Acquired Indebtedness and the issuance of Disqualified Stock), except that the Company and any Subsidiary Guarantors may incur Indebtedness if, at the time of such event, the Fixed Charge Coverage Ratio for the immediately preceding four full fiscal quarters for which internal financial statements are available, taken as one accounting period, would have been equal to at least 2.0 to 1.0.

            (ii) In making the foregoing calculation for any four-quarter period that includes the Closing Date, pro forma effect will be given to the Transaction, as if such transactions had occurred at the beginning of such four-quarter period. In addition (but without duplication), in making the foregoing calculation, pro forma effect will be given to:

                  (1) the incurrence of such Indebtedness and (if applicable)
            the application of the net proceeds therefrom, including to refinance other

            Indebtedness, as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period;

                  (2) the incurrence, repayment or retirement of any other
            Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period; and

                  (3) the acquisition (whether by purchase, merger or otherwise)
            or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (1) or (2), (A) the amount of Indebtedness under a revolving credit facility will be computed based on the average daily balance of such Indebtedness during such four-quarter period, (B) if such Indebtedness bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate, and (C) the amount of any Indebtedness that bears interest at a floating rate will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term at the date of determination in excess of 12 months).

            (iii) Notwithstanding the foregoing, the Company may, and may permit its Restricted Subsidiaries to, incur the following Indebtedness ("Permitted Indebtedness"):

                  (1) Indebtedness of the Company or any Subsidiary Guarantor
            under the Credit Agreement (and the incurrence by any Guarantor of guarantees thereof) in an aggregate principal amount at any one time outstanding not to exceed $375,000,000, less any amounts applied to the permanent reduction of such credit facilities pursuant to the provisions of Section 5(j);

                  (2) Indebtedness represented by the Notes (other than the Additional Notes) and the Guarantees;

                  (3)   Existing Indebtedness;

                  (4) the incurrence by the Company of Permitted Refinancing
            Indebtedness in exchange for, or the net cash proceeds of which are used to refund, refinance or replace, any Indebtedness that is permitted to be incurred under clause (2) or (3) above;

                  (5) Indebtedness owed by the Company to any Restricted
            Subsidiary or owed by any Restricted Subsidiary to the Company or a Restricted Subsidiary (provided that such Indebtedness is held by the Company or such Restricted Subsidiary); provided that:

                        (A) any Indebtedness of the Company or any Subsidiary
                  Guarantor owing to any such Restricted Subsidiary is unsecured and subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration, or otherwise) to the payment and performance of the Company's obligations under the Notes or the Subsidiary Guarantor's obligations under its Guarantee, as the case may be; and

                        (B) (x) any subsequent issuance or transfer of Equity
                  Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (y) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

                  (6) Indebtedness of the Company or any Restricted Subsidiary under Hedging Obligations incurred in the ordinary course of business;

                  (7) Indebtedness of the Company or any Restricted Subsidiary
            consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

                  (8) either (A) Capitalized Lease Obligations of the Company or any Restricted Subsidiary or (B) Indebtedness under purchase money mortgages or secured by purchase money security interests so long as
            (x) such Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (y) such Indebtedness is created within 90 days of the acquisition of the related property; provided that the aggregate amount of Indebtedness under clauses (A) and (B) does not exceed 15% of Consolidated Tangible Assets at any one time outstanding;

                  (9) Guarantees by any Restricted Subsidiary made in accordance with the provisions of Section 5(s);

                  (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two business days of incurrence;

                  (11) Indebtedness of the Company or any of its Restricted
            Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (12) the incurrence of Non-Recourse Indebtedness by Permitted Joint Ventures that are Restricted Subsidiaries;

                  (13) Indebtedness incurred by a Receivables Subsidiary
            pursuant to a Receivables Program; provided that, after giving effect to any such incurrence of Indebtedness, the aggregate principal amount of all Indebtedness incurred under this clause (13) and then outstanding does not exceed $30,000,000; and

                  (14) Indebtedness of the Company, any Restricted Subsidiary or
            any Permitted Joint Venture not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding.

            (iv) For purposes of determining compliance with this Section 5(i), in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through
(14) of Section 5(i)(iii), or is entitled to be incurred pursuant to Section 5(i)(i), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Credit Agreement immediately following the Acquisition shall be deemed to have been incurred on the date of the Acquisition in reliance on the exception provided by clause (1) of Section 5(i)(iii).

            (j) Asset Sales. (i) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (x) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold evidenced by a resolution of the board of directors of such entity set forth in an Officers' Certificate delivered to the Holders and (y) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents (for purposes of this clause (y), cash and Cash Equivalents includes (A) any liabilities (as reflected in the Company's consolidated balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by any transferee of any such assets or other property in such Asset Sale, and where the Company or the relevant Restricted Subsidiary is released from any further liability in connection therewith with respect to such liabilities, (B) any securities, notes or other similar obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 180 days of the consummation of the related Asset Sale by the Company or such Restricted Subsidiary into cash and Cash Equivalents (to the extent of the net cash proceeds or the Cash Equivalents (net of related costs) received upon such conversion) and (C) any Designated Noncash Consideration received by the Company or any such Restricted Subsidiary in the Asset Sale having an aggregate fair market value, as determined by the Board of the Company, taken together with all other Designated Noncash Consideration received pursuant to this clause that is at that time outstanding, not to exceed the greater of:

                  (1)   $10,000,000; and

                  (2) 15% of Consolidated Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of such Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

            (ii) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale,
(1) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Credit Agreement (and to correspondingly reduce the commitments, if any, with respect thereto) or to the permanent repayment of other Senior Indebtedness of the Company or a Restricted Subsidiary, provided that the repayment of any Indebtedness incurred under the Credit Agreement in connection with the acquisition of any Facility with the proceeds of any subsequent Sale and Leaseback Transaction relating to such Facility shall not be required to result in the permanent reduction of the amounts outstanding under the Credit Agreement or correspondingly permanently reduce the commitments thereunder, or (2) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the Closing Date or in businesses the same, similar or reasonably related thereto. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (1) or
(2) (without regard to the parenthetical contained in such clause (2)) above. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in a manner that is not prohibited by this Agreement. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph shall constitute "Excess Proceeds."

            (c) When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company will, within 30 days thereafter, make an offer to purchase (an "Excess Proceeds Offer") from all Holders of Notes on a pro rata basis, in accordance with the procedures set forth in this Agreement, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date such offer to purchase is consummated. To the extent that the aggregate principal amount of Notes tendered pursuant to such offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

            (iii) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Agreement, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 5(j) of this Agreement by virtue of such conflict.

            (k) Transactions with Affiliates. (i) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company ("Interested Persons"), unless (1) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with third parties who are not Interested Persons and
(2) the Company delivers to the Holders (x) with respect to any transaction or series of related transactions entered into after the Closing Date involving aggregate payments in excess of $5,000,000, a resolution of the Company's Board set forth in an officers' certificate certifying that such transaction or transactions complies with clause (1) above and that such transaction or transactions have been approved by the Board (including a majority of the Disinterested Directors) of the Company and (y) with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $10,000,000, a written opinion as to the fairness to the Company or such Restricted Subsidiary of such transaction or series of transactions from a financial point of view issued by an accounting, appraisal or investment banking firm, in each case of national standing.

            (ii)  The foregoing Section 5(k)(i) will not restrict:

                  (1) transactions among the Company and/or its Restricted Subsidiaries;

                  (2) the Company from paying reasonable and customary regular compensation, indemnification, reimbursement and fees to officers of the Company or any Restricted Subsidiary and to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary;

                  (3)   transactions permitted by Section 5(g);

                  (4) advances to employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business and consistent with past practice;

                  (5) any Receivables Program of the Company or a Restricted Subsidiary;

                  (6) the agreements listed on Schedule E hereto, in each case as in effect as of the Closing Date or any amendment thereto (so long as the amended agreement is not more disadvantageous to the Holders of the Notes in any material respect than such agreement immediately prior to such amendment) or any transaction contemplated thereby; and

                  (7)   sales of Equity Interests to Affiliates.

            (l) Liens. (i) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu Indebtedness or Subordinated Indebtedness of the Company on or with respect to any of its property or assets, including any shares of stock or Indebtedness of any Restricted Subsidiary, whether owned at the Closing Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless:

                  (1) in the case of any Lien securing Subordinated
            Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien; and

                  (2) in the case of any Lien securing Pari Passu Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to or ranks equally with such Lien.

            (ii) The Company shall not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu Indebtedness or Subordinated Indebtedness of such Subsidiary Guarantor on or with respect to such Subsidiary Guarantor's properties or assets, including any shares of stock or Indebtedness of any other Restricted Subsidiary, whether owned at the date of this Agreement or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless:

                  (1) in the case of any Lien securing Pari Passu Indebtedness of such Subsidiary Guarantor, each Guarantee of such Subsidiary Guarantor is secured by a Lien on such property, assets or proceeds that is senior in priority to or ranks equally with such Lien; and

                  (2) in the case of any Lien securing Subordinated Indebtedness of such Subsidiary Guarantor, each Guarantee of such Subsidiary Guarantor is secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

            (m)   [Intentionally Omitted.]

            (n) Limitation on Senior Subordinated Debt. Neither the Company nor any Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness or guarantee, as applicable, that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes or such Guarantor's Guarantee, respectively.

            (o) Offer to Repurchase upon a Change of Control. (i) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment Date"). Within 30 days following any Change of Control, the Company shall mail a notice, by first-class mail, postage prepaid, to each Holder, describing the transaction or transactions that constitute the Change of Control and stating (1) that the Change of Control Offer is being made pursuant to this Section 5(o) and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or such later date as is necessary to comply with the requirements under the Exchange Act (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Agreement relating to such Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Agreement by virtue thereof.

            (ii) By 2:00 p.m. (noon) Eastern Time on the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and
(3) deliver or cause to be delivered to the Holders the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder so tendered the Change of Control Payment for such Notes, and the Company shall promptly execute and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

            (iii) Notwithstanding anything to the contrary in this Section 5(o), the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5(o) and Section 4(i) hereof and all other provisions of this Agreement applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            (p) Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Company (i) shall not permit any Restricted Subsidiary to issue any Capital Stock unless after giving effect thereto the Company's percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary is at least equal to its percentage interest prior thereto, and (ii) shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); provided that this covenant will not prohibit (x) the sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries in compliance with the other provisions of this Agreement, (y) the sale or other disposition of a portion of the issued and outstanding Capital Stock of a Restricted Subsidiary (other than a Subsidiary Guarantor) whether or not as a result of such sale or disposition such Restricted Subsidiary continues or ceases to be a Restricted Subsidiary if (A) at the time of such sale or disposition, the Company could make an Investment in the remaining Capital Stock held by it or one of its Restricted Subsidiaries in an amount equal to the amount of its remaining Investment in such Person pursuant to Section 5(g) of this Agreement and (B) such sale or disposition is permitted under, and the Company or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with, the provisions of Section 5(j) of this Agreement, or (z) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law. The Company shall not permit any Restricted Subsidiary to issue any Preferred Stock other than to the Company or any Subsidiary Guarantor.

            (q) Unrestricted Subsidiaries. (i) The Board of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (1) such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness, (2) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity,
(3) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 5(g), (4) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company, (5) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interests in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results, and (6) such Unrestricted Subsidiary has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Company may not designate any Subsidiary Guarantor (whether or not existing as of the Closing Date) as an Unrestricted Subsidary.
            (ii) The Board of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (1) no Default or Event of Default has occurred and is continuing following such designation and (2) the Company could, at the time of making such designation and giving such pro forma effect as if such designation had been made at the beginning of the applicable four quarter period, incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of Section 5(i) (treating any Indebtedness of such Unrestricted Subsidiary as the incurrence of Indebtedness by a Restricted Subsidiary).

            (r) Payments for Consent. Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

            (s) Limitations on Guarantees of Indebtedness by Restricted Subsidiaries. The Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental agreement providing for a guarantee of payment of the Notes by such Restricted Subsidiary on a senior subordinated basis on the same terms as set forth in this Agreement and (ii) with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes; provided that the foregoing provision will not be applicable to any guarantee by any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

            Any guarantee by a Restricted Subsidiary of the Notes pursuant to the preceding paragraph may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Agreement) or (ii) the release or discharge of the guarantee that resulted in the creation of such guarantee of the Notes, except a discharge or release by or as a result of payment under such guarantee.

            (t) Additional Guarantees. The Company shall provide to the Holders, on the date that any Person (other than a Foreign Subsidiary) becomes a Wholly Owned Restricted Subsidiary, a supplement to this Agreement, executed by such new Wholly Owned Restricted Subsidiary, providing for a full and unconditional guarantee on a senior subordinated basis by such new Wholly Owned Restricted Subsidiary of the Company's obligations under the Notes and this Agreement to the same extent as that set forth in this Agreement.

            (u) Merger, Consolidation or Sale of Assets. (i) Neither the Company nor the Parent shall, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company or the Parent, as the case may be, is the surviving corporation), or directly and/or indirectly through its Subsidiaries, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company or the Parent, as the case may be, and its Subsidiaries taken as a whole) in one or more related transactions to, another corporation, Person or entity unless:

                  (1) either (A) the Company or the Parent, as the case may be, is the surviving corporation or (B) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of the Company or the Parent, as the case may be, under the Notes and this Agreement pursuant to a supplemental agreement in a form reasonably satisfactory to the Holders;

                  (2) immediately after giving effect to such transaction and treating any obligation of the Company in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default has occurred and is continuing;

                  (3) if such transaction involves the Company, the Company (or the Surviving Entity if the Company is not the continuing obligor under this Agreement) could, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to clause (i) of Section 5(i);

                  (4) each Guarantor, unless it is the other party to the
            transaction described above, has by a supplemental agreement confirmed that its Guarantee applies to the Surviving Entity's obligations under this Agreement and the Notes;

                  (5) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 5(l) are complied with; and

                  (6) the Company or the Parent, as the case may be, delivers or causes to be delivered, to each Holder, in form and substance reasonably satisfactory to the Holders, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of this Agreement.

            (ii) No Subsidiary Guarantor shall consolidate with or merge with or into any other Person or convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other Person (other than the Company or another Subsidiary Guarantor) unless:

                  (1) subject to the provisions of the following paragraph, the
            Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Subsidiary Guarantor under this Agreement and its Guarantee, pursuant to a supplemental agreement to this Agreement in form and substance satisfactory to the Holders;

                  (2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

                  (3) the Subsidiary Guarantor delivers, or causes to be
            delivered, to the each Holder, in form and substance reasonably satisfactory to the Holders, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of this Agreement.

            (iii) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            Section 6. Use of Proceeds. Acquisition Corp., InSight and each Guarantor further covenants and agrees with the Purchaser that the Company shall apply the net proceeds from the sale of the Securities sold by Acquisition Corp. in the manner described under the caption "Use of Proceeds" in the Draft Offering Memorandum.

            Section 7. Payment of Expenses. The Company agrees, and the Parent shall cause the Company, to pay, on the Closing Date (or, with respect to any costs, fees and expenses incurred after the Closing Date, upon incurrence thereof) all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of (x) the Securities to the Purchaser and (y) upon exchange pursuant to Section 10(a) of this Agreement, the Remarketed Notes to the Purchaser, (ii) all fees and expenses of Acquisition Corp.'s, InSight's and the Guarantors' counsel, independent public or certified public accountants and other advisors, (iii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Draft Offering Memorandum and each Preliminary Offering Memorandum and Offering Memorandum (including financial statements), and all amendments and supplements thereto prepared pursuant to
Section 10(e) of this Agreement, (iv) all filing fees, reasonable attorneys' fees and expenses incurred by Acquisition Corp., InSight, the Guarantors, the Purchaser and BAS in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities or the Remarketed Notes for offer and sale under the Blue Sky laws and, if requested by BAS in connection with the remarketing of the Remarketed Notes, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising BAS of such qualifications, registrations and exemptions, such fees and expenses under this clause (iv) not to exceed $20,000 in the aggregate, (v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Exchange Indenture, the Remarketed Notes and the exchange notes to be exchanged for the Remarketed Notes pursuant to the Remarketed Notes Registration Rights Agreement,
(vi) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities and the Remarketed Notes by the Depositary for "book-entry" transfer, and (vii) the performance by Acquisition Corp. and InSight of their respective other obligations under this Agreement. In addition, the Company shall pay, and the Parent shall cause the Company to pay (x) the reasonable costs and expenses incurred by the Purchaser and BAS in enforcing, defending or declaring or determining whether or how to enforce, defend or declare) any rights or remedies under this Agreement or the Securities or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Securities, or by reason of being a holder of any Securities and (y) the costs and expenses, including reasonable consultants' and advisors' fees, incurred in connection with any insolvency or bankruptcy of the Company or any Subsidiary of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby or by the Securities. Except as provided in this Section 7, Section 9, Section 12 and Section 13 hereof, the Purchaser and BAS shall pay their own expenses, including the fees and disbursements of their counsel, and shall be responsible for all roadshow related costs in respect of the Remarketed Notes. The provisions of this Section 7 shall not supersede or otherwise affect any agreement between Acquisition Corp. and InSight regarding the allocation of such expenses between themselves.

            Section 8. Conditions of the Obligations of the Purchaser. The obligations of the Purchaser to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties set forth in Section 2 hereof as of the Closing Date and to the timely performance by each of Acquisition Corp., InSight and the Guarantors of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

            (a) No Material Adverse Change or Ratings Adverse Change. For the period from and after the date of this Agreement and prior to the Closing
Date:

            (i) in the reasonable judgment of the Purchaser, there shall not have occurred any Material Adverse Change; and

            (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of Acquisition Corp. or InSight or any of its Subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

            (b) Opinion of Counsel for the Parent and Acquisition Corp. On the Closing Date, the Purchaser shall have received the opinion of Kaye Scholer LLP, counsel for the Parent and Acquisition Corp., dated as of such Closing Date, the form of which is attached as Exhibit B.

            (c) Opinion of Counsel for InSight and the Subsidiary Guarantors. On the Closing Date, the Purchaser shall have received the opinion of Hunton & Williams, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C.

            (d) Opinion of General Counsel for InSight. On the Closing Date, the Purchaser shall have received the opinion of Marilyn U. MacNiven-Young, General Counsel for InSight, dated as of such Closing Date, the form of which is attached as Exhibit D[-1].

            (e)   [Intentionally Omitted.]

            (f) Opinion of Counsel for the Purchaser. On the Closing Date, the Purchaser shall have received the favorable opinion of Shearman & Sterling, counsel for the Purchaser, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Purchaser.

            (g) Officers' Certificate. On the Closing Date, the Purchaser shall have received written certificates from the Parent, Acquisition Corp. and InSight, executed by the Chief Executive Officer, President, Executive Vice President or Senior Vice President of each of the Parent, Acquisition Corp. and InSight, as the case may be, and the Chief Financial Officer or Chief Accounting Officer of each of the Parent, Acquisition Corp. and InSight, as the case may be, dated as of the Closing Date, to the effect set forth in subsection (a)(ii) of this Section 8, and each further to the effect that:

            (i) the representations and warranties of InSight, Acquisition Corp. and the Guarantors set forth in Section 2 of this Agreement are true and correct in all material respects (except that any representation or warranty qualified as to "materiality" or "Material Adverse Change" shall be true and correct in all respects);

            (ii) for the period from and after June 30, 2001 and prior to the Closing Date, to their knowledge, after due inquiry, there has not occurred any Material Adverse Change; and

            (iii) Acquisition Corp., InSight and the Guarantors have complied in all material respects with all the agreements and covenants and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date.

            (h) Equity Contribution; Option Rollover. Contemporaneously with the closing of the transaction contemplated by this Agreement, the Equity Sponsors or the Related Parties shall have made the Equity Contribution, and the Option Rollover shall have been completed.

            (i) Consummation of Merger. Contemporaneously with the closing of the transaction contemplated by this Agreement, the Merger shall have been consummated and Merger Consideration paid, in each case in accordance with the terms of the Merger Agreement.

            (j) Consummation of Refinancing Transactions. Contemporaneously with the closing of the transaction contemplated by this Agreement, the Tender Offer and Consent Solicitation shall have been consummated, the supplemental indenture contemplated by the Consent Solicitation shall have been entered into and become operative and the Company shall have completed the other refinancing transactions, each on terms substantially as contemplated in the Draft Offering Memorandum.

            (k) Borrowing under the Credit Facilities. Contemporaneously with the closing of the transaction contemplated by this Agreement the Company shall have completed the borrowings under the Credit Agreement as contemplated in the Draft Offering Memorandum.

            (l) Chief Financial Officer's Certificate. On the Closing Date, the Purchaser shall have received a written certification from the Chief Financial Officer of each of Acquisition Corp. and InSight that (1) the ratio of debt to four consecutive quarters EBITDA of InSight and its subsidiaries (determined on a pro forma basis in accordance with Regulation S-X after giving effect to the Transaction and with further adjustments to arrive at adjusted EBITDA aggregating $970,000 (consisting of $700,000 for eliminating public company expenses and $270,000 of expense savings resulting from the divestiture of the operations of Diagnostic Solutions Corp.), and determined with outstanding indebtedness calculated net of cash on hand in excess of $10,000,000) (the "Leverage Ratio") was not more than 4.45:1.0 for the twelve month period ended on June 30, 2001 and the twelve month period ending on the Closing Date (calculated using indebtedness outstanding as of the Closing Date and EBITDA for the twelve month period ended on the most recent month end which is at least fifteen days prior to the Closing Date), (2) to the best knowledge of such Chief Financial Officers, the Leverage Ratio for the twelve month period ending on the Closing Date was not more than 4.45:1.0, (3) the Equity Contribution accounts for no less than 22.0% of the total capitalization of InSight and (4) the pro forma financial statements previously delivered to the Purchaser and included in the Draft Offering Memorandum were prepared in good faith on the basis of the assumptions stated therein, which assumptions are fair in light of then existing conditions.

            (m) Liquidity; Funded Debt. The Purchaser shall have received satisfactory evidence that, after giving effect to the Transaction, (i) the amount of cash on hand (excluding any amounts available under the Revolving Credit Facility) as of the Closing Date shall be sufficient to meet the ongoing financial needs of InSight and its Subsidiaries and (ii) the aggregate amount of outstanding principal amount of funded debt and capital lease obligations of InSight and its Subsidiaries owed to third parties (other than under the Credit Facilities and the Notes) does not exceed $12,000,000.

            (n) Solvency Certificate. On the Closing Date, the Purchaser shall have received certification as to the financial condition and solvency of (i) the Parent, (ii) Acquisition Corp. and (iii) InSight and the Subsidiary Guarantors, taken as a whole, after giving effect to the Transaction and the incurrence of indebtedness related thereto, from the chief financial officer of each such entity.

            (o) Availability under Revolving Credit Facility; Other Debt. There shall be no less than $25,000,000 of availability under the Revolving Credit Facility as of the Closing Date, after giving effect to the Transaction and all borrowings under the Revolving Credit Facility on such date. The Purchaser shall be satisfied (i) that the amount, terms, conditions and holders of all intercompany indebtedness and all indebtedness and other material liabilities of the Company owing to third parties which existed as of June 30, 2001 and which will remain outstanding on and after the Closing Date have not been altered or amended in any material respect and (ii) with the amounts, terms, conditions and holders of all intercompany indebtedness and all indebtedness and other material liabilities of any of the Parent, Acquisition Corp. and

InSight owing to third parties which are or were incurred subsequent to June 30, 2001 and which will remain outstanding on and after the Closing Date.

            (p) Receipts of Approvals, Consents, etc. All material governmental, shareholder and third-party consents (including Hart-Scott-Rodino clearance) and approvals necessary in connection with the Transaction shall have been received; all such consents and approvals shall be in full force and effect; and all applicable waiting periods shall have expired, including without limitation the expiration or termination of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Transaction or that could seek or threaten any of the foregoing.

            (q) Additional Documents. On or before the Closing Date, the Purchaser and counsel for the Purchaser shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

            If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Purchaser by notice to the Parent, Acquisition Corp. and InSight at any time on the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 7, Section 9, Section 12 and
Section 13 shall at all times be effective and shall survive such termination.

            Section 9. Reimbursement of Purchaser's Expenses. If this Agreement is terminated by the Purchaser pursuant to Section 8, or if the sale to the Purchaser of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of Acquisition Corp. or InSight to perform any agreement herein or to comply with any provision hereof, Acquisition Corp. agrees to, and the Parent agrees to cause Acquisition Corp. to, reimburse the Purchaser upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Purchaser in connection with the proposed purchase of the Securities.

            Section 10. Remarketing Procedures; Restricted Securities Legends; Clear Market. Each of BAS and the Purchaser, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Remarketed Notes (as defined below):

            (a)   Exchange.

            (i) Requirements. If the Company receives, on or prior to the Final Remarketing Date, a written request from BAS or the Purchaser for the exchange of the Notes for Remarketed Notes pursuant to this Section, the Company shall exchange all (but not less than all) of the outstanding Notes (including any Notes to be retained by the Purchaser, BAS or any of their Rule 501(b) Affiliates) for new notes having identical terms (except as provided in the Pricing Notice and clause (ii) below) in an equal aggregate principal amount (the "Remarketed Notes"). Such written request (the "Exchange Notice") shall state the date on which the

Remarketed Notes are requested to be issued (the "Exchange Date"), which date shall not be less than three Business Days following the date on which the Exchange Notice is delivered. On the second Business Day following the date on which the Exchange Notice is given (the "Pricing Date"), the Company shall deliver to the Purchaser a Purchase Agreement in substantially the form of Exhibit H hereto (the "Purchase Agreement"), executed by the Company and each Guarantor in respect of the purchase by the Purchaser of Remarketed Notes in consideration of the exchange of the Notes. On the Pricing Date, BAS shall deliver to the Company a written notice (the "Pricing Notice") which shall state: (x) the interest rate, maturity, no-call period, redemption premium and payment dates of the Remarketed Notes (in each case determined in accordance with the provisions of clause (ii) below) and (y) the principal amount of any Additional Remarketed Notes to be issued pursuant to clause (iv) below. On the Exchange Date the Company shall: (I) enter into an indenture (in substantially the form attached hereto as Exhibit A, with such changes as may be necessary to provide for the terms of the Remarketed Notes determined pursuant to clause (ii) below)) pursuant to which the Remarketed Notes will be issued and authenticated (the "Exchange Indenture"), which shall have been duly executed by the trustee thereunder (the "Trustee") and to whom irrevocable instructions shall have been given to authenticate the Remarketed Notes necessary for such exchange; (II) execute and deliver to the Holders, and cause the Trustee to authenticate, the Remarketed Notes in an amount equal to (x) the aggregate principal amount of Notes then outstanding, plus (y) the principal amount, if any, of Additional Remarketed Notes specified in the notice referred to above; (III) execute and deliver to BAS a Remarketed Notes Registration Rights Agreement among BAS, the Company and the Guarantors in substantially the form of Exhibit E attached hereto; (IV) pay in cash any or all accrued and unpaid interest on the Notes; and (V) pay to BAS in immediately available funds (or by such other means as provided in the Fee Letter) the placement fees provided under the second or third paragraph, as the case may be, of Section 2 of the Fee Letter, in the amount calculated by BAS as provided in the Fee Letter and notified to the Company.

            (ii) Terms of Remarketed Notes. The interest rate, maturity, no-call period, redemption premium and payment dates of the Remarketed Notes shall be determined as follows:

                  (1) the interest rate of the Remarketed Notes shall be
            determined by BAS in its sole discretion; provided that such interest rate shall not be greater than 12-1/8% per annum;

                  (2) the maturity of the Remarketed Notes shall be determined by BAS after consultation with the Sponsor Parties based on market conditions existing at the time of the issuance of the Remarketed Notes; provided that in no event shall the maturity of the Remarketed Notes be extended by more than six months beyond the term of the Notes remaining at the time of the exchange of the Notes for Remarketed Notes, and in no event shall the maturity of the Remarketed Notes be more than ten years from the date of their issuance; provided further that BAS will use its commercially reasonable efforts to market and sell Remarketed Notes having a maturity as near as equal to the then remaining term of the Notes as practicable;

                  (3) the no-call period and the date (the "Redemption Premium
            Expiration Date") on which a redemption premium is no longer payable by the Company upon redemption of the Remarketed Notes shall be determined by BAS after consultation with the Sponsor Parties, based on customary market standards existing at the time of the marketing of the Remarketed Notes;

                  (4) the initial redemption premium with respect to any
            Remarketed Notes to be redeemed shall be equal to one-half of the interest rate on the Remarketed Notes, which redemption premium shall decline ratably, on each anniversary of the last day of the no-call period, to zero on the Redemption Premium Expiration Date; and

                  (5) the payment dates shall be determined by BAS after
            consultation with the Sponsor Parties.

                  (6) In addition to the foregoing, Sections 4.07 to 4.20 and
            Section 5.01 of the Exchange Indenture, and the defined terms used in such Sections, may be changed at the request of BAS with the consent of the Company, which consent shall not be unreasonably withheld or delayed.

            (iii) Procedure for Exchange. (1) On or before the Exchange Date, each Holder shall surrender the certificate or certificates representing Notes held by such Holder, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Remarketed Notes to be executed and authenticated by the Trustee on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any Notes so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company into Remarketed Notes. The Company shall pay interest on the Remarketed Notes at the rate and on the dates described in the Exchange Indenture.

            (2) If the Exchange Notice has been mailed as aforesaid, and if on or before the Exchange Date (A) the Exchange Indenture shall have been duly executed and delivered by the Company and the Trustee and (B) all Remarketed Notes necessary for such exchange shall have been duly executed by the Company and delivered to the Trustee with irrevocable instructions to authenticate the Remarketed Notes necessary for such exchange, then interest will cease to accrue on the Notes on and after the Exchange Date and the rights of the Holders of Notes as to those Notes shall cease on and after the Exchange Date (except the right to receive Remarketed Notes and an amount in cash, to the extent applicable, equal to the accrued and unpaid interest on the Notes to the Exchange Date); and the Person or Persons entitled to receive the Remarketed Notes issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Remarketed Notes as of the Exchange Date.

            (iv) Additional Remarketed Notes. In the event that, prior to the Exchange Date, the Company has redeemed more than $50,000,000 aggregate principal amount of Notes, but less than all of the Notes, pursuant to Section 4(g)(ii) of this Agreement, BAS shall have the option to purchase from the Company, on the Exchange Date, additional Remarketed Notes (the "Additional Remarketed Notes") in a maximum principal amount equal to the Option Amount, at a purchase price equal to 100% of the principal amount of such Additional Remarketed Notes, payable in immediately available funds on the Exchange Date.

            (b) Offers and Sales Only to Qualified Institutional Buyers and Non-U.S. Persons. Offers and sales of the Notes or Remarketed Notes will be made only by the Purchaser, BAS or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be QIBs or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Remarketed Notes may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof. The Remarketed Notes shall be sold at par; provided that, with the consent of the Sponsor Parties, BAS may sell the Remarketed Notes at a price below par.

            (c) No General Solicitation. The Notes and Remarketed Notes will be offered by approaching prospective subsequent purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of Notes or the Remarketed Notes.

            (d) Restrictions on Transfer. Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities and the Remarketed Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

            THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE

ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            Following the sale of Remarketed Notes by BAS or the Purchaser to subsequent purchasers pursuant to the terms hereof, BAS and the Purchaser shall not be liable or responsible to the Parent or the Company for any losses, damages or liabilities suffered or incurred by the Parent or the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Remarketed Note.

            (e) Remarketing Assistance. (i) At any time until the Final Remarketing Date (the "Assistance Period"), the Company will, if reasonably requested by BAS, assist BAS in completing any Private Offering of the Remarketed Notes. Such assistance may, in each case, include the following:

                        (A) direct contact between the Company's and its
                  Subsidiaries' officers and directors selected by BAS (in consultation with the Sponsor Parties) and prospective purchasers in "one-on-one meetings" and participating in meetings with rating agencies and one or more roadshow presentations to prospective purchasers;

                        (B) responding to reasonable inquiries of, and providing
                  answers to, each prospective purchaser who so requests concerning the Company and its Subsidiaries (to the extent such information is available or can be acquired and made available to prospective purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law or applicable confidentiality restrictions) and the terms and conditions of the applicable distribution;

                        (C) if requested by BAS, making available to BAS
                  information and materials to be used in connection with the distribution (including assistance in completion of any sales or placement agent's or co-manager's, if any, reasonable due diligence review of the Company and its Subsidiaries); and

                        (D) promptly preparing and providing to BAS all
                  information with respect to the Company and its Subsidiaries, including projections, as BAS may reasonably request to successfully market and sell the Remarketed Notes. Any such projections that will so be made available to BAS by the Company or any of its representatives will be prepared in good faith based upon reasonable assumptions.

            (ii) During the Assistance Period, the Company will allow BAS, in consultation with the Company, to manage all aspects of the distribution, including decisions as to the selection of institutions to be approached and when and how they will be approached.

            (iii) During the Assistance Period, the Company will prepare and print, at its own expense, preliminary offering memoranda with respect to the Remarketed Notes (each, a "Preliminary Offering Memorandum") for distribution no later than three Business Days after a request therefor by BAS.

            (iv) During the Assistance Period, the Company will, in connection with the marketing and sale of the Remarketed Notes, promptly prepare and print, at its own expense, offering memoranda with respect to the Remarketed Notes (each, an "Offering Memorandum").

            (v) During the Assistance Period, if in the opinion of BAS or counsel for BAS (x) it is necessary to amend or supplement the Offering Memorandum in order either to effect the completion of the placement of the Remarketed Notes by BAS or to comply with law or (y) any event has occurred or condition exists as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum will be delivered to a purchaser of Remarketed Notes, not misleading, the Company agrees promptly to prepare and furnish at its own expense to BAS, amendments or supplements to the Offering Memorandum (including the financial statements and schedules attached thereto and any financial or statistical data contained therein) requested by BAS.

            (vi) During the Assistance Period, the Company shall update the financial information contained in or attached to the Preliminary Offering Memorandum and the Offering Memorandum as necessary for such financial data to comply with Regulation S-X under the Securities Act.

            (vii) During the Assistance Period, all materials supplied or available under this Section 10 (including any materials referred to or incorporated by reference therein, "Resale Materials") will not, as of their date and as of the closing of any Private Offering of Securities or Remarketed Notes or any resale of Registered Notes, when taken as a whole, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (viii) If, during the Assistance Period, any event shall occur or condition exist as a result of which the Resale Materials would contain a misstatement of a material fact or an omission of a material fact required to make the statements therein, in the light of the circumstances, not misleading, then the Company agrees to promptly prepare and furnish at its own expense to the selling holders, further information so that the statements in the Resale Materials, taken as a whole, will not contain a misstatement of a material fact or an omission of a material fact required to make the statements therein, in the light of the circumstances, not misleading. The Company and the Guarantors hereby expressly acknowledge the indemnification and contribution provisions of Sections 12 and 13 hereof are specifically applicable and relate to Resale Materials.

            (ix) In addition (and not in limitation of the foregoing), for the benefit of holders and beneficial owners from time to time of Securities and Remarketed Notes, the Parent and the Company shall, upon the request of any such holder, furnish, at its expense, to Holders and beneficial owners of Securities and Remarketed Notes and prospective purchasers thereof information ("Additional Company Information") satisfying the requirements of subsection (d)(4) of Rule 144A.

            (f) Blue Sky Compliance. In connection with any Private Offering of the Securities or Remarketed Notes, the Company and the Guarantors shall cooperate with the Purchaser, BAS and counsel for the Purchaser and BAS to qualify or register the Securities or Remarketed Notes, as applicable, for sale under (or to obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Purchaser or BAS, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities or Remarketed Notes, as applicable. None of the Company or the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where they are not then qualified or to taxation as a foreign corporation. The Company will advise the Purchaser and BAS promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities or Remarketed Notes, as applicable, for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall, with the cooperation of the Purchaser and BAS, use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

            (g) Ratings. In connection with any Private Offering of Remarketed Notes, the Company shall, at its expense, if so requested by BAS, use its reasonable best efforts to enable S&P and Moody's to provide their respective credit ratings of the Remarketed Notes.

            (h) [Intentionally Omitted.]

            (i) DTC Agreement. The Company will, to the extent required under the Remarketed Notes Registration Rights Agreement, use its best efforts to cause the Remarketed Notes to be registered in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary"), pursuant to an agreement among the Company and the Depositary in the form then required by the Depositary. The Company will cooperate with the Holders and use its best efforts to permit the Remarketed Notes to be eligible for clearance and settlement through the facilities of the Depositary. In connection therewith, the Company shall obtain a CUSIP number for the Remarketed Notes.

            (j) Clear Market. Until the date (the "Clear Market Termination Date") which is the earlier of (i) the Final Remarketing Date and (ii) the date which is 270 days after the day on which the Purchaser, BAS or any of their Rule 501(b) Affiliates first sells any Notes (other than to the Purchaser, BAS or their respective Rule 501(b) Affiliates), the Parent, its Subsidiaries and InSight and its Subsidiaries shall not, without the prior written consent of BAS (which consent may be withheld by BAS in its sole discretion), directly or indirectly sell, or offer any debt securities, other than Permitted Debt Obligations, of the Parent, any of its Subsidiaries or InSight or any of its Subsidiaries for sale to, solicit any offer to purchase any of the same from, or otherwise contact, approach or negotiate with respect thereto with, any person or persons. In addition, until the first anniversary of the date of the Commitment Letter (whether or not the Clear Market Termination Date occurs earlier), the Parent, its Subsidiaries and InSight and its Subsidiaries shall not, directly or indirectly, offer any debt securities covered by clause (ii) of the first sentence of Section 1(c) of the Commitment Letter (other than the Remarketed Notes) for sale to, or solicit any offer to purchase any of the same from, or otherwise contact, approach or negotiate with respect thereto with, any person or persons other than through BAS (or through its Affiliates).

            Section 11. Events of Default.

            (a) Definition of Event of Default. Each of the following is an Event of Default:

            (i) default for 30 days in the payment when due of interest on the Notes whether or not prohibited by the subordination provisions of this Agreement;

            (ii) default in payment when due of the principal of, or premium, if any, on the Notes, whether or not prohibited by Section 15 hereof;

            (iii) failure by the Parent or the Company, as applicable, or any of their Restricted Subsidiaries, to comply with the provisions described in Sections 5(g), 5(i), 5(j), 5(o), 5(u) or 10(a) hereof or with the provisions of the Purchase Agreement;

            (iv) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor contained in this Agreement or in any Guarantee (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after written notice from Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

            (v) (x) an event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Indebtedness of the Company, the Parent or any Restricted Subsidiary, which issue individually or in the aggregate has an aggregate outstanding principal amount of not less than $10,000,000, and such default has resulted in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (y) a default (a "Payment Default") in any payment when due at final maturity of any such Indebtedness;

            (vi) failure by the Company, the Parent or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate

$10,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

            (vii) any Guarantee ceases to be in full force and effect or is declared null and void or any such Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Agreement or the release of any such Guarantee in accordance with this Agreement);

            (viii) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company, the Parent or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company, the Parent or any Significant Subsidiary under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, the Parent or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

            (ix) the institution by the Company, the Parent or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, the Parent or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

            (b) Acceleration. In the case of an Event of Default specified in clause (viii) and (ix) of Section 11(a), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Notes ("Accelerating Holders") may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the respective Event of Default.

            At any time after a declaration of acceleration under this Agreement, but before a judgment or decree for payment of the money due has been obtained by the Holders, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company, may rescind such declaration and its consequences if: (i) the Company has paid to the Holders (1) all overdue interest on all Notes, (2) all unpaid principal of (and premium, if any, on) any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (3) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes; and (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.


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
            Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in Section 11(a)(v) shall have occurred and be continuing and provided no judgment or decree for payment of the money due has been obtained by the Holders, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Holders by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

            (c) Other Remedies. If an Event of Default occurs and is continuing, the Accelerating Holders may pursue any available remedy to collect the payment of principal, premium, if any, and interest with respect to the Securities or to enforce the performance of any provision of the Notes or this Agreement.

            The Accelerating Holders may maintain a proceeding even if they do not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by any Holder of a Note in exercising any right or remedy accruing upon and during the continuance of an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

            Section 12. Indemnification.

            (a) Indemnification of the Purchaser and BAS. The Company and the Guarantors jointly and severally agree to indemnify and hold harmless the Purchaser, BAS, their directors, officers and employees, and each person, if any, who controls the Purchaser or BAS within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Purchaser or BAS or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Parent or the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) in whole or in part upon any inaccuracy in the representations and warranties of Acquisition Corp., InSight or the Guarantors contained herein; or (ii) in whole or in part upon any failure of Acquisition Corp., InSight or the Guarantors to perform its obligations hereunder or under law; or (iii) any act or failure to act or any alleged act or failure to act by the Purchaser or BAS in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above; provided that the Company and the Guarantors shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Purchaser or BAS through its gross negligence or willful misconduct; and to reimburse the Purchaser, BAS and each such


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
controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Purchaser) as such expenses are reasonably incurred by the Purchaser, BAS or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 12 shall be in addition to any liabilities that the Company or the Guarantors may otherwise have.

            (b) [Intentionally Omitted].

            (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 12, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 12 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the Purchaser, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

            (d) Settlements. The indemnifying party under this Section 12 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage,


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
liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 12(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the final terms of such proposed settlement as soon as practicable prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

            Section 13. Contribution. If the indemnification provided for in
Section 12 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein.

            The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 12, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 12 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 13; provided that no additional notice shall be required with respect to any action for which notice has been given under Section 12 for purposes of indemnification.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 13, each director, officer and employee of the Purchaser and BAS and each person, if any, who controls the Purchaser or BAS within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Purchaser and BAS.

            Section 14. The Notes.


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
            (a) Form and Execution. (i) The Notes shall be in the form of Exhibit F hereto. The Notes shall be executed on behalf of Acquisition Corp. by its President or any of its Vice Presidents under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

            (ii) Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of Acquisition Corp. shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Notes or did not hold such offices at the date of such Notes.

            (b) Terms of the Notes. The terms of the Notes shall be as set forth in Exhibit F. Without limiting the foregoing:

            (i) Stated Maturity. The Stated Maturity of the principal of Notes shall be as provided in Exhibit F.

            (ii) Interest. The Notes will bear interest as provided in Exhibit
      F. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (c) Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of U.S. $1,000 and any integral multiple thereof.

            (d) Registration; Registration of Transfer and Exchange, Security Register. The Company shall maintain a register (the "Security Register") for the registration or transfer of the Securities. The name and address of the Holder of each Note, records of any transfers of the Securities and the name and address of any transferee of a Note shall be entered in the Security Register and the Company shall, promptly upon receipt thereof, update the Security Register to reflect all information received from a Holder. There shall be no more than one Holder for each Note, including all beneficial interests therein.

            (e) Registration of Transfer. Upon surrender for registration of transfer of any Security at the office or agency of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Securities, of any authorized denominations and like aggregate principal amount.

            (f) Exchange. At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute and deliver the Notes which the Holder making the exchange is entitled to receive.

            (g) Effect of Registration of Transfer or Exchange. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.


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
            (h) Requirements; Charges. Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder thereof or its attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges not involving any transfer.

            (i) Certain Limitations. If the Notes are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Notes selected for redemption under Section 4(b) and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (j) Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated
Note is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Note of the same principal amount and bearing a number not contemporaneously outstanding.

            If there shall be delivered to the Company (a) evidence to its satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by it to save each of it and any agent harmless, then, in the absence of notice that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in replacement of any such destroyed, lost or stolen Note, a new Note of a like principal amount and bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in their discretion may, instead of issuing a new Note, pay such Note.

            Upon the issuance of any new Note pursuant to this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

            Every new Note issued pursuant to this Section in replacement of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            (k) Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company and any agent of the Company may treat the Person in


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
whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

            (l) Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Company, be delivered to the Company and shall be promptly canceled by it. The Company shall cancel any Notes previously issued and delivered hereunder which the Company may have reacquired.

            (m) Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in this Agreement or such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium, if any, and interest by such method and at such address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Note held by such Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which original issue discount has accreted or interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14(d). The Company will afford the benefits of this Section 14(m) to any direct or indirect transferee of any Note purchased by such Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser made in this Section 14(m).

            Section 15. Subordination.

            (a) Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Section 15, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

            (b) Liquidation; Dissolution; Bankruptcy. The holders of Senior Indebtedness of the Company will be entitled to receive payment in full of all Obligations due in respect of Senior Indebtedness of the Company (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Indebtedness of the Company) before the Holders will be entitled to receive any payment with respect to the Notes (except that Holders may receive and retain securities that are subordinated at least to the same extent as the Notes to the Senior Indebtedness and securities issued in exchange for Senior Indebtedness ("Permitted Junior Securities"), in the event of any distribution to creditors of the Company: (i) in a liquidation or dissolution of the Company; (ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;
(iii)


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in an assignment for the benefit of creditors; or (iv) in any marshaling of the
Company's assets and liabilities.

            (c) Default on Designated Senior Indebtedness. (i) The Company may not make any payment in respect of the Notes (except in Permitted Junior Securities):

                  (1) In the event any default in the payment of principal of, interest or premium, if any, on any Designated Senior Indebtedness shall have occurred and be continuing beyond any applicable period of grace (a "Payment Event of Default"); or

                  (2) If any event of default other than as described in clause
            (1) above with respect to any Designated Senior Indebtedness (a "Non-payment Event of Default") shall have occurred and be continuing permitting the holders of such Designated Senior Indebtedness to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable and the Holders receive a notice of such default (a "Payment Blockage Notice") from (A) with respect to the Designated Senior Indebtedness arising under the Credit Agreement, the Agent Bank or
            (B) with respect to any other Designated Senior Indebtedness, the holders or Representatives of any such Designated Senior Indebtedness;

            (ii) Payments on the Notes may and shall be resumed (1) in the case of a Payment Event of Default, upon the date on which such default is cured or waived and (2) in case of a Non-payment Event of Default, the earlier of the date on which such Non-payment Event of Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received unless the maturity of any Designated Senior Indebtedness has been accelerated.

            (iii) No new period of payment blockage may be commenced by a Payment Blockage Notice unless and until (i) 360 days have elapsed since the first day of the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No Non-payment Event of Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days.

            (d) Acceleration of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

            (e) When Distribution Must Be Paid Over. In the event that any Holder receives any payment of any Obligations with respect to the Notes (except in Permitted Junior Securities) at a time when such payment is prohibited by
Section 15 hereof and such Holder has actual knowledge that such payment is prohibited by Section 15 hereof, such payment shall be held by such Holder in trust for the benefit of the holders of Senior Indebtedness of the


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Company. Upon proper written request of the holder of Senior Indebtedness of the
Company, such Holder shall deliver the amounts in trust to the holders of Senior Indebtedness or their proper Representative.

            (f) Notice by the Company. The Company shall promptly notify the Paying Agent and the Holders in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Section 15, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this
Section 15.

            (g) Subrogation. After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness of the Company to the same extent as the Notes are subordinated and which is entitled to like rights of subrogation) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Section 15 to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

            (h) Relative Rights. This Section 15 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Agreement shall:

                  (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                  (b) affect the relative rights of Holders and creditors of the
            Company other than their rights in relation to holders of Senior Indebtedness; or

                  (c) prevent any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

            If the Company fails because of this Section 15 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

            (i) Subordination May Not Be Impaired by the Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Agreement.

            (j) Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

            Upon any payment or distribution of assets of the Company referred to in this Section 15, the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Section 15.

            (k) Authorization to Effect Subordination. Each Holder of Notes, by the Holder's acceptance thereof, agrees to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 15. If the Holders do not file a proper proof of claim or proof of debt in order to have these claims allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Securities), their creditors and their property at least 30 days before the expiration of the time to file such claim, the lenders under the Credit Agreement are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

            Section 16. Guarantees.

            (a) Guarantee. Subject to this Section 16 each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note and its successors and assigns, irrespective of the validity and enforceability of this Agreement, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

            The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Agreement.

            If any Holder is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either


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
the Company or the Guarantors, any amount paid by either of the above to such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 11 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 11 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

            (b) Subordination of Guarantee. The Obligations of each Guarantor under its Guarantee pursuant to this Section 16 shall be junior and subordinated to the prior payment in full of all Senior Indebtedness of such Guarantor (including Senior Indebtedness of the Guarantor incurred after the date hereof) on the same basis as the Notes are junior and subordinated to the prior payment in full all Senior Indebtedness of the Company, as described in Section 15 hereof. For the purposes of the foregoing sentence, the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Agreement, including Section 15 hereof.

            (c) Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Section 16, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

            (d) Execution and Delivery of Guarantee. To evidence its Guarantee set forth in Section 16(a), each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit G shall be endorsed by an Officer of such Guarantor on each Note issued by the Company and that this Agreement shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

            Each Guarantor hereby agrees that its Guarantee set forth in Section 16(a) shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

            If an Officer whose signature is on this Agreement or on the Guarantee no longer holds that office at the time the Company issues the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

            The delivery of any Note by the Company shall constitute due delivery of the Guarantee set forth in this Agreement on behalf of the Guarantors.

            In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Agreement, if required by Section 5(t) hereof, the Company shall cause such Subsidiaries to execute Guarantees in accordance with Section 5(t) hereof and this Section 16, to the extent applicable.

            (e) Releases of Guarantors. A Guarantor (other than the Parent) will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of any Holder upon a sale or other disposition to a Person not an Affiliate of the Company of all of the Capital Stock of, or all or substantially all of the assets of, such Subsidiary Guarantor, by way of merger, consolidation or otherwise, which transaction is carried out in accordance with Section 5(j) of this Agreement; provided that any such termination shall occur (x) only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any Indebtedness of the Company shall also terminate upon such sale, disposition or release and (y) only if the Holders are furnished with written notice of such release together with an Officers' Certificate from such Subsidiary Guarantor to the effect that all of the conditions to release in this
Section 16(e) have been satisfied.

            Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Agreement as provided in this Section 16.

            Section 17. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Acquisition Corp., InSight, the Guarantors and of their officers and of the Purchaser and BAS set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, BAS or Acquisition Corp., InSight or the Guarantors or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

            Section 18. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or by facsimile and confirmed to the parties hereto as follows:

If to the Purchaser or BAS:

      Banc of America Bridge LLC
      9 West 57th Street
      New York, NY  10019

      Facsimile:
      Attention:

and to:

      Banc of America Securities LLC
      9 West 57th Street
      New York, NY  10019

      Facsimile: 212-847-8324
      Attention: Raymond A. Cubero, Managing Director

with a copy to:

      Shearman & Sterling
      599 Lexington Avenue
      New York, NY  10022

      Facsimile: (212) 848-7179
      Attention: Christopher C. Paci, Esq.

If to the Company or the Guarantors:

      InSight Health Services Corp.
      4400 MacArthur Blvd.
      Suite 800
      Newport Beach, CA  92660

      Facsimile: 949-476-8006
      Attention: Chief Financial Officer
and to:

      J.W. Childs Associates, L.P.
      One Federal Street
      21st Floor
      Boston, MA  02110

      Facsimile: 617-753-1101
      Attention: Edward D. Yun

with copies to:

      Halifax Capital Partners, L.P.
      1133 Connecticut Avenue N.W.
      Suite 700
      Washington, D.C.  20036

      Facsimile: 202-296-7133
      Attention: David W. Dupree

and to:

      Kaye Scholer LLP
      245 Park Avenue
      New York, NY 10022

      Facsimile: 212-836-8689
      Attention: Stephen C. Koval, Esq.

and to:

      InSight Health Services Corp.
      4400 MacArthur Blvd.
      Suite 800
      Newport Beach, CA  92660

      Facsimile: 949-476-0137
      Attention: General Counsel

            Any party hereto may change the address for receipt of communications by giving written notice to the others.

            Section 19. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 12 and
Section 13, and in each case their respective successors, and any Holder of the Notes, and no other person will have any right or obligation hereunder.

            Section 20. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

            Section 21. Governing Law Provisions.

            (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

            (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

            Section 22. General Provisions.

            (a) Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof except, as to the Purchaser and BAS, the Commitment Letter and the Fee Letter. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

            (b) No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto or any Holder in exercising any right, power or privilege hereunder or under the Securities and no course of dealing between Acquisition Corp., InSight or any Guarantor and any other party or Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Securities preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the Securities are cumulative and not exclusive of any rights or remedies which the parties or Holders would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto or the Holders to any other or further action in any circumstances without notice or demand.

            (c) Amendments, Waivers and Consents. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively) with (and only with) the written consent of the Company and (i)
(x) with respect to any amendment or waiver relating to this Section 22(c) or
Section 2, Section 3, Section 7, Section 8, Section 10, Section 12 or Section 13 of this Agreement, the Purchaser and (y) with respect to any amendment or waiver relating to this Section 22(c) or Section 7, Section 10, Section 12 or Section 13 of this Agreement, BAS or (ii) with respect to any amendment or waiver relating to any provision of this Agreement not listed in clause (i) above, Holders of a majority in aggregate principal amount at Stated Maturity of the Notes; provided that no such amendment or waiver may, without the prior written consent of the Holder of each Note then outstanding and affected thereby:

            (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon are payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date), or

            (ii) amend, change or modify the obligation of the Company to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with the covenant described under Section 5(j) hereof or the obligation of the Company to make and consummate a Change of Control offer in the event of a Change of Control in accordance with Section 5(o) hereof, including, in each case, amending, changing or modifying any definition relating thereto;

            (iii) reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, this Agreement, or

            (iv) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Notes or reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Agreement or for waiver of certain Defaults or Events of Default, or

            (v) modify the ranking or priority of the Notes or the Guarantee of any Guarantor, or

            (vi) release any Guarantor from any of its obligations under its Guarantee or this Agreement other than in accordance with the terms of this Agreement, or

            (vii) make any change in the preceding amendment and waiver provisions.

No amendment or waiver of this Agreement will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or thereby impair any right consequent thereon. As used herein, the term this "Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented. Notwithstanding any of the foregoing, the Company may not amend any provisions of this Agreement or the Notes concerning the subordination of the Notes and the Guarantees without the prior written consent of the Agent Bank, acting on behalf of the Banks under the Credit Agreement.

            Section 23. Liability of InSight prior to the Merger. Notwithstanding anything to the contrary contained herein, unless and until the Merger is consummated, none of the Company or any of its Subsidiaries (including the Subsidiary Guarantors) shall have any liability arising under or related to this Agreement or arising in connection with or related to the issuance and sale of the Notes, except for liabilities, if any, of InSight or the Subsidiary Guarantors in connection with a violation of Section 10(j) of this Agreement.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Parent, Acquisition Corp. and InSight the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                    Very truly yours,

                                    INSIGHT HEALTH SERVICES HOLDINGS CORP.


                                    By:__________________________
                                       Name:
                                       Title:

                                    INSIGHT HEALTH SERVICES ACQUISITION CORP.


                                    By:__________________________
                                       Name:
                                       Title:

                                    INSIGHT HEALTH SERVICES CORP.


                                    By:__________________________
                                       Name:
                                       Title:

                                    INSIGHT HEALTH CORP.


                                    By:__________________________
                                       Name:
                                       Title:

                                    SIGNAL MEDICAL SERVICES, INC.


                                    By:__________________________
                                       Name:
                                       Title:

                                    OPEN MRI, INC.


                                    By:__________________________
                                       Name:
                                       Title:

                                    MAXUM HEALTH CORP.


                                    By:__________________________
                                       Name:
                                       Title:

                                    RADIOSURGERY CENTERS, INC.


                                    By:__________________________
                                       Name:
                                       Title:

                                    MAXUM HEALTH SERVICES CORP.


                                    By:__________________________
                                       Name:
                                       Title:

                                    MRI ASSOCIATES, L.P.

                                    By: InSight Health Corp., its General
                                        Partner


                                    By:__________________________
                                       Name:
                                       Title:

                                    MAXUM HEALTH SERVICES OF NORTH TEXAS, INC.


                                    By:__________________________
                                       Name:
                                       Title:

                                    MAXUM HEALTH SERVICES OF DALLAS, INC.


                                    By:__________________________
                                       Name:
                                       Title:

                                    NDDC, INC.


                                    By:__________________________
                                       Name:
                                       Title:

                                    DIAGNOSTIC SOLUTIONS CORP.


                                    By:__________________________
                                       Name:
                                       Title:

            The foregoing Note Purchase Agreement is hereby confirmed and accepted by the Purchaser and, with respect to Sections 7, 10, 12 and 13 hereof only, BAS, as of the date first above written.

BANC OF AMERICA BRIDGE LLC


By:   __________________________
      Name:
      Title:



BANC OF AMERICA SECURITIES LLC


By:   __________________________
      Name:
      Title:

                                   SCHEDULE A

                                   GUARANTORS

Guarantor                                           Jurisdiction of Organization
---------                                           ----------------------------
InSight Health Corp.                                          Delaware

Signal Medical Services, Inc.                                 Delaware

Open MRI, Inc.                                                Delaware

Maxum Health Corp.                                            Delaware

Radiosurgery Centers, Inc.                                    Delaware

Maxum Health Services Corp.                                   Delaware

MRI Associates, L.P.                                          Indiana

Maxum Health Services of North Texas, Inc.                    Texas

Maxum Health Services of Dallas, Inc.                         Texas

NDDC, Inc.                                                    Texas

Diagnostic Solutions Corp.                                    Delaware

                                   SCHEDULE B

              OUTSTANDING OPTIONS, WARRANTS, PREEMPTIVE RIGHTS ETC.




          None.

                                   SCHEDULE C

                  SUBSIDIARIES OF INSIGHT HEALTH SERVICES CORP.


Subsidiary                                          Jurisdiction of Organization
----------                                          ----------------------------

                                   SCHEDULE D

                               MATERIAL AGREEMENTS

                                  SCHEDULE D

                              MATERIAL AGREEMENTS

1. Management Agreement, dated as of October 17, 2001, by and among J.W. Childs Advisors II., L.P, Halifax Genpar, L.P., InSight Health Services Holdings Corp. and InSight Health Services Corp.

2. Stockholders Agreement, dated as of June 29, 2001, among InSight Health Services Holdings Corp., the JWC Holders (as defined therein), the Halifax Holders (as defined therein), the Management Holders (as defined therein) and the Additional Holders (as defined therein), as amended.

3. Swap Master Agreement, dated as of December 24, 1997, between NationsBank, N.A. and InSight Health Services Corp., including exercise of Swap Option dated as of March 29, 2001

4. Real Estate Lease for 11617 North Central Expressway, Suite 132, Dallas, Texas between Century Properties Fund XIII and NDDC, Inc.

5. Real Estate Lease for 4225 Rosewood Drive, Suites 4, 5 and 6, Pleasanton, California between New Plan Excel Realty Trust, Inc. and InSight Health Corp.

6. Real Estate Lease for 1001 and 1005 North Highland Avenue, Murfreesboro, Tennessee between Marlin Properties, LLC and InSight Health Corp.

7. Real Estate Lease for 800 Shadow Lane, Las Vegas, Nevada between Borstein Partners Ltd. and InSight Health Corp.

8. Real Estate Lease for 12455 East Washington Boulevard, Whittier, California between Washington Magnetic Resonance Center and InSight Health Corp.

9. Real Estate Lease for 21 Stockton Drive, Toms River, New Jersey between Center State Health Group, Inc. and Toms River Imaging Associates, LP.

10. Real Estate Lease for 1700 North Rose, Suite 110, Oxnard, California between CHW Central Coast and St. John's Regional Imaging Center, LLC.

11. Real Estate Lease for 17950 Preston Road, Suite 120, Dallas, Texas between 17950 Partners, Ltd. and InSight Health Corp.

12.   Purchase Agreement between IHC and Berlex Laboratories dated 5/1/00.

13.   Master Service Agreement between IHC and General Electric dated 1/1/97.



                                      4/8

14. Agreement between the Company and Lafayette Pharmaceuticals, Inc. dated 2/14/00.

15.   Distribution and Service Agreement between IHC and NHD, Inc. dated
      2/14/00.

16.   Operating Lease with General Electric for 1.5T Signa dated 10/00 (G1238A).

17.   Operating Lease with General Electric for 1.5T Signa dated 03/01 (G1242A).

18.   Operating Lease with General Electric for 1.5T Signa dated 03/01 (G1243A).

19.   Operating Lease with General Electric for 1.5T Signa dated 03/01 (G1244A).

20.   Operating Lease with General Electric for 1.5T Signa dated 03/01 (G1245A).


                                      5/8

                                   SCHEDULE E



                   AGREEMENTS PURSUANT TO SECTION 5(k)(ii)(6)

                                   SCHEDULE F


                              EXISTING INDEBTEDNESS

                                  SCHEDULE F

                             EXISTING INDEBTEDNESS

2.    Summary of Joint Venture Balances Owing to InSight Health Corp.


                                                   LOANS OUTSTANDING AS OF 08/31/01:
              PARTNERSHIP                    WORKING CAP.       EQUIPMENT          TOTAL
             CONSOLIDATED

GARFIELD IMAGING CENTER, LTD                $         --      $  1,129,712     $  1,129,712

BERWYN MAGNETIC RESONANCE CENTER, LLC       $    287,115      $  1,558,732     $  1,845,847

TOMS RIVER IMAGING ASSOCIATES, L.P.         $    330,596      $         --     $    330,596

DUBLIN DIAGNOSTIC IMAGING, LLC              $     71,958      $    467,717     $    539,675

ST. JOHN'S REGIONAL IMAGING CENTER, LLC     $  1,662,603      $  3,337,843     $  5,000,446

LOCKPORT MRI, LLC                           $    708,701      $  5,181,461     $  5,890,162

CONNECTICUT LITHOTRIPSY, LLC                $    (85,577)     $    305,739     $    220,162

GRANADA HILLS OPEN MRI, LLC                 $     88,139      $  1,129,151     $  1,217,290

DANIEL FREEMAN MRI, LLC                     $    285,097      $    560,395     $    845,492

WILKES-BARRE IMAGING, LLC                   $    321,848      $  4,614,979     $  4,936,827

INSIGHT-PREMIER HEALTH, LLC                 $    344,864      $  4,098,195     $  4,443,059

                                            $  4,015,344      $ 22,383,924     $ 26,399,268



3.    Indebtedness consisting of capital leases

                      ALL AMOUNTS ARE AS OF AUGUST 31, 2001


                                              DATE OF   MATURITY      INTEREST       BALANCE
COMPANY        PAYEE      DESCRIPTION           NOTE      DATE          RATE        08/31/01

IHC             GE      GE - G1187E           12/01/99   05/01/04       9.00%     $   698,056

IHC             GE      GE - G1190A           12/01/99   05/01/04       9.00%     $   670,229

IHC             GE      GE - G1205A           12/01/99   05/01/04       9.00%     $   645,052

IHC             GE      GE - G1207A           12/01/99   05/01/04       9.00%     $   632,150

IHC             GE      GE - G3052 (Murf.)    12/01/99   05/01/04       9.00%     $   464,768




                                     7/8

IHC             GE      GE - G3063            12/01/99   05/01/04       9.00%     $   526,750
                        (Pleasanton)

IHC             GE      GE - G3063            02/01/00   05/01/04      10.28%     $    20,713
                        (Pleasanton)

DF              GE      GE - G3074           309/01/00  07/01/06        9.30%     $ 1,462,784

DF              GE      GE - G3074 - COIL     09/01/00   07/01/06       9.30%     $    13,791

OPEN MRI        GE      GE - G3051 (OC)       12/01/99   05/01/04       9.00%     $   515,216

              TOTAL CAPITAL LEASES                                                $ 5,649,509
                                                                                  ===========

IHC         =     InSight Health Corp.
OPEN MRI    =     Open MRI, Inc.
DF          =     Daniel Freeman MRI, LLC


4.    Swap Agreement

      Swap Master Agreement , dated as of December 24, 1997, between NationsBank, N.A. and InSight Health Services Corp., including exercise of Swap Option dated as of March 29, 2001


5.    Guaranty Obligations (as of August 31, 2001)

      1. InSight Health Corp. has a guaranty outstanding in favor of Siemens Credit Corporation in the amount of $199,325 for obligations of Northern Indiana Oncology Center of Porter Memorial Hospital, LLC

      2. InSight Health Corp. has a guaranty outstanding in favor of DVI Financial Services, Inc. in the amount of $641,890 for obligations of Metabolic Imaging of Kentucky, LLC

6.    Joint Venture Recourse Indebtedness (as of August 31, 2001)

      1. Central Maine Magnetic Imaging Associates has Indebtedness outstanding to Peoples Heritage Bank, of which $260,854 is recourse to Maxum Health Services Corp.

      2. Central Maine Magnetic Imaging Associates has Indebtedness outstanding to Picker Financial, of which $483,066 is recourse to Maxum Health Services Corp.

      3. Parkway Imaging Center, LLC has Indebtedness outstanding to General Electric Company, of which $361,910 is recourse to InSight Health Corp.

      4. Southern Connecticut Imaging Centers, LLC has Indebtedness outstanding to Citizens Bank, of which $1,182,392 is recourse to InSight Health Corp.


                                      8/8

                                                                       EXHIBIT A


                          [FORM OF EXCHANGE INDENTURE]

                                                                       EXHIBIT A

                          [FORM OF EXCHANGE INDENTURE]


--------------------------------------------------------------------------------


                         INSIGHT HEALTH SERVICES CORP.,






                   [__]% SENIOR SUBORDINATED NOTES DUE 201[_]





                         -------------------------------

                                    INDENTURE

                         Dated as of [_________], 200[_]


                         -------------------------------


                    STATE STREET BANK AND TRUST COMPANY, N.A.

                                     TRUSTEE




                         -------------------------------





--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*
                             ---------------------

TRUST INDENTURE
 ACT SECTION                                                               INDENTURE SECTION
 -----------                                                               -----------------
310(a)(1)...................................................................... 7.10
   (a)(2)...................................................................... 7.10
   (a)(3)...................................................................... N.A.
   (a)(4)...................................................................... N.A.
   (a)(5)...................................................................... 7.10
   (b)......................................................................... 7.10
   (c)......................................................................... N.A.
311(a)......................................................................... 7.11
   (b)......................................................................... 7.11
   (c)......................................................................... N.A.
312(a)......................................................................... 2.06
   (b)......................................................................... 13.03
   (c)......................................................................... 13.03
313(a)......................................................................... 7.06, 13.03
   (b)(1)...................................................................... N.A.
   (b)(2)...................................................................... 7.06, 7.07
   (c)......................................................................... 7.06, 13.02
   (d)......................................................................... 7.06
314(a)......................................................................... 7.06, 13.05
   (b)......................................................................... N.A.
   (c)(1)...................................................................... N.A.
   (c)(2)...................................................................... N.A.
   (c)(3)...................................................................... N.A.
   (d)......................................................................... N.A.
   (e)......................................................................... 13.05
   (f)......................................................................... N.A.
315(a)......................................................................... N.A.
   (b)......................................................................... N.A.
   (c)......................................................................... N.A.
   (d)......................................................................... N.A.
   (e)......................................................................... N.A.
316(a) (last sentence)......................................................... N.A.
   (a)(1)(A)................................................................... N.A.
   (a)(1)(B)................................................................... N.A.
   (a)(2)...................................................................... N.A.
   (b)......................................................................... N.A.
   (c)......................................................................... 13.13

----------
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture

317(a)(1)...................................................................... N.A.
   (a)(2)...................................................................... N.A.
   (b)......................................................................... N.A.
318(a)......................................................................... N.A.
   (b)......................................................................... N.A.
   (c)......................................................................... 13.01

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----

CROSS-REFERENCE TABLE ......................................................................i

                                   ARTICLE ONE
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE


Section 1.01      Definitions...............................................................1
Section 1.02      Other Definitions........................................................20
Section 1.03      Incorporation by Reference of Trust Indenture Act........................21
Section 1.04      Rules of Construction....................................................21

                                   ARTICLE TWO
                                    THE NOTES

Section 2.01      Form and Dating..........................................................22
Section 2.02      Execution and Authentication.............................................23
Section 2.03      Methods of Receiving Payments on the Notes...............................24
Section 2.04      Registrar and Paying Agent...............................................24
Section 2.05      Paying Agent to Hold Money in Trust......................................24
Section 2.06      Holder Lists.............................................................25
Section 2.07      Transfer and Exchange....................................................25
Section 2.08      Replacement Notes........................................................38
Section 2.09      Outstanding Notes........................................................38
Section 2.10      Treasury Notes...........................................................38
Section 2.11      Temporary Notes..........................................................39
Section 2.12      Cancellation.............................................................39
Section 2.13      Defaulted Interest.......................................................39
Section 2.14      CUSIP Numbers............................................................39

                                  ARTICLE THREE
                           REDEMPTION AND PREPAYMENT;
                           SATISFACTION AND DISCHARGE

Section 3.01      Notices to Trustee.......................................................40
Section 3.02      Selection of Notes to Be Redeemed........................................40
Section 3.03      Notice of Redemption.....................................................40
Section 3.04      Effect of Notice of Redemption...........................................41
Section 3.05      Deposit of Redemption Price..............................................41
Section 3.06      Notes Redeemed in Part...................................................42
Section 3.07      Optional Redemption......................................................42
Section 3.08      Mandatory Redemption.....................................................43
Section 3.09      Repurchase Offers........................................................43
Section 3.10      Application of Trust Money...............................................45

                                  ARTICLE FOUR
                                    COVENANTS

Section 4.01      Payment of Notes.........................................................45
Section 4.02      Maintenance of Office or Agency..........................................45
Section 4.03      Reports..................................................................46
Section 4.04      Compliance Certificate...................................................46
Section 4.05      Taxes....................................................................47
Section 4.06      Stay, Extension and Usury Laws...........................................47
Section 4.07      Restricted Payments......................................................47
Section 4.08      Dividend and Other Payment Restrictions Affecting Restricted
                      Subsidiaries.........................................................52
Section 4.09      Incurrence of Indebtedness and Issuance of Preferred Stock...............53
Section 4.10      Asset Sales..............................................................56
Section 4.11      Transactions with Affiliates.............................................57
Section 4.12      Liens....................................................................58
Section 4.13      Corporate Existence......................................................59
Section 4.14      Limitation on Layering Debt..............................................59
Section 4.15      Offer to Repurchase upon a Change of Control.............................59
Section 4.16      Limitation on Issuances and Sales of Capital Stock of Restricted
                      Subsidiaries.........................................................60
Section 4.17      Designation of Restricted and Unrestricted Subsidiaries..................61
Section 4.18      Payments for Consent.....................................................61
Section 4.19      Limitations on Issuances of Guarantees of Indebtedness...................62
Section 4.20      Additional Guarantees....................................................62

                                  ARTICLE FIVE
                                   SUCCESSORS

Section 5.01      Merger, Consolidation or Sale of Assets..................................62

                                   ARTICLE SIX
                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default........................................................64
Section 6.02      Acceleration.............................................................65
Section 6.03      Other Remedies...........................................................66
Section 6.04      Waiver of Past Defaults..................................................66
Section 6.05      Control by Majority......................................................67
Section 6.06      Limitation on Suits......................................................67
Section 6.07      Rights of Holders of Notes to Receive Payment............................68
Section 6.08      Collection Suit by Trustee...............................................68
Section 6.09      Trustee May File Proofs of Claim.........................................68
Section 6.10      Priorities...............................................................69
Section 6.11      Undertaking for Costs....................................................69

                                  ARTICLE SEVEN
                                     TRUSTEE

Section 7.01      Duties of Trustee........................................................69
Section 7.02      Certain Rights of Trustee................................................70
Section 7.03      Individual Rights of Trustee.............................................71
Section 7.04      Trustee's Disclaimer.....................................................71
Section 7.05      Notice of Defaults.......................................................71
Section 7.06      Reports by Trustee to Holders of the Notes...............................72
Section 7.07      Compensation and Indemnity...............................................72
Section 7.08      Replacement of Trustee...................................................73
Section 7.09      Successor Trustee by Merger, Etc. .......................................74
Section 7.10      Eligibility; Disqualification............................................74
Section 7.11      Preferential Collection of Claims Against Company........................74

                                  ARTICLE EIGHT
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.................74
Section 8.02      Legal Defeasance and Discharge...........................................74
Section 8.03      Covenant Defeasance......................................................75
Section 8.04      Conditions to Legal or Covenant Defeasance...............................75
Section 8.05      Deposited Money and U.S. Government Obligations to Be Held in Trust;
                      Other Miscellaneous Provisions.......................................76
Section 8.06      Repayment to the Company.................................................77
Section 8.07      Reinstatement............................................................77

                                  ARTICLE NINE
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes......................................78
Section 9.02      With Consent of Holders of Notes.........................................79
Section 9.03      Compliance with Trust Indenture Act......................................81
Section 9.04      Revocation and Effect of Consents........................................81
Section 9.05      Notation on or Exchange of Notes.........................................81
Section 9.06      Trustee to Sign Amendments, Etc. ........................................81

                                   ARTICLE TEN
                                  SUBORDINATION

Section 10.01     Agreement to Subordinate.................................................81
Section 10.02     Liquidation; Dissolution; Bankruptcy.....................................82
Section 10.03     Default on Designated Senior Indebtedness................................82
Section 10.04     Acceleration of Securities...............................................83
Section 10.05     When Distribution Must Be Paid Over......................................83
Section 10.06     Notice by the Company....................................................83
Section 10.07     Subrogation..............................................................83

Section 10.08     Relative Rights..........................................................84
Section 10.09     Subordination May Not Be Impaired by the Company.........................84
Section 10.10     Distribution or Notice to Representative.................................84
Section 10.11     Rights of Trustee and Paying Agent.......................................84
Section 10.12     Authorization to Effect Subordination....................................85

                                 ARTICLE ELEVEN
                                   GUARANTEES

Section 11.01     Guarantee................................................................85
Section 11.02     Subordination of Guarantee...............................................86
Section 11.03     Limitation on Guarantor Liability........................................86
Section 11.04     Execution and Delivery of Guarantee......................................87
Section 11.05     Releases of Guarantors...................................................87

                                 ARTICLE TWELVE
                           SATISFACTION AND DISCHARGE

Section 12.01     Satisfaction and Discharge...............................................88
Section 12.02     Deposited Money and U.S. Government Obligations to Be Held in Trust;
                      Other Miscellaneous Provisions.......................................89
Section 12.03     Repayment to the Company.................................................89

                                ARTICLE THIRTEEN
                                  MISCELLANEOUS

Section 13.01     Trust Indenture Act Controls.............................................89
Section 13.02     Notices..................................................................90
Section 13.03     Communication by Holders of Notes with Other Holders of Notes............91
Section 13.04     Certificate and Opinion as to Conditions Precedent.......................91
Section 13.05     Statements Required in Certificate or Opinion............................91
Section 13.06     Rules by Trustee and Agents..............................................92
Section 13.07     No Personal Liability of Directors, Officers, Employees and
                      Stockholders.........................................................92
Section 13.08     Governing Law............................................................92
Section 13.09     Consent to Jurisdiction..................................................92
Section 13.10     No Adverse Interpretation of Other Agreements............................93
Section 13.11     Successors...............................................................93
Section 13.12     Severability.............................................................93
Section 13.13     Counterpart Originals....................................................93
Section 13.14     Acts of Holders..........................................................93
Section 13.15     Benefit of Indenture.....................................................94
Section 13.16     Table of Contents, Headings, Etc. .......................................95

                                    EXHIBITS

Exhibit A1    FORM OF NOTE

Exhibit A2    FORM OF REGULATION S TEMPORARY GLOBAL NOTE

Exhibit B     FORM OF CERTIFICATE OF TRANSFER

Exhibit C     FORM OF CERTIFICATE OF EXCHANGE

Exhibit D     FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E     FORM OF NOTATION OF GUARANTEE

Exhibit F     FORM OF SUPPLEMENTAL INDENTURE

        INDENTURE dated as of [_______], 200[_] among InSight Health Services Corp., a Delaware corporation (the "COMPANY"), InSight Health Services Holdings Corp., a Delaware Corporation, (the "PARENT"), the Subsidiary Guarantors (as defined below) and State Street Bank and Trust Company, N.A., as trustee.

               The Company, the Parent the Subsidiary Guarantors and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the [__]% Senior Subordinated Notes due 201[_]:

                                  ARTICLE ONE
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01   Definitions.

               "144A GLOBAL NOTE" means a global note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

               "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (a) existing at the time such Person is merged with or into the Company or a Subsidiary or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person.

               "ADDITIONAL NOTES" means up to $100 million aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof.

               "AFFILIATE" means, with respect to any specified person, (a) any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or (b) any other person that owns, directly or indirectly, 10% or more of such specified person's Capital Stock or any executive officer or director of any such specified person or other person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "AGENT" means any Registrar, Paying Agent or co-registrar.

               "AGENT BANK" means Bank of America, N.A. and its successors under the Credit Agreement, in its capacity as administrative agent.

               "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

               "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of merger, consolidation or similar arrangement) (collectively, a "transfer") by the Company or any Restricted Subsidiary other than in the ordinary course of business and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Shares of Capital Stock of any of the Company's Restricted Subsidiaries (which will be deemed to include the sale, grant or conveyance of any interest in the income, profits or proceeds therefrom), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (x) that have a fair market value in excess of $2 million or (y) for Net Cash Proceeds in excess of $2 million. For the purposes of this definition, the term "Asset Sale" does not include (a) any transfer of properties or assets (i) that is governed by Sections 4.07, 4.16 (to the extent of paragraph (a) thereof) or 5.01 hereof, (ii) between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of the Indenture or (iii) representing obsolete or permanently retired equipment and facilities or (b) the sale or exchange of equipment in connection with the purchase or other acquisition of other equipment, in each case used in the business of the Company or its Restricted Subsidiaries as it was in existence on the Reference Date or any business determined by the Board of the Company in its good faith judgment to be reasonably related thereto. Notwithstanding anything to the contrary set forth above, a disposition of Receivables and Related Assets other than pursuant to a Receivables Program contemplated under the provisions described in Section 4.09(c)(xiii).

               "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

               "BANKS" means the banks and other financial institutions that from time to time are lenders under the Credit Agreement.

               "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have a corresponding meaning.

               "BOARD" means the Company's Board of Directors or the Parent's Board of Directors, as applicable.

               "BOARD RESOLUTION" means, with respect to a Board, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Parent, as the case may be, to have been duly adopted by such Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               "BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

               "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

               "CAPITALIZED LEASE OBLIGATION" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

               "CAPITAL STOCK" of any Person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity interest (however designated), whether now outstanding or issued after the Closing Date.

               "CASH EQUIVALENTS" means, at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any lender under the Credit Agreement (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition,
(d) repurchase agreements entered into by any Person with a bank or trust company (including any of the lenders under the Credit Agreement) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through
(d).

          "CHANGE OF CONTROL means the occurrence of any of the following:

                (a) the consummation of any transaction (including, without limitation, any merger or consolidation) (i) prior to a Public Equity Offering by the Company or the Parent, the result of which is that the Principals and their Related Parties become the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of less than 50% of the Voting Stock of the Company or the Parent, as the case may be (measured by voting power rather than the number of shares), or (ii) after a Public Equity Offering of the Company or the Parent, any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, become the beneficial owner (as defined above), directly or indirectly, of 35% or more of the Voting Stock of the Company or the Parent, as the case may be, and such person is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Company or the Parent, as the case may be, calculated on a fully diluted basis, than the percentage beneficially owned by the Principals and their Related Parties;

               (b) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries or the Parent and its Subsidiaries, in each case, taken as a whole, to any "person" (as the term is defined in Section 13(d)(3) of the Exchange Act) other than the Principals or Related Parties of the Principals;

               (c) the first day on which a majority of the members of the Board of the Company or the Parent are not Continuing Directors; or

               (d) the Company or the Parent is liquidated or dissolved or adopts a plan of liquidation or dissolution, other than in a transaction that complies with the provisions described under Section 5.01 hereof.

               "CLEARSTREAM" means Clearstream Banking, societe anonyme, Luxembourg.

               "CLOSING DATE" means the date on which the $[____](1) million in aggregate principal amount of the Notes were originally issued under this Indenture.

               "COMMON STOCK" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's Common Stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such Common Stock.

               "COMPANY" means InSight Health Services Corp., a Delaware corporation.

               "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

               "CONSOLIDATED EBITDA" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period: (a) Fixed Charges for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash items

---------------------
(1) To be an amount equal to aggregate principal amount of all Notes issued and outstanding under the Note Purchase Agreement at the time of the exchange, plus any Additional Remarked Notes to be issued.

increasing Consolidated Net Income for such period, other than non-cash charges or items increasing Consolidated Net Income resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business, plus (e) Minority Interest; provided that fixed charges, income tax expense, depreciation and amortization expense and non-cash charges of a Restricted Subsidiary will be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income for such period.

               "CONSOLIDATED NET INCOME" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary or nonrecurring gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales or discontinued operations, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period, (d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income is actually paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise and
(f) the cumulative effect of a change in accounting principles.

               "CONSOLIDATED TANGIBLE ASSETS" means, as of the date of determination, the total assets, less goodwill and other intangibles, shown on the balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.

               "CONTINUING DIRECTORS" means, as of the date of determination, any member of the Board of the Company or the Parent, as the case may be, who:

               (a)       was a member of such Board on the Reference Date;

               (b) was nominated for election or elected to such Board with the approval of the majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

               (c) was nominated by one or more of the Principals and the Related Parties.

               "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

               "CREDIT AGREEMENT" means the credit agreement, dated as of the Reference Date, among the Company, the Parent, the Subsidiary Guarantors, the lenders named therein, Bank of

America, N.A., as administrative agent, First Union National Bank, as syndication agent, and The CIT Group/Business Credit, Inc., as documentation agent, providing for up to $225 million in term loan borrowings and $50 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement (and related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith) may be amended, restated, supplemented, refinanced, extended or otherwise modified from time to time.

               "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

               "DEFAULT" means any event that is, or after notice or the passage of time or both, would be, an Event of Default.

               "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

               "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

               "DESIGNATED NONCASH CONSIDERATION" means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an officer's certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or cash equivalents received in connection with a sale of such Designated Noncash Consideration.

               "DESIGNATED SENIOR INDEBTEDNESS" means (i) so long as the Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) thereafter, any other Senior Indebtedness permitted under the Indenture the principal amount of which is $25 million or more and that has been specifically designated by the Company, in the instrument creating or evidencing such Senior Indebtedness or in an officers' certificate delivered to the Trustee, as "Designated Senior Indebtedness."

               "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of transactions in respect of which the Board is required to deliver a resolution of the Board, to make a finding or otherwise take action under the Indenture, a member of the Board who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

               "DISQUALIFIED STOCK" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (i) is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes, (ii) is redeemable at the option of the holder thereof, at any time prior to such final Stated Maturity or (iii) at the option of the holder thereof is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would constitute Disqualified Stock solely as a result of the provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.10 and 4.15 hereof, and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the provisions contained in Sections 4.10 and 4.15 hereof.

               "EQUITY INTERESTS" means Capital Stock and all warrants, options and other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

               "EQUITY OFFERING" means a public or private offering of Capital Stock (other than Disqualified Stock) of the Parent or the Company.

               "EQUITY SPONSORS" means J.W. Childs Associates, L.P., J.W. Childs Equity Partners II, L.P., The Halifax Group, L.L.C. and Halifax Capital Partners, L.P.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, including the rules and regulations of the SEC promulgated thereunder.

               "EXCHANGE NOTES" means the Notes issued in the Exchange Offer in accordance with Section 2.07(f) hereof.

               "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

               "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

               "EXISTING INDEBTEDNESS" means the Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) that was outstanding on the Reference Date and listed on Schedule I to this Indenture, until such amounts are repaid.

               "EXISTING NOTES" means the 9 5/8% Senior Subordinated Notes Due 2008 of the Company.

               "FACILITY" means any premises, together with the diagnostic imaging and treatment equipment installed therein, used by the Company in the conduct of the business of providing diagnostic imaging and information, treatment and related management services.

               "FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of Consolidated EBITDA for such period to Fixed Charges for such period.

               "FIXED CHARGES" means, for any period, without duplication, the sum of (a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of original issue discount, (ii) the net cost of interest rate contracts (including, amortization of discounts),
(iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs, and (v) the interest component of Capitalized Lease Obligations, plus (b) all dividends and distributions paid (whether or not in cash) on Preferred Stock and Disqualified Stock by the Company or any Restricted Subsidiary (to any Person other than the Company or any of its Restricted Subsidiaries), other than dividends on Equity Interests payable solely in Qualified Equity Interests of the Company, computed on a tax effected basis, plus (c) all interest on any Indebtedness of any Person guaranteed by the Company or any of its Restricted Subsidiaries or secured by a lien on the assets of the Company or any of its Restricted Subsidiaries; provided that Fixed Charges will not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs, and (ii) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Net Income pursuant to clause (e) of the definition thereof for such period.

               "FOREIGN SUBSIDIARY" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a state thereof or the District of Columbia and that has no material operations or assets in the United States.

               "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

               "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

               "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A1 or A2 hereto, as appropriate, issued in accordance with
Section 2.01, 2.07(b)(iv), 2.07(d)(ii) or 2.07(f) of this Indenture.

               "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

               "GUARANTEE" means a Guarantee of the Notes pursuant to the Indenture.

               "GUARANTORS" means: (1) the Parent; (2) the Subsidiary Guarantors; and (3) any other subsidiary that executes a Guarantee in accordance with the provisions hereof; and their respective successors and assigns.

               "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person entered into in the ordinary course of business under
(i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in interest rates, and (ii) forward exchange agreements, currency swap, currency option and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in foreign currency exchange rates.

               "HOLDER" means a Person in whose name a Note is registered.

               "IAI GLOBAL NOTE" means the global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

               "INDEBTEDNESS" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services,
(e) the attributable value of every Capitalized Lease Obligation of such Person,
(f) all Disqualified Stock of such Person valued at its maximum fixed repurchase price, plus accrued and unpaid dividends thereon, (g) all obligations of such Person under or in respect of Hedging Obligations, and (h) every obligation of the type referred to in clauses (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person will not be considered Indebtedness for purposes of this definition.

               "INDENTURE" means this Indenture, as amended or supplemented from time to time.

               "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

               "INITIAL PURCHASER" means Banc of America Securities LLC as initial purchaser under the Purchase Agreement dated [________], 200[_], among the Company, the Guarantors and Banc of America Securities LLC.

               "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

               "INVESTMENT" in any Person means, (i) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to such Person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such Person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person, or the making of any investment in such Person, (ii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (iii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. Investments exclude endorsements for deposit or collection in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

               "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

               "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon, or with respect to, any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

               "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

               "MINORITY INTEREST" means, with respect to any Person, interests in income of such Person's Subsidiaries held by Persons other than such Person or another subsidiary of such Person, as reflected on such Person's consolidated financial statements.

               "MOODY'S" means Moody's Investors Service and any successor thereof.

               "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Indebtedness where such Indebtedness is secured by the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

               "NON-PAYMENT EVENT OF DEFAULT" means any event (other than a Payment Event of Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

               "NON-RECOURSE INDEBTEDNESS" means Indebtedness of a Person (i) as to which neither the Company nor any of its Restricted Subsidiaries (other than such Person), (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), and (ii) the obligees of which will have recourse for repayment of the principal of and interest on such Indebtedness and any fees, indemnities, expense reimbursements or other amount of whatsoever nature accrued or payable in connection with such Indebtedness solely against the assets of such Person and not against any of the assets of the Company or its Restricted Subsidiaries (other than such Person).

               "NON-U.S. PERSON" means a Person who is not a U.S. Person.

               "NOTES" means the [___]% Senior Subordinated Notes due 201[_] of the Company issued on the date hereof and the Exchange Notes. The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

               "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

               "OFFERING" means the offering of the Notes by the Company.

               "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

               "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 13.05 hereof.

               "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof.

               "PARENT" means InSight Health Services Holdings Corp., a Delaware corporation and its successors.

               "PARI PASSU INDEBTEDNESS" means (a) with respect to the Notes, Indebtedness that ranks pari passu in right of payment to the Notes and (b) with respect to any Guarantee, Indebtedness that ranks pari passu in right of payment to such Guarantee.

               "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

               "PERMITTED BUSINESS" means the business conducted by the Company, its Restricted Subsidiaries and Permitted Joint Ventures as of the Reference Date and any and all diagnostic imaging and information businesses that in the good faith judgment of the Board of the Company are reasonably related thereto.

               "PERMITTED INDEBTEDNESS" has the meaning set forth in Section 4.07(b) hereof.

               "PERMITTED INVESTMENTS" means any of the following:

               (a) Investments in (i) United States dollars (including such dollars as are held as overnight bank deposits and demand deposits with banks),
(ii) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (iii) certificates of deposit, Euro-dollar time deposits or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; (iv) any shares of money market mutual or similar funds having assets in excess of $500,000,000; (v) repurchase obligations with a term not exceeding seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; and (vi) commercial paper with a maturity of one year or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having a rating (A) from Moody's of at least P-1 or (B) from S&P of at least A-1;

               (b) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

               (c) Investments by the Company or a Restricted Subsidiary in the Company or a Restricted Subsidiary;

               (d)     Investments that were in existence on the Reference
Date;

               (e) promissory notes or other evidence of Indebtedness received as a result of Asset Sales permitted under Section 4.10 hereof;

               (f) loans or advances to officers, directors and employees of the Company or any of its Restricted Subsidiaries made (i) in the ordinary course of business in an amount not to exceed $5 million in the aggregate at any one time outstanding or (ii) in connection with the purchase by such Persons of Equity Interests of the Parent so long as the cash proceeds of such purchase received by the Parent are contemporaneously remitted by the Parent to the Company as a capital contribution;

               (g) any Investment by the Company or any Restricted Subsidiary of the Company in Permitted Joint Ventures made after the Reference Date, having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not exceeding the greater of (i) $30 million and (ii) 10% of the Consolidated Tangible Assets of the Company as of the last day of the most recent full fiscal quarter ending immediately prior to the date of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

               (h) any Investment by the Company or any Restricted Subsidiary in a trust, limited liability company, special purpose entity or other similar entity in connection with a Receivables Program; provided that (A) such Investment is made by a Receivables Subsidiary and (B) the only assets transferred to such trust, limited liability company, special purpose entity or other similar entity consist of Receivables and Related Assets of such Receivables Subsidiary; and

               (i) other Investments that do not exceed $20 million in the aggregate at any one time outstanding.

               "PERMITTED JOINT VENTURE" means any joint venture, partnership or other Person designated by the Board of the Company, (i) at least 20% of whose Capital Stock with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time owned (beneficially or directly) by the Company and/or by one or more Restricted Subsidiaries of the Company and if the Company owns more than 50% of the Capital Stock of the Permitted Joint Venture, such Permitted Joint Venture is either a Restricted Subsidiary of the Company or has been designated as an Unrestricted Subsidiary of the Company in accordance with the provisions of
Section 4.17 hereof, (ii) (x) if it is an Unrestricted Subsidiary, all Indebtedness of such Person is Non-Recourse Indebtedness or (y) if it is a Person other than an Unrestricted Subsidiary, either all Indebtedness of such Person is Non-Recourse Indebtedness or the only Indebtedness of such Person that is not Non-Recourse Indebtedness is Indebtedness as to which any guarantee provided by the Company or a Restricted Subsidiary complies with the provisions of Sections 4.07 and 4.09 hereof, and (iii) which is engaged in a Permitted Business; provided, that each of Berwyn Magnetic Resonance Center, LLC, Garfield Imaging Center, Ltd., Tom's River Imaging Associates, L.P., St. John's Regional Imaging Center, LLC, Dublin Diagnostic Imaging, LLC, Connecticut Lithotripsy, LLC, Northern Indiana Oncology Center of Porter Memorial Hospital, LLC, Lockport MRI, LLC, Wilkes-Barre Imaging, LLC, Sun Coast Imaging Center, LLC, Granada Hills Open MRI, LLC, Daniel Freeman MRI, LLC, InSight-Premier Health, LLC, Southern Connecticut Imaging Centers, LLC, Parkway Imaging Center, LLC, Metabolic Imaging of Kentucky, LLC, Maine Molecular Imaging, LLC, Greater Waterbury Imaging Center, L.P.

and Central Maine Magnetic Imaging Associates shall be deemed to be a Permitted Joint Venture. Any such designation (other than with respect to the Persons identified in the preceding sentence) shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an officer's certificate certifying that such designation complied with the foregoing provisions.

                "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded plus accrued interest plus the lesser of the amount of any premium required to be paid in connection with such refinancings pursuant to the terms of such indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing (in each case plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Permitted Refinancing Indebtedness shall not include Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of a Subsidiary Guarantor.

               "PERSON" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

               "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, partnership interests, participation, rights in or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

               "PRINCIPALS" means the Equity Sponsors and their respective Affiliates.

               "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

               "PUBLIC EQUITY OFFERING" means an offer and sale of Capital Stock (other than Disqualified Stock) of the Company or the Parent pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

               "PURCHASE MONEY OBLIGATIONS" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the construction and/or acquisition of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost of such property, and incurred within 90 days after the date of such construction or acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business); provided that any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed.

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "QUALIFIED EQUITY INTEREST" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

               "QUALIFIED STOCK" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

               "RECEIVABLES AND RELATED ASSETS" means accounts receivable, instruments, chattel paper, health care insurance receivables, obligations, general intangibles and other similar assets, including interest in merchandise or goods, the sale or lease of which give rise to the foregoing, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all the foregoing.

               "RECEIVABLES PROGRAM" means, with respect to any Person, any securitization program pursuant to which such Person pledges, sells or otherwise transfers or encumbers its Receivables and Related Assets, including a trust, limited liability company, special purpose entity or other similar entity.

               "RECEIVABLES SUBSIDIARY" means a Wholly Owned Subsidiary (i) created for the purpose of financing Receivables and Related Assets created in the ordinary course of business of the Company and its Subsidiaries and (ii) the sole assets of which consist of Receivables and Related Assets of the Company and its Subsidiaries and Permitted Investments.

               "REFERENCE DATE" means October [17], 2001.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Closing Date, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

               "REGULATION S" means Regulation S promulgated under the Securities Act.

               "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

               "REGULATION S PERMANENT GLOBAL NOTE" means a permanent global
Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

               "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary global
Note in the form of Exhibit A2 hereto bearing the Global Note Legend, the Private Placement Legend and the Temporary Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

               "RELATED PARTY" means:

               (a) any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

               (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause.

               "REPRESENTATIVE" means the trustee, agent or representative for any Senior Indebtedness.

               "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

               "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

               "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

               "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

               "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

               "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary other than an Unrestricted Subsidiary. Notwithstanding anything to the contrary herein or in the Notes, Toms River Imaging Associates, L.P. shall be deemed to be a Restricted Subsidiary of the Company for purposes of this Indenture and the Notes so long as the Company and the Guarantors, directly or indirectly, own at least 50% of the Voting Stock thereof.

               "RULE 144" means Rule 144 promulgated under the Securities Act.

               "RULE 144A" means Rule 144A promulgated under the Securities Act.

               "RULE 903" means Rule 903 promulgated under the Securities Act.

               "RULE 904" means Rule 904 promulgated the Securities Act.

               "SALE AND LEASEBACK TRANSACTION" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

               "SENIOR BANK DEBT" means the Obligations outstanding under the Credit Agreement.

               "SENIOR INDEBTEDNESS" " means (i) the Senior Bank Debt and any Hedging Obligations owing by the Company or any Guarantor to any lender which is a party to the Credit Agreement (or to any Affiliate of any such lender), (ii) any other Indebtedness permitted to be incurred by the Company or any Restricted Subsidiary under the terms of this Indenture and (iii) any Indebtedness of the Parent, unless, in the case of clauses (ii) and (iii), the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Indebtedness for money borrowed. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include
(i) Indebtedness evidenced by the Notes or the Guarantees, (ii) Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to any Senior Indebtedness of the Company or such Guarantor or the Notes or such Guarantor's Guarantee, (iii) Indebtedness of the Company that by operation of law is subordinate to any general unsecured obligations of the Company, (iv) Indebtedness of the Company or any Guarantor to the extent incurred in violation of this Indenture, (v) any liability for federal, state or local taxes or other taxes, owed or owing by the Company or the Parent, (vi) trade account payables owed or owing by the Company or any Guarantor, (vii) amounts owed by the Company or any Guarantor for compensation to employees or for services rendered to the Company or such Guarantor, (viii) Indebtedness of the Company to any Restricted Subsidiary or any other Affiliate of the Company, (ix) Disqualified Stock of the Company or any Guarantor (x) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code is without recourse to the Company or any Restricted Subsidiary and (xi) any Existing Notes outstanding following consummation of the Acquisition.

               "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

               "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary of the Company that, together with its Subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated net revenues of the Company and its Subsidiaries, (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year or (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during such entire fiscal year.

               "S&P" means Standard & Poor's Ratings Group and any successor thereof.

               "STATED MATURITY" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable.

               "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment to the Notes or the Guarantee issued by such Guarantor, as the case may be.

               "SUBSIDIARY" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company. Notwithstanding anything to the contrary herein or in the Notes, Toms River Imaging Associates, L.P. shall be deemed to be a Subsidiary of the Company for purposes of this Indenture and the Notes so long as the Company and the Guarantors, directly or indirectly, own at least 50% of the Voting Stock thereof.

               "SUBSIDIARY GUARANTORS" means, collectively, all Wholly Owned Restricted Subsidiaries that are incorporated in the United States or a State thereof or the District of Columbia.

               "TEMPORARY REGULATION S LEGEND" means the legend set forth in
Section 2.07(h) hereof, which is required to be placed on the Regulation S Temporary Global Note.

               "TRANSACTIONS" means, collectively, (i) the merger of InSight Health Services Acquisition Corp. ("ACQUISITION CORP.") with and into the Company pursuant to an Agreement and Plan of Merger, dated as of June 29, 2001, among Acquisition Corp., the Parent and the Company, as amended, and the payment of the purchase price thereunder, (ii) the initial funding under the Credit Agreement, (iii) the equity contribution by the Equity Sponsors or their Affiliates of $[101,500,000] to the Parent, (iv) the rollover of options having a net value of $[_____] by certain members of the Company's senior management into options of the Parent, the repurchase by Acquisition Corp. of all of the Existing Notes and (v) the repayment of

$[_________] of then outstanding debt of the Company, in each case as such transactions occurred on the Reference Date.

               "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa - 77bbbb), as in effect on the date on which this Indenture is qualified under the TIA.

               "TRUSTEE" means State Street Bank and Trust Company, N.A., until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

               "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

               "UNRESTRICTED GLOBAL NOTE" means a permanent Global Note substantially in the form of Exhibit A1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

               "UNRESTRICTED SUBSIDIARY" means (a) any Subsidiary that is designated by the Board of the Company as an Unrestricted Subsidiary in accordance with Section 4.17 hereof and (b) any Subsidiary of an Unrestricted Subsidiary.

               "U.S. GOVERNMENT OBLIGATIONS" means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

               "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

               "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

               "WEIGHTED AVERAGE LIFE TO MATURITY" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

               "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary, all of the outstanding Voting Stock (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which is owned, directly or indirectly, by the Company.

               "WHOLLY OWNED SUBSIDIARY" means any Subsidiary, all of the outstanding Voting Stock (other than directors' qualifying shares or shares of foreign Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which is owned, directly or indirectly, by the Company.

Section 1.02   Other Definitions.

                                                                         DEFINED
                                                                            IN
       TERM                                                              SECTION
       ----                                                              -------

       "AFFILIATE TRANSACTION"......................................      4.11
       "EXCESS PROCEEDS OFFER"......................................      4.10
       "AUTHENTICATION ORDER".......................................      2.02
       "CHANGE OF CONTROL OFFER"....................................      4.15
       "CHANGE OF CONTROL PAYMENT"..................................      4.15
       "CHANGE OF CONTROL PAYMENT DATE".............................      4.15
       "COVENANT DEFEASANCE"........................................      8.03
       "DTC"........................................................      2.01
       "EVENT OF DEFAULT"...........................................      6.01
       "EXCESS PROCEEDS"............................................      4.10
       "INCUR"......................................................      4.09
       "LEGAL DEFEASANCE"...........................................      8.02
       "OFFER AMOUNT"...............................................      3.10
       "OFFER PERIOD"...............................................      3.10
       "OFFSHORE TRANSACTION".......................................      2.07
       "PAYING AGENT"...............................................      2.03
       "PAYMENT DEFAULT"............................................      6.01
       "PERMITTED DEBT".............................................      4.09
       "PURCHASE DATE"..............................................      3.10
       "REGISTRAR"..................................................      2.04
       "RELATED JUDGMENT"...........................................     13.09
       "RELATED PROCEEDINGS"........................................     13.09
       "REPURCHASE OFFER"...........................................      3.10
       "RESALE RESTRICTION TERMINATION DATE"........................      2.07

                                                                         DEFINED
                                                                            IN
       TERM                                                              SECTION
       ----                                                              -------
       "RESTRICTED PAYMENTS"........................................       4.07
       "SPECIFIED COURTS"...........................................      13.09
       "UNITED STATES"..............................................       2.07

Section 1.03   Incorporation by Reference of Trust Indenture Act.

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               "INDENTURE SECURITIES" means the Notes;

               "INDENTURE SECURITY HOLDER" means a Holder of a Note;

               "INDENTURE TO BE QUALIFIED" means this Indenture;

               "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

               "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04   Rules of Construction.

               (a)     Unless the context otherwise requires:

               (i)     a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (iii)   "or" is not exclusive;

               (iv) words in the singular include the plural, and in the plural include the singular;

               (v)     provisions apply to successive events and transactions;
        and

               (vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE TWO
                                    THE NOTES

Section 2.01   Form and Dating.

               (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A1 or A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons and only shall be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

               The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

               (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A1 or A2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

               (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company ("DTC") in New York, New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount at maturity of the Regulation S Temporary

Global Note (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.07(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

               (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02   Execution and Authentication.

               Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.

               If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

               A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

               The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

               The Trustee shall, upon a written order of the Company signed by two Officers of the Company (an "AUTHENTICATION ORDER"), authenticate Notes for original issue up to the aggregate principal amount of $[___](2), of which $[___] million will be issued on the date of this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.08 hereof.

               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication

-------------------
(2) Amount of initial Notes plus $[100]million of Additional Notes.

by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.


Section 2.03   Methods of Receiving Payments on the Notes.

               If a Holder of Notes has given wire transfer instructions to the Company at least 10 Business Days before payment is due, the Company shall pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Section 2.04   Registrar and Paying Agent.

                (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                (b) The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

                (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05   Paying Agent to Hold Money in Trust.

               The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06   Holder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.07   Transfer and Exchange.

               (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i),
(ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or
2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

               (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (i)     Transfer of Beneficial Interests in the Same Global
         Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

               (ii)    All Other Transfers and Exchanges of Beneficial
         Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with
         Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(i) hereof.

               (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

                       (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                       (B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

               (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.07(b)(ii) above and:

                       (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                       (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                       (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                       (D)     the Registrar receives the following:

                               (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                               (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               If any such transfer is effected pursuant to subparagraph (B) or
(D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

               Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

               (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

               (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                       (A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                       (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                       (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                       (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                       (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                       (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.07(c)(i)(A) and
         (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                       (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                       (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                       (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (1)     if the Holder of such beneficial
                        interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                (2)     if the Holder of such beneficial
                        interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
         Note issued in exchange for a beneficial interest pursuant to this
         Section 2.07(c)(iv) shall not bear the Private Placement Legend.

                (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                       (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (2)(b) thereof;

                       (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                       (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                       (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                       (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                       (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                       (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause
         (C) above, the Regulation S Global Note and in all other cases the IAI Global Note.

               (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                       (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                       (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                       (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                       (D)     the Registrar receives the following:

                               (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                               (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

               If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
         (ii)(D) or (iii) above at a time when an

        Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
        Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

                (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                        (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (1)     if the Holder of such Restricted
                        Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                (2)     if the Holder of such Restricted
                        Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

               (f)     Exchange Offer. Upon the occurrence of the Exchange
Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

               (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                       THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL CLOSING DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
               (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL,

               CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii),
         (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

               THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
               SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

               (h) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

               THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

               (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                (j)     General Provisions Relating to Transfers and Exchanges.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                (v)     The Company shall not be required (A) to issue, to

        register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

Section 2.08    Replacement Notes.

                (a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                (b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09    Outstanding Notes.

                (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

                (b) If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

                (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10    Treasury Notes.

                In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11    Temporary Notes.

                (a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

                (b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12    Cancellation.

                The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13    Defaulted Interest.

                If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14    CUSIP Numbers.

                The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                 ARTICLE THREE
                           REDEMPTION AND PREPAYMENT;
                           SATISFACTION AND DISCHARGE

Section 3.01    Notices to Trustee.

                If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02    Selection of Notes to Be Redeemed.

                (a) If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $1,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03    Notice of Redemption.

                (a) Subject to the provisions of Section 3.10 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                The notice shall identify the Notes to be redeemed and shall state:

                (i)     the redemption date;

                (ii)    the redemption price;

                (iii) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

                (iv)    the name and address of the Paying Agent;

                (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

                (vi) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

                (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04    Effect of Notice of Redemption.

                Once notice of redemption is mailed in accordance with
Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05    Deposit of Redemption Price.

                (a) One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                (b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Holder in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06    Notes Redeemed in Part.

                Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $1,000 or less shall be redeemed in part.

Section 3.07    Optional Redemption.

                (a)     Except as set forth in clause (b) and (c) of this
Section 3.07, the Company shall not have the option to redeem the Notes pursuant
to this Section 3.07 prior to [      ], 200[_]. Thereafter, the Company may
redeem all or a part of the Notes from time to time, upon not less than 30 days' (or, if all of the Notes are then held by the Initial Purchaser and/or any of its affiliates, 15 days) nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable
redemption date, if redeemed during the twelve-month period beginning on [     ]
of the years indicated below (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date):

                      YEAR                             PERCENTAGE
                      ----                             ----------
                      200[_].......................    [             ]%
                      200[_].......................    [             ]%
                      200[_] and thereafter........    100.0000%

                (b)     At any time prior to [     ], 200[_], the Company may
redeem up to 35% of the aggregate principal amount of Notes originally issued
hereunder at a redemption price of [   ]% of the principal amount thereof, plus
accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of the initial Public Offerings; provided that
(A) at least 65% of the aggregate principal amount of the Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Parent, the Company and its Subsidiaries; and (B) the redemption must occur within 60 days of the date of the closing of such initial Public Equity Offering.

                (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08    Mandatory Redemption.

                Except as set forth in Section 4.10 and 4.15 hereof, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09    Repurchase Offers.

                In the event that, pursuant to Sections 4.10 and 4.15 hereof, the Company shall be required to commence an offer to all Holders to purchase their respective Notes (a "REPURCHASE OFFER"), it shall follow the procedures specified below.

                The Repurchase Offer shall remain open for a period of not less than 30 and not more than 60 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Sections 4.10 and 4.15 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

                Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

                (i)     that the Repurchase Offer is being made pursuant to
        Section 4.10 or Section 4.15 hereof, and the length of time the Repurchase Offer shall remain open;

                (ii)    the Offer Amount, the purchase price and the Purchase
        Date;

                (iii) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest and Liquidated Damages, if any;

                (iv) that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrete or accrue interest and Liquidated Damages, if any, after the Purchase Date;

                (v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                (vi) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

                (viii) that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased pursuant to the terms of Section 3.02 hereof (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                On the Purchase Date, the Company shall, to the extent lawful, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company, shall promptly issue a new Note. The Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the respective Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.

                The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Excess Proceeds Offer.

                Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10    Application of Trust Money.

                All money deposited with the Trustee pursuant to Section 12.02 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FOUR
                                    COVENANTS

Section 4.01    Payment of Notes.

                (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 1:00 p.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

                (a) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.04 of this Indenture.

Section 4.03    Reports.

                (a) Whether or not the Company is required to file reports with the SEC, so long as any Notes are outstanding, the Company will file with the SEC, within the time periods specified in the SEC's rules and regulations, all such annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13(a) or 15(d) under the Exchange Act. The Company will also be required (i) to supply to the Trustee and each Holder, or supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other documents within 15 days after the date on which the Company files such reports and documents with the SEC or the date on which the Company would be required to file such reports and documents if the Company were so required and (ii) if filing such reports and documents with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder promptly upon written request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information specified in Rule 144A(d)(4) under the Securities Act.

                (b) Notwithstanding subsection (a) above, so long as the Parent guarantees the Notes, the reports, information and other documents required to be filed and provided as described above may be those of the Parent, rather than the Company, so long as such filings (i) would satisfy the requirements of the Exchange Act and the regulations promulgated thereunder and
(ii) disclose the Company's results of operations and financial condition in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section in at least such detail as would be required if the Company were filing such report.

Section 4.04    Compliance Certificate.

                (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the material terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                (b) If required under Section 314(a) of the Trust Indenture Act, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05    Taxes.

                The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06    Stay, Extension and Usury Laws.

                The Company and each of the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Restricted Payments.

                (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

                (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary, other than (i) dividends or distributions payable solely in Qualified Equity Interests or (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or a Wholly Owned

        Restricted Subsidiary or to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis;

                (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock, or any options, warrants or other rights to acquire such shares of Capital Stock, of the Company, any direct or indirect parent of the Company or any Subsidiary of the Company (other than a Wholly Owned Restricted Subsidiary);

                (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness; and

                (iv) make any Investment (other than a Permitted Investment) in any Person (such payments or other actions described in (but not excluded from) clauses (a) through (d) being referred to as "RESTRICTED Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

                (i) no Default or Event of Default has occurred and is continuing;

                (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

                (iii) the aggregate amount of all Restricted Payments made after the Reference Date does not exceed the sum of:

                        (A) 50% of the aggregate Consolidated Net Income of the Company during the period (taken as one accounting period) from the first day of the Company's first fiscal quarter commencing after the Closing Date to the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income is a loss, minus 100% of such amount); plus

                        (B) 100% of the aggregate net cash proceeds received by the Company after the Reference Date as a capital contribution or from the issuance or sale (other than to a Subsidiary) of either (1) Qualified Equity Interests of the Company or (2) debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange.

                (b) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may take the following actions, so long as no Default or Event of Default has occurred and is continuing or would occur:

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

                (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provisions;

                (ii) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company or of the Parent, the proceeds of which are contributed to the Company as a capital contribution on a substantially concurrent basis;

                (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Equity Interests of the Company or of the Parent, the proceeds of which are contributed to the Company as a capital contribution on a substantially concurrent basis;

                (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, Subordinated Indebtedness, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause
        (iv) of the definition of Permitted Indebtedness;

                (v) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to Section 4.15 hereof; provided that prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in Section 4.15 hereof with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer; and

                (vi) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities, or any dividend, distribution or advance to the Parent for the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Parent, options on any such shares or related stock appreciation rights or similar securities, in each case held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates) of the Company, the Parent or any Subsidiary of the Company, as applicable, or by any employee benefit plan of the Company, the Parent or any Subsidiary of the Company, as applicable, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate amount of cash applied by the Company for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock of the Company or the Parent after the Reference Date does not exceed $7.5 million in the aggregate (excluding for purposes of calculating such amount the aggregate amount received by any Person in connection with such purchase, redemption, acquisition, cancellation or other retirement of such shares that is concurrently used to repay loans made to such Person by the Company pursuant to clause (f) of the definition of "Permitted Investment");

                (vii) the payment of dividends or other distributions or the making of loans or advances to the Parent in amounts required for the Parent to pay franchise taxes and other fees required to maintain its existence and provide for all other customary operating costs of the Parent to the extent attributable to the ownership and operation of the Company and its Restricted Subsidiaries, including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other customary costs and expenses including all costs and expenses with respect to filings with the SEC;

                (viii) the payment of dividends or other distributions by the Company to the Parent in amounts required to pay the tax obligations of the Parent attributable to the Company and its Subsidiaries, determined as if the Company and its Subsidiaries had filed a separate consolidated, combined or unitary return for the relevant taxing jurisdiction; provided that (x) the amount of dividends paid pursuant to this clause (viii) to enable the Parent to pay Federal and state income taxes (and franchise taxes based on income) at any time shall not exceed the amount of such Federal and state income taxes (and franchise taxes based on income) actually owing by the Parent at such time to the respective tax authorities for the respective period and (y) any refunds received by the Parent attributable to the Company or any of its Restricted Subsidiaries shall promptly be remitted by the Parent to the Company through a contribution or purchase of common stock (other than Disqualified Stock) of the Company;

                (ix) the payment of dividends or other distributions or the making of loans or advances to the Parent in amounts required for the Parent to pay to the Equity Sponsors an annual amount not to exceed $500,000 for payment of management consulting or financial advisory services provided to the Company or any of the Subsidiaries; and

                (x) other Restricted Payments not to exceed $10 million at any one time outstanding.

                (b)     The actions described in clauses (v), (vi), (vii),
(viii), (ix) and (x) of Section 4.07(b) will be Restricted Payments that will be permitted to be taken in accordance with this Section 4.07 but will reduce the amount that would otherwise be available for Restricted Payments under clause
(iv)(iii) of Section 4.07(a) hereof and the actions described in clauses (i),
(ii), (iii) and (iv) of Section 4.07(b) will be Restricted Payments that will be permitted to be taken in accordance with this Section 4.07 and will not reduce the amount that would otherwise be available for Restricted Payments under clause (iv)(iii) of Section 4.07(a) hereof.

                For the purpose of making any calculations under this Indenture
(i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in an amount equal to the greater of the fair market value or net book value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the

Board of the Company, and (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of the Company. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of the Company whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required under this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

                If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Investment.

                If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise, other than the redesignation of an Unrestricted Subsidiary or other Person as a Restricted Subsidiary), to the extent such net reduction is not included in the Company's Consolidated Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

                In computing the Consolidated Net Income of the Company for purposes of Section 4.07(a)(iii)(A) hereof, (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from its books and records that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

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

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

                (b) However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

                (i) any agreement (including the Credit Agreement) in effect on the Reference Date;

                (ii) customary non-assignment provisions of any lease, license or other contract entered into in the ordinary course of business by the Company or any Restricted Subsidiary;

                (iii) the refinancing or successive refinancing of Indebtedness incurred under the agreements (including the Credit Agreement) in effect on the Reference Date, so long as such encumbrances or restrictions are no more restrictive, taken as a whole, than those contained in such original agreement;

                (iv) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                (v) purchase money obligations for acquired property permitted under Section 4.09 hereof that impose restrictions of the nature described in clause (iv) of Section 4.08(a) hereof on the property so acquired;

                (vi) any agreement for the sale of a Restricted Subsidiary or an asset that restricts distributions by that Restricted Subsidiary or transfers of such asset pending its sale;

                (vii) secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.12 hereof that limits the right of the debtor to dispose of the assets securing such Indebtedness;

                (viii) restrictions on cash or other deposits or net worth imposed by leases entered into in the ordinary course of business;

                (ix) Non-Recourse Indebtedness of any Permitted Joint Venture permitted to be incurred under the Indenture;

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

                (x)     applicable law or regulation;

                (xi) a Receivables Program with respect to a Receivables Subsidiary; and

                (xii) customary provisions in joint venture, limited liability company operating, partnership, shareholder and other similar agreements entered into in the ordinary course of business reasonably consistent with past practice by the Company or any Restricted Subsidiary.

Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Stock.

                (a) The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "INCUR"), any Indebtedness (including Acquired Indebtedness and the issuance of Disqualified Stock), except that the Company and any Subsidiary Guarantors may incur Indebtedness if, at the time of such event, the Fixed Charge Coverage Ratio for the immediately preceding four full fiscal quarters for which internal financial statements are available, taken as one accounting period, would have been equal to at least 2.0 to 1.0.

                (b) In making the foregoing calculation for any four-quarter period that includes the Reference Date, pro forma effect will be given to the Transactions, as if such transactions had occurred at the beginning of such four-quarter period. In addition (but without duplication), in making the foregoing calculation, pro forma effect will be given to:

                (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period;

                (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period; and

                (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), (A) the amount of Indebtedness under a revolving credit facility will be computed based on the average daily balance of such Indebtedness during such four-quarter period, (B) if such Indebtedness bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate, and (C) the amount of any Indebtedness that bears interest at a floating rate will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any

        Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term at the date of determination in excess of 12 months).

                (c) Notwithstanding the foregoing, the Company may, and may permit its Restricted Subsidiaries to, incur the following Indebtedness ("PERMITTED INDEBTEDNESS"):

                (i) Indebtedness of the Company or any Subsidiary Guarantor under the Credit Agreement (and the incurrence by any Guarantor of guarantees thereof) in an aggregate principal amount at any one time outstanding not to exceed $375 million, less any amounts applied to the permanent reduction of such credit facilities pursuant to the provisions of Section 4.10 hereof;

                (ii) Indebtedness represented by the Notes (other than the Additional Notes) and the Guarantees;

                (iii)   Existing Indebtedness;

                (iv) the incurrence by the Company of Permitted Refinancing Indebtedness in exchange for, or the net cash proceeds of which are used to refund, refinance or replace, any Indebtedness that is permitted to be incurred under clause (ii) or (iii) above;

                (v) Indebtedness owed by the Company to any Restricted Subsidiary or owed by any Restricted Subsidiary to the Company or a Restricted Subsidiary (provided that such Indebtedness is held by the Company or such Restricted Subsidiary); provided that:

                        (A) any Indebtedness of the Company or any Subsidiary Guarantor owing to any such Restricted Subsidiary is unsecured and subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration, or otherwise) to the payment and performance of the Company's obligations under the Notes or the Subsidiary Guarantor's obligations under its Guarantee, as the case may be; and

                        (B) (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (y) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (v);

                (vi) Indebtedness of the Company or any Restricted Subsidiary under Hedging Obligations incurred in the ordinary course of business;

                (vii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

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

                (viii) either (A) Capitalized Lease Obligations of the Company or any Restricted Subsidiary or (B) Indebtedness under purchase money mortgages or secured by purchase money security interests so long as (x) such Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (y) such Indebtedness is created within 90 days of the acquisition of the related property; provided that the aggregate amount of Indebtedness under clauses (A) and (B) does not exceed 15% of Consolidated Tangible Assets at any one time outstanding;

                (ix) Guarantees by any Restricted Subsidiary made in accordance with the provisions of Section 4.19 hereof;

                (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two business days of incurrence;

                (xi) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                (xii) the incurrence of Non-Recourse Indebtedness by Permitted Joint Ventures that are Restricted Subsidiaries;

                (xiii) Indebtedness incurred by a Receivables Subsidiary pursuant to a Receivables Program; provided that, after giving effect to any such incurrence of Indebtedness, the aggregate principal amount of all Indebtedness incurred under this clause (xiii) and then outstanding does not exceed $30 million; and

                (xiv) Indebtedness of the Company, any Restricted Subsidiary or any Permitted Joint Venture not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $30 million at any one time outstanding.

                (d)     For purposes of determining compliance with this
Section 4.09, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses
(i) through (xiv) above, or is entitled to be incurred pursuant to
Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this
Section 4.09. Indebtedness under the Credit Agreement immediately following the Acquisition shall be deemed to have been incurred on the date of the Acquisition in reliance on the exception provided by clause (i) of the definition of Permitted Indebtedness.

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

Section 4.10    Asset Sales.

                (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold evidenced by a resolution of the board of directors of such entity set forth in an Officers' Certificate delivered to the Trustee and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents (for purposes of this clause (ii), cash and Cash Equivalents includes (1) any liabilities (as reflected in the Company's consolidated balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by any transferee of any such assets or other property in such Asset Sale, and where the Company or the relevant Restricted Subsidiary is released from any further liability in connection therewith with respect to such liabilities, (2) any securities, notes or other similar obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 180 days of the consummation of the related Asset Sale by the Company or such Restricted Subsidiary into cash and Cash Equivalents (to the extent of the net cash proceeds or the Cash Equivalents (net of related costs) received upon such conversion) and (3) any Designated Noncash Consideration received by the Company or any such Restricted Subsidiary in the Asset Sale having an aggregate fair market value, as determined by the Board of the Company, taken together with all other Designated Noncash Consideration received pursuant to this clause that is at that time outstanding, not to exceed the greater of:

                        (A)     $10 million; and

                        (B) 15% of Consolidated Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of such Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

                (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale, (i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Credit Agreement (and to correspondingly reduce the commitments, if any, with respect thereto) or to the permanent repayment of other Senior Indebtedness of the Company or a Restricted Subsidiary, provided that the repayment of any Indebtedness incurred under the Credit Agreement in connection with the acquisition of any Facility with the proceeds of any subsequent Sale and Leaseback Transaction relating to such Facility shall not be required to result in the permanent reduction of the amounts outstanding under the Credit Agreement or correspondingly permanently reduce the commitments thereunder, or (ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the Reference Date or in businesses the same, similar or reasonably related thereto. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such

Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause
(ii)) above. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in a manner that is not prohibited by this Indenture. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph shall constitute "EXCESS PROCEEDS".

                (c)     When the aggregate amount of Excess Proceeds exceeds
$10 million, the Company will, within 30 days thereafter, make an offer to purchase (an "EXCESS PROCEEDS OFFER") from all Holders of Notes on a pro rata basis, in accordance with the procedures set forth in this Indenture, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest and Liquidated Damages, if any, to the date such offer to purchase is consummated. To the extent that the aggregate principal amount of Notes tendered pursuant to such offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

Section 4.11    Transactions with Affiliates.

                (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company ("Interested Persons"), unless (i) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with third parties who are not Interested Persons and (ii) the Company delivers to the Trustee (x) with respect to any transaction or series of related transactions entered into after the Reference Date involving aggregate payments in excess of $5 million, a resolution of the Company's Board set forth in an officers' certificate certifying that such transaction or transactions complies with clause (i) above and that such transaction or transactions have been approved by the Board (including a majority of the Disinterested Directors) of the Company and (y) with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $10 million, a written opinion as to the fairness to the Company or such Restricted Subsidiary of such transaction or series of transactions from a financial point of view issued by an accounting, appraisal or investment banking firm, in each case of national standing.

                (b)     The foregoing Section 4.11(a) will not restrict:

                (i) transactions among the Company and/or its Restricted Subsidiaries;

                (ii) the Company from paying reasonable and customary regular compensation, indemnification, reimbursement and fees to officers of the Company or any Restricted Subsidiary and to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary;

                (iii)   transactions permitted by Section 4.07;

                (iv) advances to employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business and consistent with past practice;

                (v) any Receivables Program of the Company or a Restricted Subsidiary;

                (vi) the agreements listed on Schedule II to this Indenture, in each case as in effect as of the Reference Date or any amendment thereto (so long as the amended agreement is not more disadvantageous to the Holders of the Notes in any material respect than such agreement immediately prior to such amendment) or any transaction contemplated thereby; and

                (vii)   sales of Equity Interests to Affiliates.

Section 4.12    Liens.

                The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu Indebtedness or Subordinated Indebtedness of the Company on or with respect to any of its property or assets, including any shares of stock or Indebtedness of any Restricted Subsidiary, whether owned at the Closing Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless:

                (i) in the case of any Lien securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien; and

                (ii) in the case of any Lien securing Pari Passu Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to or ranks equally with such Lien.

                (b) The Company will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu Indebtedness or Subordinated Indebtedness of such Subsidiary Guarantor on or with respect to such Subsidiary Guarantor's properties or assets, including any shares of stock or Indebtedness of any other Restricted Subsidiary, whether owned at the date of this Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless:

                (i) in the case of any Lien securing Pari Passu Indebtedness of such Subsidiary Guarantor, each Guarantee of such Subsidiary Guarantor is secured by a Lien on such property, assets or proceeds that is senior in priority to or ranks equally with such Lien; and

                (ii) in the case of any Lien securing Subordinated Indebtedness of such Subsidiary Guarantor, each Guarantee of such Subsidiary Guarantor is secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

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Section 4.13    Corporate Existence.

                Subject to Article Five, the Parent and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Parent, the Company and each Subsidiary; provided that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.14    Limitation on Layering Debt.

                Neither the Company nor any Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness or guarantee, as applicable, that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes or such Guarantor's Guarantee, respectively.

Section 4.15    Offer to Repurchase upon a Change of Control.

                (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and mail a notice, by first-class mail, postage prepaid, to each Holder, describing the transaction or transactions that constitute the Change of Control and stating (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or such later date as is necessary to comply with the requirements under the Exchange Act (the "CHANGE OF CONTROL PAYMENT DATE"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under

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the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

                (b) By 2:00 p.m. (noon) Eastern Time on the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

                (c)     Notwithstanding anything to the contrary in this
Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.09 hereof and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.16 Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

                The Company (a) will not permit any Restricted Subsidiary to issue any Capital Stock unless after giving effect thereto the Company's percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary is at least equal to its percentage interest prior thereto, and (b) will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); provided that this covenant will not prohibit (i) the sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries in compliance with the other provisions of this Indenture, (ii) the sale or other disposition of a portion of the issued and outstanding Capital Stock of a Restricted Subsidiary (other than a Subsidiary Guarantor) whether or not as a result of such sale or disposition such Restricted Subsidiary continues or ceases to be a Restricted Subsidiary if (A) at the time of such sale or disposition, the Company could make an Investment in the remaining Capital Stock held by it or one of its Restricted Subsidiaries in an amount equal to the amount of its remaining Investment in such Person pursuant to Section 4.07 hereof and (B) such sale or disposition is permitted under, and the Company or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with, Section 4.10 hereof, or (iii) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any

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Restricted Subsidiary, to the extent mandated by applicable law. The Company will not permit any Restricted Subsidiary to issue any Preferred Stock other than to the Company or any Subsidiary Guarantor.

Section 4.17    Designation of Restricted and Unrestricted Subsidiaries.

                (a) The Board of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 4.07 hereof, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company, (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interests in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results, and (vi) such Unrestricted Subsidiary has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Company may not designate any Subsidiary Guarantor (whether or not existing as of the Closing Date) as an Unrestricted Subsidary.

                (b) The Board of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) no Default or Event of Default has occurred and is continuing following such designation and (ii) the Company could, at the time of making such designation and giving such pro forma effect as if such designation had been made at the beginning of the applicable four quarter period, incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) (treating any Indebtedness of such Unrestricted Subsidiary as the incurrence of Indebtedness by a Restricted Subsidiary).

Section 4.18    Payments for Consent.

                Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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Section 4.19    Limitations on Issuances of Guarantees of Indebtedness.

                (a) The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary on a senior subordinated basis on the same terms as set forth in this Indenture and (ii) with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes, provided that the foregoing provision will not be applicable to any guarantee by any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

                (b) Any guarantee by a Restricted Subsidiary of the Notes pursuant to the preceding paragraph may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the guarantee that resulted in the creation of such guarantee of the Notes, except a discharge or release by or as a result of payment under such guarantee.

Section 4.20    Additional Guarantees.

                The Company shall provide to the Trustee, on the date that any Person (other than a Foreign Subsidiary) becomes a Wholly Owned Restricted Subsidiary, a supplemental indenture to this Indenture, executed by such new Wholly Owned Restricted Subsidiary, providing for a full and unconditional guarantee on a senior subordinated basis by such new Wholly Owned Restricted Subsidiary of the Company's obligations under the Notes and this Indenture to the same extent as that set forth in this Indenture.

                                  ARTICLE FIVE
                                   SUCCESSORS

Section 5.01    Merger, Consolidation or Sale of Assets.

                (a) Neither the Parent nor the Company will, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Parent or the Company, as the case may be, is the surviving corporation), or directly and/or indirectly through its Subsidiaries, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Parent or the Company, as the case may be, and its Subsidiaries taken as a whole) in one or more related transactions to, another corporation, Person or entity unless:

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                (i)     either (i) the Company or the Parent, as the case may
        be, is the surviving corporation or (ii) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "SURVIVING ENTITY") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of the Company or the Parent, as the case may be, under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

                (ii) immediately after giving effect to such transaction and treating any obligation of the Company in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default has occurred and is continuing;

                (iii) if such transaction involves the Company, the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant Section 4.09(a);

                (iv) each Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its Guarantee applies to the Surviving Entity's obligations under this Indenture and the Notes;

                (v) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 4.12 hereof are complied with; and

                (vi) the Company or the Parent, as the case may be, delivers or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of this Indenture.

                (b) No Subsidiary Guarantor shall consolidate with or merge with or into any other Person or convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other Person (other than the Company or another Subsidiary Guarantor) unless:

                (i) subject to the provisions of the following paragraph, the Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Subsidiary Guarantor under this Indenture and its Guarantee, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee;

                (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

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                (iii)   the Subsidiary Guarantor delivers, or causes to be
        delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of this Indenture.

                For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                                  ARTICLE SIX
                              DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

                "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of Article Ten of this Indenture);

                (ii) default in payment when due of the principal of (or premium, if any, on) the Notes when due (whether or not prohibited by Article Ten of this Indenture);

                (iii) failure by the Parent or the Company, as applicable, or any of their Restricted Subsidiaries to comply with the provisions of Sections 4.07, 4.09, 4.10, 4.15 and 5.01;

                (iv) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor contained in this Indenture or in any Guarantee (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

                (v) (x) an event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Indebtedness of the Company, the Parent or any Restricted Subsidiary, which issue individually or in the aggregate has an aggregate outstanding principal amount of not less than $10 million, and such default has resulted in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (y)

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

        a default (a "PAYMENT DEFAULT") in any payment when due at final maturity of any such Indebtedness;

                (vi) failure by the Company, the Parent or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $10 million, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

                (vii) any Guarantee ceases to be in full force and effect or is declared null and void or any such Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture);

                (viii) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company, the Parent or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company, the Parent or any Significant Subsidiary under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, the Parent or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                (ix) the institution by the Company, the Parent or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, the Parent or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

Section 6.02    Acceleration.

                (a) If an Event of Default (other than as specified in Section 6.01(viii) or (ix) hereof) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Notes may, and the Trustee at the request of such Holders will, declare the principal of, and accrued interest on, all of the outstanding Notes immediately due and payable and, upon any such declaration, such principal and such interest will become due and payable immediately. The Trustee shall promptly notify the Company of any such acceleration of the Notes pursuant to this Section 6.02(a).

                If an Event of Default specified in Section 6.01(viii) or (ix) hereof occurs and is continuing, then the principal of and accrued interest on all of the outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

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                (b)     At any time after a declaration of acceleration under
this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on, and Liquidate Damages with respect to, all Notes, (B) all unpaid principal of (and premium, if any, on) any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes and (D) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on), interest on or Liquidated Damages with respect to, the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

                (c) Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in Section 501(e) shall have occurred and be continuing and provided no judgment or decree for payment of the money due has been obtained by the Trustee, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

Section 6.03    Other Remedies.

                (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, and Liquidated Damages, if any, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon and during the continuance of an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults.

                Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee, may on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of

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

Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority.

                Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest.

Section 6.06    Limitation on Suits.

                (a) A Holder may pursue a remedy with respect to this Indenture, or the Notes or the Guarantees only if:

                (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                (ii) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                (iii) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in connection with the request or direction;

                (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

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                (b)     A Holder of a Note may not use this Indenture to
prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07    Rights of Holders of Notes to Receive Payment.

                Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest on, and Liquidated Damages, if any, with respect to, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.

                If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.

                The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 6.10    Priorities.

                (a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, respectively; and

                Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                (b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.

                In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

                                 ARTICLE SEVEN
                                     TRUSTEE

Section 7.01    Duties of Trustee.

                (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                (b)     Except during the continuance of an Event of Default:

                (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

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

                (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i)     this paragraph does not limit the effect of paragraph
        (b) of this Section;

                (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

                (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

                (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02    Certain Rights of Trustee.

                (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

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                (d)     The Trustee shall not be liable for any action it takes
or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 13.02 hereof, and such notice references the Notes.

Section 7.03    Individual Rights of Trustee.

                The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04    Trustee's Disclaimer.

                The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.

                If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium and Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

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Section 7.06 Reports by Trustee to Holders of the Notes.

                (a)     Within 60 days after each [       ] beginning with the
[     ] following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07    Compensation and Indemnity.

                (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable and customary disbursements, advances and reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable and customary compensation, disbursements and expenses of the Trustee's agents and counsel.

                (b) The Company shall indemnify the Trustee against any and all losses, liabilities or reasonable out-of-pocket expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable and customary fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                (c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                (d) To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

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

                (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                (f)     The Trustee shall comply with the provisions of TIA
Section 313(b)(2) to the extent applicable.

Section 7.08    Replacement of Trustee.

                (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                (i)     the Trustee fails to comply with Section 7.10 hereof;

                (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (iii) a custodian or public officer takes charge of the Trustee or its property; or

                (iv)    the Trustee becomes incapable of acting.

                (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

                (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as

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Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, Etc.

                If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10    Eligibility; Disqualification.

                There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

                This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11    Preferential Collection of Claims Against Company.

                The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Trustee hereby waives any right to set-off any claim that it may have against the Company in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Company held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

                                 ARTICLE EIGHT
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

                The Company may, at the option of the Board evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02    Legal Defeasance and Discharge.

                Upon the Company's exercise under Section 8.02 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all

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outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Subsidiary Guarantees, respectively, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03    Covenant Defeasance.

                Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.19, 4.20 and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, S ections 6.01(iii) through (vii) shall not constitute Events of Default.

Section 8.04    Conditions to Legal or Covenant Defeasance.

                (a) The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

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

                (i) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, money in an amount, or U.S. Government Obligations that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on the outstanding Notes at maturity (or upon redemption, if applicable) of such principal or installment of interest or Liquidated Damages;

                (ii) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under Section 6.01(viii) is concerned, at any time during the period ending on the 91st day after the date of such deposit;

                (iii) such Legal Defeasance or Covenant Defeasance may not result in a breach or violation of, or constitute a default under, this Indenture, the Credit Agreement or any material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

                (iv) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or, since the Closing Date, there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm, that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (v) in the case of Covenant Defeasance, the Company must have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

                (vi) the Company must have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                (a) Subject to Section 8.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to

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Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                (c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to the Company.

                Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07    Reinstatement.

                If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with
Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if

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any, or interest on any Note following the reinstatement of its obligations, the
Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE NINE
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

                (a) Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors, and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture and in the Notes; or

                (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                (iii)   to add additional Events of Defaults; or

                (iv) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

                (v) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; or

                (vi)    to secure the Notes; or

                (vii) to cure any ambiguity, to correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the Holders in any material respect; or

                (viii) to comply with any requirements of the SEC in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

                (ix) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of its date; or

                (x) to allow any Guarantor to execute a supplemental Indenture and a Guarantee with respect to the Notes; or

                (xi) to provide for the issuance of the Exchange Notes pursuant to the terms of this Indenture.

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                Notwithstanding the foregoing, neither the Company nor the
Trustee may amend any provisions of the Indenture or the Notes concerning (i) the subordination of the Notes and the Guarantees or (ii) legal defeasance or covenant defeasance without, in either case, the prior written consent of the Agent Bank, acting on behalf of the Banks under the Credit Agreement.

                (b) Upon the request of the Company accompanied by a resolution of its Board authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02    With Consent of Holders of Notes.

                (a) Except as provided below in this Section 9.02, the Company the Guarantors and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

                (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                (c) Upon the request of the Company accompanied by a resolution of its Board authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

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                (d)     It shall not be necessary for the consent of the Holders
of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                (e) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture, or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest or Liquidated Damages, if any, thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest or any Liquidated Damages thereon are payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

                (ii) amend, change or modify the obligation of the Company to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with the covenant described under Section 4.10 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.15, including, in each case, amending, changing or modifying any definition relating thereto;

                (iii) reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, this Indenture;

                (iv) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest or Liquidated Damages, if any, on the Notes or reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults or Events of Default;

                (v) modify the ranking or priority of the Notes or the Guarantee of any Guarantor; or

                (vi) release any Guarantor from any of its obligations under its Guarantee or this Indenture other than in accordance with the terms of this Indenture.

                (vii) make any change in the preceding amendment and waiver provisions.

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Section 9.03    Compliance with Trust Indenture Act.

                Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04    Revocation and Effect of Consents.

                Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05    Notation on or Exchange of Notes.

                (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06    Trustee to Sign Amendments, Etc.

                The Trustee shall sign any amended or supplemental indenture or Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture or Note until its Board approves it. In executing any amended or supplemental indenture or Note, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE TEN
                                  SUBORDINATION

Section 10.01   Agreement to Subordinate.

                The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Ten, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

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

Section 10.02   Liquidation; Dissolution; Bankruptcy.

                The holders of Senior Indebtedness of the Company will be entitled to receive payment in full of all Obligations due in respect of Senior Indebtedness of the Company (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Indebtedness of the Company) before the Holders will be entitled to receive any payment with respect to the Notes (except that Holders may receive and retain securities that are subordinated at least to the same extent as the Notes to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness ("PERMITTED JUNIOR SECURITIES") and payments made from the trust pursuant to Article Eight hereunder), in the event of any distribution to creditors of the Company: (i) in a liquidation or dissolution of the Company;
(ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property; (iii) in an assignment for the benefit of creditors; or (iv) in any marshaling of the Company's assets and liabilities.

Section 10.03   Default on Designated Senior Indebtedness.

                (a) The Company may not make any payment in respect of the Notes (except in Permitted Junior Securities or from the trust pursuant to Article Eight hereof):

                (i) in the event any default in the payment of principal of, interest or premium, if any, on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a "PAYMENT EVENT OF DEFAULT"), or

                (ii) any Non-payment Event of Default occurs and is continuing with respect to Designated Senior Indebtedness which permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from (A) with respect to the Designated Senior Indebtedness arising under the Credit Agreement, the Agent Bank, or (B) with respect to any other Designated Senior Indebtedness, the holders or the representative of the holders of any such Designated Senior Indebtedness.

                (iii) Payments on the Notes may and shall be resumed (x) in the case of a Payment Event of Default, upon the date on which such default is cured or waived and (y) in case of a Non-payment Event of Default, the earlier of the date on which such Non-payment Event of Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received unless the maturity of any Designated Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced by a Payment Blockage Notice unless and until (i) 360 days have elapsed since the first day of the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No Non-payment Event of Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days.

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

Section 10.04   Acceleration of Securities.

                If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

Section 10.05   When Distribution Must Be Paid Over.

                (a) In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (except in Permitted Junior Securities or from the trust pursuant to Article Eight hereof) at a time when such payment is prohibited by Article Ten hereof and the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Article Ten hereof, such payment shall be held by the Trustee or such Holder, as applicable, in trust for the benefit of the holders of Senior Indebtedness of the Company. Upon proper written request of the holders of Senior Indebtedness of the Company, the Trustee or such Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Indebtedness or their proper Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Ten, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06   Notice by the Company.

                The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article Ten, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article Ten.

Section 10.07   Subrogation.

                After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness of the Company to the same extent as the Notes are subordinated and which is entitled to like rights of subrogation) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article Ten to holders of



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Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.08   Relative Rights.

                (a) This Article Ten defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

                (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

                (b) If the Company fails because of this Article Ten to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09   Subordination May Not Be Impaired by the Company.

                No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10   Distribution or Notice to Representative.

                (a) Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

                (b) Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

Section 10.11   Rights of Trustee and Paying Agent.

                (a) Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article Ten. Only the Company or a Representative may give the notice. Nothing in this Article Ten shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

                (b) The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12   Authorization to Effect Subordination.

                Each Holder, by the Holder's acceptance thereof, agrees and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Ten, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the lenders under the Credit Agreement are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

                                 ARTICLE ELEVEN
                                   GUARANTEES

Section 11.01   Guarantee.

                (a) Subject to this Article Eleven each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

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                (b)     The Guarantors hereby agree that their obligations
hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06 hereof, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

                (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 11.02   Subordination of Guarantee.

                The Obligations of each Guarantor under its Guarantee pursuant to this Article Eleven shall be junior and subordinated to the prior payment in full of all Senior Indebtedness of such Guarantor (including Senior Indebtedness of the Guarantor incurred after the date hereof) on the same basis as the Notes are junior and subordinated to the prior payment in full all Senior Indebtedness of the Company, as described in Article Ten hereof. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Ten hereof.

Section 11.03   Limitation on Guarantor Liability.

                Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent

Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Eleven, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04   Execution and Delivery of Guarantee.

                (a) To evidence its Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by any of its executive officers.

                (b) Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

                (c) If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

                (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

                (e) In the event that the Company creates or acquires any new Wholly Owned Restricted Subsidiaries subsequent to the date of this Indenture, if required by Section 4.20 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Guarantees in accordance with Section 4.20 hereof and this Article Eleven, to the extent applicable.

Section 11.05   Releases of Guarantors.

                (a) A Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder of the Notes upon a sale or other disposition to a Person not an Affiliate of the Company of all of the Capital Stock of, or all or substantially all of the assets of, such Subsidiary Guarantor, by way of merger, consolidation or otherwise, which transaction is carried out in accordance with Section 4.10 hereof; provided that any such termination shall occur (x) only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any Indebtedness of the Company shall also terminate upon such sale, disposition or release and (y) only if the Trustee is furnished with written notice of such release together

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with an Officers' Certificate from such Subsidiary Guarantor to the effect that all of the conditions to release in this Section 11.05(a) have been satisfied.

                (b) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Eleven.

                                 ARTICLE TWELVE
                           SATISFACTION AND DISCHARGE

Section 12.01   Satisfaction and Discharge.

                (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, when:

                (i)     either:

                        (A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                        (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

                (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                (iii) the Company or any Guarantor has paid or caused to be paid all sums payable by it hereunder; and

                (iv) the Company has delivered irrevocable instructions to the Trustee hereunder to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

                (b) In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                (c) Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or U.S. Government Obligations held by it as provided in this section which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Twelve.

Section 12.02 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                Subject to Section 12.03 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.02, the "TRUSTEE") pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Section 12.03   Repayment to the Company.

                Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

                                ARTICLE THIRTEEN
                                  MISCELLANEOUS

Section 13.01   Trust Indenture Act Controls.

                If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 13.02   Notices.

                (a) Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others' address:

                If to the Company or any Guarantor:

                InSight Health Services Corp.
                4400 MacArthur Blvd.
                Suite 800
                Newport Beach, CA 92660
                Facsimile: 949-476-8006
                Attention: Chief Financial Officer, with a copy to General
                           Counsel

                with copies to:

                J.W. Childs Associates, L.P.
                One Federal Street
                21st Floor
                Boston, MA 02110
                Facsimile: 617-753-1101
                Attention: Edward D. Yun

                and to:

                Halifax Capital Partners, L.P.
                1133 Connecticut Avenue N.W.
                Suite 700
                Washington, D.C. 20036
                Facsimile:  202-296-7133
                Attention:  David W. Dupree

                and to:

                Kaye Scholer LLP
                245 Park Avenue
                New York, NY 10022
                Facsimile: 212-836-8689
                Attention: Stephen C. Koval, Esq.

                If to the Trustee:

                State Street Bank and Trust Company, N.A.

                [____________]

                (b) The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                (d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                (f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03   Communication by Holders of Notes with Other Holders of Notes.

                Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to its rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04   Certificate and Opinion as to Conditions Precedent.

                (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                (ii) to the extent required under Section 314 of the Trust Indenture Act, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05   Statements Required in Certificate or Opinion.

                (a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06   Rules by Trustee and Agents.

                The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

                No director, officer, employee, incorporator or shareholder of the Parent, the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Parent, the Company or the Subsidiary Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08   Governing Law.

                THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09   Consent to Jurisdiction.

                Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that a Related Proceeding has been brought in an inconvenient forum.

Section 13.10   No Adverse Interpretation of Other Agreements.

                This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11   Successors.

                All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 5.01.

Section 13.12   Severability.

                In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13   Counterpart Originals.

                The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.14   Acts of Holders.

                (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 13.14.

                (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                (c) Notwithstanding anything to the contrary contained in this Section 13.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.

                (d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 13.15   Benefit of Indenture.

                Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.16   Table of Contents, Headings, Etc.

                The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

                                       INSIGHT HEALTH SERVICES CORP.


                                       By:
                                          -----------------------------
                                       Name:
                                       Title:

                                       INSIGHT HEALTH SERVICES
                                       HOLDINGS CORP.


                                       By:
                                          -----------------------------
                                       Name:
                                       Title:

                                       [Names of Subsidiary Guarantors]


                                       By:
                                          -----------------------------
                                       Name:
                                       Title:



                                       STATE STREET BANK AND TRUST
                                       COMPANY, N.A., as Trustee


                                       By:
                                          -----------------------------
                                       Name:
                                       Title:

                                                                      EXHIBIT A1


                                 [Face of Note]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & Co. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

        THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL CLOSING DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED



                                      A1-1

INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.



                                      A1-2

                                                                CUSIP [        ]

No.                                                                **$________**


                          INSIGHT HEALTH SERVICES CORP.


                   [__]% Senior Subordinated Notes due 201[_]

Closing Date:           [_____], 200[_]


                InSight Health Services Corp., a Delaware corporation (the "Company", which term includes any successor under this Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [Amount of Note] ($[_________]) on [___], 201[_].


Interest Payment Dates:  [____], commencing [_____], 200[_].


Record Dates:  [__________].


                Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.



                                      A1-3

                IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                              INSIGHT HEALTH SERVICES CORP.

                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:



This is one of the [__]% Senior Subordinated Notes due 201[_] described in the within-mentioned Indenture.

Dated:



STATE STREET BANK AND TRUST COMPANY, N.A.,

as Trustee

By:
   -----------------------------------
          Authorized Signatory



                                      A1-4

                             [Reverse Side of Note]


                          INSIGHT HEALTH SERVICES CORP.

                   [__]% Senior Subordinated Notes due 201[_]

                Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                1. Interest. The Company promises to pay interest on the principal amount of this Note at [__]% per annum from the date hereof until maturity and shall pay the Liquidated Damages, if any, payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on [_____] and [_____] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [____], 200[_]. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the [___] next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose in The City of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The



                                      A1-5

Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                4. Indenture. The Company issued the Notes under an Indenture dated as of [_____], 200[_] ("Indenture") among the Company, the Parent, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This Note is an obligation of the Company limited to $[____] million in aggregate principal amount. The Indenture pursuant to which this Note is issued provides that up to $[100] million aggregate principal amount of Additional Notes may be issued thereunder.

                5. Optional Redemption. (a) Except as set forth in paragraphs 5(b) below, the Company shall not have the option to redeem the Notes prior to [_____], 200[_]. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on [_____] of the years indicated below:

Year                                                                       Percentage
----                                                                       ----------
200[_]................................................................        [     ]%
200[_]................................................................        [     ]%
200[_] and thereafter.................................................        100.0000%

                (b) Notwithstanding the foregoing, at any time prior to [______], 200[_], the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of [__]% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of the initial Public Equity Offerings of the Company or the Parent; provided that (A) at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Parent, the Company and its Subsidiaries; and (B) the redemption must occur within 60 days of the date of the closing of such initial Public Equity Offering.

                6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                7. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days



                                      A1-6
following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

                (b) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale, (i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Credit Agreement (and to correspondingly reduce the commitments, if any, with respect thereto) or to the permanent repayment of other Senior Indebtedness of the Company or a Restricted Subsidiary, provided that the repayment of any Indebtedness incurred under the Credit Agreement in connection with the acquisition of any Facility with the proceeds of any subsequent Sale and Leaseback Transaction relating to such Facility shall not be required to result in the permanent reduction of the amounts outstanding under the Credit Agreement or correspondingly permanently reduce the commitments thereunder, or (ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the Reference Date or in businesses the same, similar or reasonably related thereto. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in a manner that is not prohibited by this Indenture. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10 million, the Company will, within 30 days thereafter, make an offer to purchase (an "Excess Proceeds Offer") from all Holders of Notes on a pro rata basis, in accordance with the procedures set forth in this Indenture, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest and Liquidated Damages, if any, to the date such offer to purchase is consummated. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

                8. Selection and Notice of Redemption If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. Notices of redemption may not be conditional. If any Note is to be



                                      A1-7
redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on Notes or portions of them called for redemption.

                9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

                10. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

                11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company; to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; to add additional Events of Default; to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; to secure the Notes; to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of its date; or to allow any Guarantor to execute a supplemental Indenture and a Guarantee with respect to the Notes.

                12. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Parent, the Company or any Restricted Subsidiary that is a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the respective Event of Default. The Trustee may withhold from Holders



                                      A1-8
of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the Notes.

                13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                14. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Parent, the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Parent, the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

                15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                16. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of [___], 200[_], between the Company, the Parent, the Guarantors and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company, the Parent, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of Additional Notes (the "Registration Rights Agreement").

                17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                InSight Health Services Corp.
                4400 MacArthur Blvd., Suite 800



                                      A1-9

                Newport Beach, California 92660
                Attention: General Counsel
                Facsimile: (949) 476-0137



                                     A1-10

                                 ASSIGNMENT FORM

                To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ----------------------------------
                                                (Insert assignee's legal name)


--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     ---------------------

                                Your Signature:
                                               ---------------------------------
                                                  (Sign exactly as your name
                                               appears on the face of this Note)


Signature Guarantee*:
                      -----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                     A1-11

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                     [ ] Section 4.10      [ ] Section 4.15

                If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                 $_____________



Date:
      ---------------------

                                Your Signature:
                                               ---------------------------------
                                                  (Sign exactly as your name
                                               appears on the face of this Note)


                                Tax Identification No.:
                                                        ------------------------

Signature Guarantee*:
                      -----

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                     A1-12

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                     Principal Amount at
                     Amount of Decrease in  Amount of Increase in         Maturity             Signature of
                      Principal Amount at    Principal Amount at     of this Global Note    Authorized Officer
                           Maturity                Maturity            Following such          of Trustee or
Date of Exchange      of this Global Note    of this Global Note   decrease (or increase)     Note Custodian
----------------      -------------------    -------------------   ----------------------     --------------






                                     A1-13

                                                                      EXHIBIT A2

                                 [Face of Note]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

        THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL CLOSING DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE



                                      A2-1

AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.



                                      A2-2

                                                             CUSIP [           ]

No.                                                             **$___________**


                          INSIGHT HEALTH SERVICES CORP.


                   [__]% Senior Subordinated Notes due 201[_]

Closing Date:           [_____], 200[_]


                InSight Health Services Corp., a Delaware corporation (the "Company", which term includes any successor under this Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [Amount of Note] ($[_________]) on [___], 201[_].


Interest Payment Dates:  [____], commencing [_____], 200[_].


Record Dates:  [__________].


                Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.



                                      A2-3

                IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                         INSIGHT HEALTH SERVICES CORP.

                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:



This is one of the [__]% Senior Subordinated Notes due 201[_] described in the within-mentioned Indenture.

Dated:



STATE STREET BANK AND TRUST COMPANY, N.A.,

as Trustee

By:
    ----------------------------------
           Authorized Signatory



                                      A2-4

                             [Reverse Side of Note]


                          INSIGHT HEALTH SERVICES CORP.

                   [__]% Senior Subordinated Notes due 201[_]

                Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                1. Interest. The Company promises to pay interest on the principal amount of this Note at [__]% per annum from the date hereof until maturity and shall pay the Liquidated Damages, if any, payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on [_____] and [_____] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [____], 200[_]. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the [___] next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose in The City of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The



                                      A2-5

Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                4. Indenture. The Company issued the Notes under an Indenture dated as of [_____], 200[_] ("Indenture") among the Company, the Parent, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This Note is an obligation of the Company limited to $[____] million in aggregate principal amount. The Indenture pursuant to which this Note is issued provides that up to $[100] million aggregate principal amount of Additional Notes may be issued thereunder.

                5. Optional Redemption. (a) Except as set forth in paragraphs 5(b) below, the Company shall not have the option to redeem the Notes prior to [_____], 200[_]. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on [_____] of the years indicated below:

Year                                                                       Percentage
----                                                                       ----------
200[_]................................................................         [    ]%
200[_]................................................................         [    ]%
200[_] and thereafter.................................................        100.0000%

                (b) Notwithstanding the foregoing, at any time prior to [______], 200[_], the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of [__]% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of the initial Public Equity Offerings of the Company or the Parent; provided that (A) at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Parent, the Company and its Subsidiaries; and (B) the redemption must occur within 60 days of the date of the closing of such initial Public Equity Offering.

                6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                7. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days



                                      A2-6
following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

                (b) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale, (i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Credit Agreement (and to correspondingly reduce the commitments, if any, with respect thereto) or to the permanent repayment of other Senior Indebtedness of the Company or a Restricted Subsidiary, provided that the repayment of any Indebtedness incurred under the Credit Agreement in connection with the acquisition of any Facility with the proceeds of any subsequent Sale and Leaseback Transaction relating to such Facility shall not be required to result in the permanent reduction of the amounts outstanding under the Credit Agreement or correspondingly permanently reduce the commitments thereunder, or (ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the Reference Date or in businesses the same, similar or reasonably related thereto. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in a manner that is not prohibited by this Indenture. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10 million, the Company will, within 30 days thereafter, make an offer to purchase (an "Excess Proceeds Offer") from all Holders of Notes on a pro rata basis, in accordance with the procedures set forth in this Indenture, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest and Liquidated Damages, if any, to the date such offer to purchase is consummated. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

                8. Selection and Notice of Redemption If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. Notices of redemption may not be conditional. If any Note is to be



                                      A2-7
redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on Notes or portions of them called for redemption.

                9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

                10. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

                11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company; to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; to add additional Events of Default; to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; to secure the Notes; to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of its date; or to allow any Guarantor to execute a supplemental Indenture and a Guarantee with respect to the Notes.

                12. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Parent, the Company or any Restricted Subsidiary that is a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the respective Event of Default. The Trustee may withhold from Holders



                                      A2-8
of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the Notes.

                13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                14. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Parent, the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Parent, the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

                15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                16. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of [___], 200[_], between the Company, the Parent, the Guarantors and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company, the Parent, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of Additional Notes (the "Registration Rights Agreement").

                17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                InSight Health Services Corp.
                4400 MacArthur Blvd., Suite 800



                                      A2-9

                Newport Beach, California 92660
                Attention: General Counsel
                Facsimile: (949) 476-0137



                                     A2-10

                                 ASSIGNMENT FORM

                To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ----------------------------------
                                                (Insert assignee's legal name)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      ---------------------

                                Your Signature:
                                               ---------------------------------
                                                  (Sign exactly as your name
                                               appears on the face of this Note)


Signature Guarantee*:
                      -----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                     A2-11

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                    [ ] Section 4.10       [ ] Section 4.15

                If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                  $___________



Date:
      ---------------------

                                Your Signature:
                                               ---------------------------------
                                                  (Sign exactly as your name
                                               appears on the face of this Note)


                                Tax Identification No.:
                                                       -------------------------

Signature Guarantee*:
                      -----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                     A2-12

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

                The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                                     Principal Amount at
                     Amount of Decrease in  Amount of Increase in         Maturity             Signature of
                      Principal Amount at    Principal Amount at     of this Global Note    Authorized Officer
                           Maturity                Maturity            Following such          of Trustee or
Date of Exchange      of this Global Note    of this Global Note   decrease (or increase)     Note Custodian
----------------      -------------------    -------------------   ----------------------     --------------





                                     A2-13

                                                                       EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

InSight Health Services Corp.
4400 MacArthur Blvd., Suite 800
Newport Beach, California 92660
Attention: General Counsel
Facsimile: (949) 476-0137


State Street Bank and Trust Company, N.A.
[address]

                Re: [__]% Senior Subordinated Notes due 201[_]

                Reference is hereby made to the Indenture, dated as of [____], 200[_] (the "Indenture"), among InSight Health Services Corp., a Delaware corporation (the "Company") InSight Health Services Holdings Corp., a Delaware corporation (the "Parent"), the Subsidiary Guarantors, and State Street Bank and Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                ___________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

                1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Definitive

Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                (b) such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

                4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                (a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                            ------------------------------------
                                                 [Insert Name of Transferor]
                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:
Dated:
       -----------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.      The Transferor owns and proposes to transfer the following:


                            [CHECK ONE OF (A) OR (B)]

                (A)     a beneficial interest in the:

                        (i)     144A Global Note (CUSIP __________); or

                        (ii)    Regulation S Global Note (CUSIP __________); or

                        (iii)   IAI Global Note (CUSIP __________); or

                (B)     a Restricted Definitive Note.

2.      After the Transfer the Transferee will hold:


                                   [CHECK ONE]

                (A)     a beneficial interest in the:

                        (i)     144A Global Note (CUSIP __________); or

                        (ii)    Regulation S Global Note (CUSIP __________); or

                        (iii)   IAI Global Note (CUSIP ); or

                        (iv)    Unrestricted Global Note (CUSIP ); or

                (B)     a Restricted Definitive Note; or

                (C)     an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

InSight Health Services Corp.
4400 MacArthur Blvd., Suite 800
Newport Beach, California  92660
Attention:  General Counsel
Facsimile:  (949) 476-0137


State Street Bank and Trust Company, N.A.
[address]

                Re:  [__]% Senior Subordinated Notes due 201[_]

                Reference is hereby made to the Indenture, dated as of [____], 200[_] (the "Indenture"), among InSight Health Services Corp., a Delaware corporation (the "Company") InSight Health Services Holdings Corp., a Delaware corporation (the "Parent"), the Subsidiary Guarantors, and State Street Bank and Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                __________________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

                (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the

Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

                (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the

Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ------------------------------------
                                             [Insert Name of Transferor]


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:
Dated:
       ----------------------

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

[              ]



                Re:  [__]% Senior Subordinated Notes due 201[_]

                Reference is hereby made to the Indenture, dated as of [____], 200[_] (the "Indenture"), among InSight Health Services Corp., a Delaware corporation (the "Company") InSight Health Services Holdings Corp., a Delaware corporation (the "Parent"), the Subsidiary Guarantors, and State Street Bank and Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                In connection with our proposed purchase of $____________ aggregate principal amount at maturity of:

                (a)     [ ] beneficial interest in a Global Note, or

                (b)     [ ] a Definitive Note,

                we confirm that:

                1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       ------------------------------------
                                       [Insert Name of Accredited Investor]


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:
Dated:
       ----------------------

                                                                       EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

               For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of [______], 2001 (the "Indenture") among InSight Health Services Corp. (the "Company"), InSight Health Services Holdings Corp., the Subsidiary Guarantors (as defined in the Indenture), and State Street Bank and Trust Company, N.A., as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided that the Indebtedness evidenced by this Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                            [Name of Guarantor]


                                            By:
                                                ------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

                Supplemental Indenture (this "Supplemental Indenture"), dated as of _____________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of InSight Health Services Corp. (or its permitted successor), a Delaware corporation (the "Company"), InSight Health Services Holdings Corp., the Subsidiary Guarantors (as defined in the Indenture referred to herein) and State Street Bank and Trust Company, N.A., as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

                WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of [ ], 2001 providing for the issuance of an aggregate principal amount of $[ ] million of [ ]% Senior Subordinated Notes due 201[ ] (the "Notes");

                WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

                WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

        (a) Along with all other Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                        (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the

Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                        (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

        (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.

        (c) The following are hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

        (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

        (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

        (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

        (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

        (h) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Ten of the Indenture shall result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

                3. Subordination. The Obligations of the Guaranteeing Subsidiary under its Guarantee pursuant to this Supplemental Indenture shall be junior and subordinated to the Senior Indebtedness of the Guaranteeing Subsidiary on the same basis as the Notes are junior and subordinated to the Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by the Guaranteeing Subsidiary only at such time as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article Ten thereof.

                4. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

                5. Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms.

                Except as otherwise provided in Section 11.05 of the Indenture, a Subsidiary Guarantor may not consolidate with or merge with or into any other Person or convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other Person (other than the Company or another Subsidiary Guarantor) unless:

                (i) subject to the provisions of the following paragraph, the Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Subsidiary Guarantor under this Indenture and its Guarantee, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee;

                (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

                (iii) the Subsidiary Guarantor delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of this Indenture.

                For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

                6.      Releases.

                (a) A Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder of the Notes upon a sale or other disposition to a Person not an Affiliate of the Company of all of the Capital Stock of, or all or substantially all of the assets of, such Subsidiary Guarantor, by way of merger, consolidation or otherwise, which transaction is carried out in accordance with Section 4.10 hereof; provided that any such termination shall occur (x) only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any Indebtedness of the Company shall also terminate upon such sale, disposition or release and (y) only if the Trustee is furnished with written notice of such release together with an Officers' Certificate from such Subsidiary Guarantor to the effect that all of the conditions to release in this
Section 6 have been satisfied.

                (b) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article Eleven of the Indenture.

                7. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Parent, the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Parent, the Company or the Subsidiary Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

                8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                11. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                 ,
        ---------------  ----

                                            [Guaranteeing Subsidiary]


                                            By:
                                                ------------------------
                                                Name:
                                                Title:


                                            INSIGHT HEALTH SERVICES CORP.

                                            By:
                                                ------------------------
                                                Name:
                                                Title:

                                            INSIGHT HEALTH SERVICES HOLDINGS
                                            CORP.

                                            By:
                                                ------------------------------
                                                Name:
                                                Title:

                                            [Subsidiary Guarantors]

                                            By:
                                                ------------------------------
                                                Name:
                                                Title:

                                            STATE STREET BANK AND TRUST
                                            COMPANY, N.A.,  AS TRUSTEE

                                            By:
                                                ------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT B

             [FORM OF OPINION FOR THE PARENT AND ACQUISITION CORP.]

            The form of opinion of Kaye Scholer LLP, to be delivered pursuant to
Section 5 of the Note Purchase Agreement shall be as follows.

      (i) Each of the Parent and Acquisition Corp. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

      (ii) Each of the Parent and Acquisition Corp. has the corporate power and authority to enter into and perform its obligations under the Note Purchase Agreement and the Securities.

      (iii) All of the issued and outstanding capital stock of each of the Parent and Acquisition Corp. has been duly authorized and validly issued, is fully paid and non-assessable. All the outstanding shares of capital stock of Acquisition Corp. are owned of record by the Parent and, immediately following the Merger as contemplated by the Merger Agreement, all of the outstanding shares of capital stock of InSight will be owned of record by the Parent.

      (iv) The issuance and sale of the Notes by Acquisition Corp. will not be subject to any preemptive right arising by operation of the certificate of incorporation or by-laws of Acquisition Corp. or the General Corporation Law of the State of Delaware or under any agreement listed on Schedule I to this opinion.

      (v) The Note Purchase Agreement has been duly authorized, executed and delivered by the Parent and Acquisition Corp., and is a valid and binding agreement of the Parent and Acquisition Corp., enforceable in accordance with its terms, except with respect to any indemnification or contribution provision thereof and subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies and general principles of equity (regardless of whether considered at a proceeding at law or in equity).

      (vi) The Notes are in the form contemplated by the Note Purchase Agreement, have been duly authorized by Acquisition Corp. for issuance and sale pursuant to the Note Purchase Agreement and, when executed by Acquisition Corp. in the manner provided in the Note Purchase Agreement and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of Acquisition Corp., enforceable against Acquisition Corp. in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies and general principles of equity (regardless of whether considered at a proceeding at law or in equity).

      (vii) The Guarantee by the Parent of the Notes is in the form contemplated by the Note Purchase Agreement, has been duly authorized for issuance and sale pursuant to the Note Purchase Agreement and, at the Closing Date, will have been duly executed by the Parent and, when the Notes have been authenticated in the manner provided for in the Note Purchase Agreement and delivered against payment of the purchase price therefor, will constitute the valid and binding agreement of the Parent, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies and general principles of equity (regardless of whether considered at a proceeding at law or in equity), and will be entitled to the benefits of the Note Purchase Agreement.

      (viii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency of the federal government of the United States or the State of New York, is required for the execution, delivery and performance at the Closing by the Parent or Acquisition Corp. of the Note Purchase Agreement or the Securities, as applicable, or the issuance and delivery by Acquisition Corp. of the Securities, or consummation at the Closing of the transactions contemplated hereby and thereby, except as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act or applicable state securities or "blue sky" laws.

      (ix) The execution and delivery of the Note Purchase Agreement and the Securities by the Parent and Acquisition Corp., the performance by the Parent and Acquisition Corp. of their respective obligations thereunder (i) will not result in any violation of the provisions of the certificate of incorporation or by-laws of the Parent or Acquisition Corp., as applicable, (ii) will not constitute a breach of, or Default, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Parent or Acquisition Corp., as applicable, pursuant to any material contract, loan agreement, note indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Parent or Acquisition Corp., as applicable, is a party; or (iii) to the best knowledge of such counsel, will not result in any violation of any law or administrative regulation, which a lawyer exercising customary professional diligence would reasonably recognize as being applicable to the Parent and Acquisition Corp. with respect to the transactions contemplated by the Note Purchase Agreement.

      (x) Acquisition Corp. is not, and after receipt of payment for the Securities will not be, an "investment company" requiring it to register under the Investment Company Act. Immediately following the assumption of the Notes in connection with the Merger and the application of the net proceeds from the sale of the Securities as contemplated by the Note Purchase Agreement, InSight will not be an "investment company" requiring it to register under the Investment Company Act.

      (xi) Assuming the accuracy of the representations, warranties and covenants of InSight and the Purchaser contained in the Note Purchase Agreement, no registration of the Notes or the Guarantees under the Securities Act is required in connection with the purchase of the Securities by the Purchaser in the manner contemplated by the Note Purchase Agreement.

      (xii) To best of our knowledge, there are no pending or threatened legal or governmental proceedings to which the Parent or Acquisition Corp. is a party that would be required to be described by Item 103 of Regulation S-K under the Securities Act if the Parent or Acquisition Corp. were registering the Notes under the Securities Act.

      (xiii) None of the sale, issuance, execution or delivery of the Notes, the assumption by operation of law of the obligations of Acquisition under the Notes in connection with the

Merger or the application of the proceeds therefrom in the manner contemplated by the Note Purchase Agreement, will contravene Regulation T (12 C.F.R. Part
220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

      (xiv) The Merger Agreement has been duly authorized, executed and delivered by Acquisition Corp. and the Parent and approved and adopted by the Parent as the sole stockholder of Acquisition Corp. and (assuming the due authorization, execution and delivery by InSight) is enforceable against each in accordance with its terms, except with respect to any indemnification or contribution provision thereof and subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies and general principles of equity (regardless of whether considered at a proceeding at law or in equity, and further assuming that the Merger Agreement is governed by the laws of the State of New York). All of the obligations of Acquisition Corp. under the Note Purchase Agreement will become obligations of InSight by operation of law upon consummation of the Merger pursuant to Section 259(a) of the General Corporation Law of the State of Delaware.

                                                                     EXHIBIT C-1

                     [FORM OF OPINION OF COUNSEL TO INSIGHT]

            The form of opinion of Hunton & Williams, counsel for InSight, to be delivered pursuant to Section 5 of the Note Purchase Agreement shall be as follows.

      (i) InSight is a corporation duly incorporated, validly existing and, based solely on a Certificate of Good Standing issued by the Secretary of State of the State of Delaware on October [__], 2001, in good standing under the laws of the State of Delaware.

      (ii) InSight has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Draft Offering Memorandum and to enter into and perform its obligations under the Note Purchase Agreement.

      (iii) Based solely on certificates of public officials and officers of InSight (which certificates shall be attached as exhibits to such opinion), and the documents attached to such certificates (including the organizational documents of InSight), InSight is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

      (iv) Based solely on certificates of public officials and officers of InSight (which certificates shall be attached as exhibits to such opinion), and the documents attached to such certificates (including the organizational documents of the Subsidiary Guarantors), each Subsidiary Guarantor is in valid existence and in good standing under the laws of its respective jurisdiction of incorporation or formation as set forth on Schedule I hereto. Based solely on certificates of public officials and officers of InSight (which certificates shall be attached as exhibits to such opinion), and the documents attached to such certificates (including the organizational documents of the Subsidiary Guarantors), and assuming the laws of the State of Texas and the State of Indiana are comparable to the laws of Delaware or North Carolina, each Subsidiary Guarantor (a) has corporate or entity power and authority to own, lease and operate its properties and to conduct its business as described in the Draft Offering Memorandum and (b) to the best of our knowledge, is duly qualified as a foreign corporation or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

      (v) All of the issued and outstanding capital stock of each Subsidiary Guarantor, if a corporation, has been duly authorized and, to our knowledge, has been validly issued and is fully paid and non-assessable and is owned by InSight, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or any pending or threatened claim.

      (vi) The Note Purchase Agreement has been duly authorized, executed and delivered by InSight and each Subsidiary Guarantor, and is a valid and binding agreement of InSight and each Subsidiary Guarantor, enforceable in accordance with its terms.

      (vii) The Guarantees by the Subsidiary Guarantors of the Notes are in the respective forms contemplated by the Note Purchase Agreement, have been duly authorized for issuance and sale pursuant to the Note Purchase Agreement and the Indenture and, on the Closing Date, will have been duly executed by each of the Subsidiary Guarantors and, immediately following the consummation of the Merger, will constitute valid and binding agreements of the Subsidiary Guarantors, enforceable in accordance with their terms.

      (viii) To our knowledge, there are no pending or threatened legal or governmental proceedings to which InSight or any of its subsidiaries is a party that would be required to be described by Item 103 of Regulation S-K under the Securities Act if InSight was registering the Notes under the Securities Act.

      (ix) Immediately prior to the assumption of the Notes in connection with the Merger and the application of the net proceeds from the sale of the Securities as contemplated by the Note Purchase Agreement, InSight is not an "investment company" within the meaning of the Investment Company Act.

            The enforceability of the Note Purchase Agreement and the Guarantees by the Subsidiary Guarantors of the Notes is limited by (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally, and (ii) general principles of equity, whether considered at law or in equity. Any rights to indemnity or contribution under the Note Purchase Agreement and the Guarantees by the Subsidiary Guarantors of the Notes may be limited by federal and state securities laws and public policy considerations.

            In addition, we express no opinion regarding (i) the submission to jurisdiction to the extent it relates to the subject matter jurisdiction of any court, (ii) the enforceability of any waiver of a trial by jury or waiver of objection to venue or claim of an inconvenient forum with respect to proceedings, (iii) the waiver of any right to have service of process made in the manner presented by applicable law, (iv) the appointment of any Person as attorney in fact insofar as exercise of such power of attorney may be limited by public policy or limitations referred to elsewhere in this opinion, (v) the enforceability of indemnification or contribution provided for in the Agreements for claims, losses or liabilities in an unreasonable amount or for claims, losses or liabilities attributable to the indemnified party's negligence, (vi) the ability of any Person to receive the remedies of specific performance, injunctive relief, liquidated damages or any similar remedy in any proceeding,
(vii) any right to the appointment of a receiver, (viii) any right to obtain possession of any property or the exercise of self-help remedies or other remedies without judicial process, (ix) any waiver or limitation concerning mitigation of damages, (x) the availability of the right of rescission, (xi) any law or regulation relating to federal, state or local taxation, federal or state environmental regulation, local laws, labor laws, intellectual property laws, antitrust laws or those relating to zoning, land use or subdivision laws, ERISA and similar matters, (xii) the effect of the law of any jurisdiction (other than the State of New York) that limits the rate(s) of interest that may be charged or collected, (xiii) the enforceability of any right to receive interest on interest, or (xiv) any fraudulent transfer and fraudulent conveyance laws.

                                                                       EXHIBIT D

                [FORM OF OPINION OF GENERAL COUNSEL FOR INSIGHT]

            The form of opinion of Marilyn U. MacNiven-Young, general counsel for InSight to be delivered pursuant to Section 5 of the Note Purchase Agreement shall be as follows.

      (i) To such counsel's knowledge, InSight and each Subsidiary Guarantor has such permits, licenses, franchises, certifications, accreditations and authorizations (collectively, "Authorizations") from all regulatory or governmental officials, bodies or tribunals as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Draft Offering Memorandum and is eligible to participate in the Medicare and Medicaid programs as and to the extent described in the Draft Offering Memorandum and, to such counsel's knowledge, InSight and each Subsidiary Guarantor has fulfilled and performed all of its material obligations with respect to such Authorizations or eligibility and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof except where such revocation or termination would not result in a Material Adverse Change.

      (ii) The execution and delivery of the Note Purchase Agreement by InSight and the Subsidiary Guarantors and the performance by InSight and the Subsidiary Guarantors of their respective obligations thereunder (i) will not result in any violation of the provisions of the limited partnership agreement, charter or by-laws of InSight or any Subsidiary Guarantor, as applicable, or (ii) will not constitute a breach of, or Default under or result in the imposition of any lien, charge or encumbrance upon any property or assets of InSight or any Subsidiary Guarantor pursuant to (x) any contract, loan agreement, note indenture, mortgage, deed of trust, lease or other agreement or instrument filed by InSight with the SEC, or (y) to such counsel's knowledge, any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or arbitrator applicable to InSight or any Subsidiary Guarantor.

                                                                       EXHIBIT E

            [FORM OF REMARKETED NOTES REGISTRATION RIGHTS AGREEMENT]

                                                                       EXHIBIT E



            [FORM OF REMARKETED NOTES REGISTRATION RIGHTS AGREEMENT]




                                   $[________]

                   [___]% SENIOR SUBORDINATED NOTES DUE 201[_]


                          REGISTRATION RIGHTS AGREEMENT

                        DATED AS OF [___________], 200[_]
                                  BY AND AMONG



                         INSIGHT HEALTH SERVICES CORP.,



                     INSIGHT HEALTH SERVICES HOLDINGS CORP.,



                     THE SUBSIDIARIES LISTED IN SCHEDULE A,
                                  AS GUARANTORS


                                      -AND-

                         BANC OF AMERICA SECURITIES LLC

                This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of [______], 200[_], by and among InSight Health Services Corp., a Delaware corporation (the "COMPANY"), InSight Health Services Holdings Corp., a Delaware corporation ("HOLDINGS"), the subsidiaries of the Company listed in Schedule A herein (the "SUBSIDIARY GUARANTORS," and, together with Holdings, the "GUARANTORS") and Banc of America Securities LLC (the "PURCHASER"). The Purchaser is offering and selling the Company's [___]% Senior Subordinated Notes due 201[_] (the "NOTES") pursuant to the Purchase Agreement (as defined below).

                This Agreement is made pursuant to the Purchase Agreement, dated [______], 200[_] (the "PURCHASE AGREEMENT"), by and among the Company, the Guarantors and the Purchaser and pursuant to a Note Purchase Agreement, dated as of October 17, 2001, by and among InSight Health Services Acquisition Corp., the Company, the Guarantors, the Purchaser and Banc of America Bridge LLC (the "NOTE PURCHASE AGREEMENT"). In order to induce Banc of America Bridge LLC to purchase the Notes under the Note Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

                Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them under the Indenture, dated as of [______], 200[_] (the "INDENTURE"), entered into by and among the Company, each Guarantor and State Street Bank and Trust Company, N.A., as Trustee, relating to the Notes and the Exchange Notes (as defined below).

                The parties hereby agree as follows:

                Section 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

                ACT: The Securities Act of 1933, as amended.

                AFFILIATE: As defined in Rule 144 under the Act.

                BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

                CERTIFICATED SECURITIES: Definitive Notes, as defined in the Indenture.

                CLOSING DATE: The date hereof.

                COMMISSION: The Securities and Exchange Commission.

                CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes tendered by Holders thereof pursuant to the Exchange Offer.

                CONSUMMATION DEADLINE: As defined in Section 3(b) hereof.

                EFFECTIVENESS DEADLINE: As defined in Sections 3(a) and 4(a) hereof.

                EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

                EXCHANGE NOTES: The Company's [___]% Senior Subordinated Notes due 201[_] to be issued pursuant to the Indenture: (i) in the Exchange Offer or
(ii) as contemplated by Section 4 hereof.

                EXCHANGE OFFER: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Notes that are tendered by such Holders in connection with such exchange and issuance.

                EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

                EXEMPT RESALES: The transactions in which the Purchaser proposes to sell the Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act and pursuant to Regulation S under the Act.

                FILING DEADLINE: As defined in Sections 3(a) and 4(a) hereof.

                HOLDERS: As defined in Section 2 hereof.

                PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                RECOMMENCEMENT DATE: As defined in Section 6(d) hereof.

                REGISTRATION DEFAULT: As defined in Section 5 hereof.

                REGISTRATION STATEMENT: Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                REGULATION S: Regulation S promulgated under the Act.

                RULE 144: Rule 144 promulgated under the Act.

                SHELF REGISTRATION STATEMENT: As defined in Section 4 hereof.

                SUSPENSION NOTICE: As defined in Section 6(d) hereof.

                TIA: The Trust Indenture Act of 1939 as in effect on the date of the Indenture.

                TRANSFER RESTRICTED SECURITIES: Each (A) Note, until the earliest to occur of (i) the date on which such Note is exchanged in the Exchange Offer for an Exchange Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes) or (iii) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act or is saleable pursuant to Rule 144(k) under the Act (or similar provisions then in effect) and
(B) Exchange Note held by a Broker-Dealer until the date on which such Exchange
Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

                Section 2. Holders. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

                Section 3. Registered Exchange Offer. (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 120 days after the Closing Date (such 120th day being the "FILING DEADLINE"), (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the Closing Date (such 180th day being the "EFFECTIVENESS DEADLINE") and (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by any Broker-Dealer that tendered Notes into the Exchange Offer that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Notes acquired directly from the Company or any of their respective Affiliates) as contemplated by Section 3(c) below.

                (b) The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 45 days thereafter, and in no event shall such Exchange Offer be Consummated later than 210 days after the Closing Date (such 210th day being the "CONSUMMATION DEADLINE").

                (c)     The Company shall include a "Plan of Distribution"
section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any of their respective Affiliates), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).

                Because any such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement through the Consummation Deadline and thereafter as provided in the remainder of this paragraph. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by any Broker-Dealer that acquired Exchange Notes as a result of market-making or similar activities such that the Broker-Dealer would be required to deliver a prospectus under the Act upon a subsequent sale or other disposition of the Exchange Notes, then the Company and the Guarantors agree to use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days (as extended pursuant to Section 6(d)(i)) from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto if any such Broker-Dealer desiring such action shall notify the Company in writing that such Broker-Dealer acquired Exchange Notes as a result of market-making or other similar activities such that the Broker-Dealer would be required to deliver a prospectus under the Act upon a subsequent sale or other disposition of the Exchange Notes. The Company and the Guarantors shall provide copies of the latest version of such Prospectus to such Broker-Dealers, in such number as such Broker-Dealers may reasonably request promptly upon such request, and in no event later than two Business Days after the date of such request, at any time during such period.

                Section 4. Shelf Registration. (a) If (i) the Exchange Offer is not permitted by applicable law (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) any Holder of Transfer Restricted Securities shall notify the Company in writing within 30 days following the Consummation Deadline that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or any of their Affiliates, or (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline, then the Company and the Guarantors shall: (x) cause to be filed, on or prior to 45 days after the earliest of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above, (ii) the date on which the Company receives the notice specified in clause (a)(ii) above, or (iii) if the Exchange Offer has not been consummated on or prior to the Consummation Deadline, the Consummation Deadline (such earliest date, the "FILING DEADLINE"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities, and (y) shall use their respective best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Filing Deadline for the Shelf Registration Statement (such 90th day the "EFFECTIVENESS DEADLINE").

                If, after the Company and the Guarantors filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors shall remain obligated to use best efforts to meet the Effectiveness Deadline set forth in clause (y).

                To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use their respective best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

                (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to
Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. The Company shall not be obligated to supplement such Shelf Registration Statement after it has been declared effective by the Commission more than one time per quarterly period solely to reflect additional Holders.

                Section 5. Liquidated Damages. If (i) the Exchange Offer Registration Statement required by this Agreement is not filed with the Commission on or prior to the Filing Deadline, (ii) such Exchange Offer Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline or the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iii) a Shelf Registration Statement has not been declared effective on or prior to the Effectiveness Deadline (each such event referred to in clauses (i) through (iii), a "REGISTRATION DEFAULT"), then the Company will pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 30-day period immediately following the occurrence of a Registration Default referred to in clause (i) above or for the first 90-day period following the occurrence of a Registration Default referred to in clauses (ii) and (iii) above. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 30-day period in the case of clause (i) above or 90-day period in the case of clauses
(ii) or (iii) above until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.30 per week per $1,000 in principal amount of Transfer Restricted Securities. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement, in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement and the Consummation of the Exchange Offer, in the case of (ii) above or (3) upon effectiveness of the Shelf Registration Statement, in the case of (iii) above, as applicable, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii) or (iii), as applicable, shall cease.

                All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay accrued liquidated damages with respect to such securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

                Section 6. Registration Procedures. (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below, (y) use their respective reasonable best efforts to effect such exchange and to permit the resale of Exchange Notes by any Broker-Dealer that tendered in the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Notes acquired directly from the Company or any of their Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and
(z) comply with all of the following provisions:

                (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level, but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise reasonably required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

                (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired directly from the Company or an Affiliate thereof, it
        (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by
        Item 507 or 508, as applicable, of Regulation S-K.

                (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

                (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

                (i) comply with all the provisions of Section 6(c) below and use their respective reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

                (ii) issue, upon the request of any Holder or purchaser of Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

                (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

                (i) use their respective reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein (in light of the circumstances under which they were made) not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective reasonable best efforts to cause such amendment to be declared effective as soon as practicable.

                (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                (iii) with respect to a Shelf Registration Statement, advise each selling Holder promptly and, if requested by such selling Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective,
        (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (v) furnish to the Purchaser and, with respect to a Shelf Registration Statement, each selling Holder named in any Registration Statement or Prospectus in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (in light of the circumstances under which they were made) not misleading or fails to comply with the applicable requirements of the Act;

                (vi) with respect to a Shelf Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each selling Holder, upon such selling Holder's reasonable request, in connection with such exchange or sale, if any;

                (vii) with respect to a Shelf Registration Statement, subject to appropriate confidentiality agreements being entered into, make available, at reasonable times, for inspection by each selling Holder and any attorney or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Company and the Guarantors and cause at reasonable times the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant at reasonable times in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                (viii) with respect to a Shelf Registration Statement, if requested by any selling Holders in connection with such sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                (ix) with respect to a Shelf Registration Statement, furnish to each selling Holder in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                (x) with respect to a Shelf Registration Statement, deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law, rules, regulations and orders) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the public offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                (xi) upon the request of any Holders who collectively hold an aggregate principal amount of Notes in excess of 20% of the outstanding Transferred Securities (the "REQUESTING HOLDERS") enter into an underwriting agreement and make such representations and warranties and take all such other actions in connection therewith as may be reasonable and customary in underwritten offerings in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Requesting Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company and the Guarantors shall:

                        (A) upon request of any Requesting Holder furnish (or in the case of paragraphs (2) and (3) below, use their best efforts to cause to be furnished) to each Requesting Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

                                (1) a certificate, dated such date, signed on behalf of the Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, and such Guarantor, confirming, as of the date thereof, the matters set forth in Section 5(e) of the Purchase Agreement and such other similar matters as such Holders may reasonably request;

                                (2)     an opinion, dated the date of
                        Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company, covering matters similar to those set forth in paragraphs (b),
                        (c) and (d) of Section 5 of the Purchase Agreement and Exhibits A, B and C thereto, subject to the same conditions with respect thereto and to the delivery thereof and such other matter as such Requesting Holder may reasonably request which are customarily covered in Company counsel opinions to underwriters in underwritten public offerings, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and the Guarantors) and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data and statistical data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                                (3) a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants specified in the Purchase Agreement, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten public offerings, and covering the matters set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement subject to the same conditions with respect thereto and to the delivery thereof; and

                (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in the any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

                (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to any sale of such Transfer Restricted Securities;

                (xiv) use their respective best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                (xvi) otherwise use their respective reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                (xviii) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of
        Section 13 or Section 15(d) of the Exchange Act if not obtainable from the Commission; and

                (xix) the Company and the Guarantors will be deemed not to have used their reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company or any of the Guarantors voluntarily and knowingly takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless (i) such action is required by applicable law or (ii) such action is taken by the Company and the Guarantors in good faith and for valid business reasons (but not including avoidance of the Company's or the Guarantors', as applicable, obligations hereunder), including a material corporate transaction, so long as the Company and the Guarantors promptly comply with the requirements of Section 6(c)(iv) thereof, if applicable.

                (d) Restrictions on Selling Holders. With respect to a Shelf Registration Statement, each selling Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact or the happening of any event of the kind described in Section 6(c)(iii)(D) hereof, or upon receipt of a notice from the Company pending the announcement of a material corporate transaction that the Shelf Registration Statement is unusable (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such selling Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such selling Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

                Section 7. Registration Expenses. (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne, jointly and severally, by the Company and the Guarantors, regardless of whether a Registration

Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors and one counsel for the Holders of Transfer Restricted Securities chosen by the Holders of a majority of the outstanding Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

                The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

                (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Purchaser and the Holders of Transfer Restricted Securities who are tendering Notes into the Exchange Offer and/or selling or reselling Notes or Exchange Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Shearman & Sterling unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

                Section 8. Indemnification. (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers, any underwriter in any underwritten public offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement and each Person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against
(i) any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Transfer Restricted Securities are registered under the Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company and the Guarantors; and (iii) any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party, subject to the limitations in Section 8(c) below), reasonably incurred in investigating, preparing or defending against any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantors by the Purchaser, such Holder or such underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, further, that the Company will not be liable to any Purchaser, Holder (in its capacity as Holder) or underwriter (or any person who controls such party within the meaning of Section 15 of the Act or Section 20 of the Exchange
Act) with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Purchaser, Holder (in its capacity as Holder) or underwriter, as the case may be, sold Transfer Restricted Securities to a Person to whom such Purchaser, Holder (in its capacity as Holder) or underwriter, as the case may be, failed to send or give, at or prior to the written confirmation of the sale of such Securities a copy of the final Prospectus (as amended or supplemented) if the Company has previously furnished copies thereof (sufficiently in advance of the closing of such sale to allow for distribution of the final Prospectus in a timely manner) to such Purchaser, Holder (in its capacity as Holder) or underwriter, as the case may be, and the loss, liability, claim, damage or expense of such Purchaser, Holder (in its capacity as Holder) or underwriter, as the case may be, resulted solely from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such preliminary Prospectus which was corrected in the final Prospectus.

                (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notification by the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed promptly following receipt of invoice therefor as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and Guarantors, in the case of parties indemnified pursuant to
Section 8(b). The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the final terms of such proposed settlement as soon as practicable prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the third sentence of Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

                Section 9. Rule 144a and Rule 144. The Company and each Guarantor agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon written request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

                Section 10. Miscellaneous. (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                (b) No Inconsistent Agreements. None of the Company or the Guarantors will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. None of the Company or the Guarantors has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or the Guarantors' securities under any agreement in effect on the date hereof.

                (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of
Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

                (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

                (1) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                (2)     (i)     If to the Company or any Guarantor:


                                InSight Health Services Corp.
                                4400 MacArthur Blvd.
                                Suite 800
                                Newport Beach, CA  92660
                                Facsimile:  949-476-8006
                                Attention:  Chief Financial Officer

                                with copies to:

                                InSight Health Services Corp.
                                4400 MacArthur Blvd.
                                Suite 800
                                Newport Beach, CA  92660
                                Facsimile:  949-476-0137
                                Attention:  General Counsel

                                and to:

                                J.W. Childs Associates, L.P.
                                One Federal Street
                                21st Floor
                                Boston, MA  02110
                                Facsimile:  617-753-1101
                                Attention:  Edward D. Yun

                                and to:

                                The Halifax Group, L.L.C.
                                1133 Connecticut Avenue N.W.
                                Suite 700
                                Washington, D.C.  20036
                                Facsimile:   202-296-7133
                                Attention:   David W. Dupree
                                and to:

                                Kaye Scholer LLP
                                245 Park Avenue
                                New York, NY 10022
                                Facsimile:  212-836-8689
                                Attention:  Stephen C. Koval, Esq.

                All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

                (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       INSIGHT HEALTH SERVICES HOLDINGS CORP.


                                       By:
                                          ------------------------------------
                                           Name:
                                           Title:



                                       INSIGHT HEALTH SERVICES CORP.


                                       By:
                                          ------------------------------------
                                           Name:
                                           Title:



                                       BANC OF AMERICA SECURITIES LLC

                                       By:
                                          ------------------------------------
                                           Name:
                                           Title:

                                       [Name of Subsidiary Guarantor]


                                       By:
                                          -------------------------------------
                                           Name:
                                           Title:

                                                                      SCHEDULE A

                              SUBSIDIARY GUARANTORS

                                                                       EXHIBIT F

                                 [Face of Note]


      THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

No.                                                     **$___________________**


                    INSIGHT HEALTH SERVICES ACQUISITION CORP.


                   12-1/8% Senior Subordinated Notes due 2011


Issue Date:  October 17, 2001


            InSight Health Services Acquisition Corp., a Delaware corporation (the "Company", which term includes any successor under this Agreement hereinafter referred to), for value received, promises to pay to [_________], or its registered assigns, the principal sum of [Amount of Note] ($____) on the earlier of (i) October 17, 2011 and (ii) the Exchange Date.


Interest Payment Dates: April 15 and October 15, commencing April 15, 2002.


Record Dates: April 1 and October 1.


            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.



                                          By:___________________________________

                                              Name:
                                              Title:

                             [Reverse Side of Note]


                    INSIGHT HEALTH SERVICES ACQUISITION CORP.

                   12-1/8% Senior Subordinated Notes due 2011

            Capitalized terms used herein shall have the meanings assigned to them in the Note Purchase Agreement referred to below unless otherwise indicated.

            1. Interest. The Company promises to pay interest on the principal amount of this Note at 12-1/8% per annum from the date hereof until maturity. The Company shall pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is issued between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be April 15, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the 1st day of the month in which the related Interest Payment Date occurs, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 5(a)(ii) of the Agreement with respect to defaulted interest. The Notes shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose in The City of New York maintained for such purposes, or, at the option of the Company, payment of may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium on, all other Notes the Holders of which shall have provided wire transfer instructions to the Company. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. Note Purchase Agreement. The Company issued the Notes under a Note Purchase Agreement dated as of October 17, 2001 ("Agreement") among the Company, InSight Health Sevices Corp., InSight Health Services Holdings Corp., the Subsidiary Guarantors, the Purchaser and Banc of America Securities LLC. The terms of the Notes include those stated in the Agreement. The Notes are subject to all such terms, and Holders are referred to the Agreement for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Agreement, the provisions of the Agreement shall govern and be controlling.

            4. Optional Redemption. (a) Except as set forth in clause (b) of this paragraph 4, the Notes shall not be redeemable at the Company's option prior to October 15, 2006. Thereafter, the Company may redeem all or a part of the Notes from time to time, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

               YEAR                                      PERCENTAGE
               2006...................................    106.063%
               2007...................................    104.042%
               2008...................................    102.021%
               2009 and thereafter....................    100.000%

            (b) At any time prior to October 15, 2004, the Company may redeem
(i) up to 35% of the initial aggregate principal amount of the Notes at a redemption price of 112.125% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, or (ii) all, but not less than all, of the Notes at a redemption price equal to $18,000,000, in each case in connection with the initial Public Equity Offering of the Company (or of the Parent, to the extent such proceeds are contributed to the common equity of the Company); provided that the redemption must occur within 60 days of the date of the closing of such initial Public Equity Offering.

            5. Mandatory Redemption. Except as set forth in paragraph 6 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            6. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Agreement and described in such notice.

            (b) Within 12 months after the receipt of any Net Cash Proceeds from an Asset Sale, the Company may at its option: (i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Credit Agreement (and to correspondingly reduce the commitments, if any, with respect thereto) or to the permanent repayment of other Senior Indebtedness of the Company or a Restricted Subsidiary, provided that the repayment of any Indebtedness incurred under the Credit Agreement in connection with the acquisition of any Facility with the proceeds of any subsequent Sale and Leaseback Transaction relating to such Facility shall not be required to result in the permanent reduction of the amounts outstanding under the Credit Agreement or correspondingly permanently reduce the commitments thereunder, or (ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the Closing Date or in businesses the same, similar or reasonably related thereto. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in a manner that is not prohibited by this Agreement. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company will, within 30 days thereafter, make an offer to purchase (an "Excess Proceeds Offer") from all Holders of Notes on a pro rata basis, in accordance with the procedures set forth in this Agreement, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date such offer to purchase is consummated. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

            7. Selection and Notice of Redemption. In case the Company is entitled to, and elects to, redeem less than all of the Notes, the Company shall redeem the Notes pro rata from each Holder (or as nearly pro rata as practicable). For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

            8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Agreement. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

            9. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

            10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Agreement or the Notes may be waived with the consent of the Holders of a majority in principal of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Agreement or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company; to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; to add additional Events of Default; to secure the Notes; or to allow any Guarantor to execute a supplemental agreement to the Agreement and a Guarantee with respect to the Notes.

            11. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Parent, the Company or any Restricted Subsidiary that is a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the respective Event of Default. Holders of the Notes may enforce the Agreement or the Notes as provided in the Agreement. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Company may waive any existing Default or Event of Default and its consequences under the Agreement except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes.

            12. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Parent, the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Parent, the Company or the Subsidiary Guarantors under the Notes, the Agreement, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

            The Company shall furnish to any Holder upon written request and without charge a copy of the Agreement. Requests may be made to:

            InSight Health Services Corp.
            4400 MacArthur Blvd.
            Suite 800
            Newport Beach, California  92660
            Attention:  General Counsel
            Facsimile:  (949) 476-0137

                                 ASSIGNMENT FORM

            To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                                (Insert assignee's legal name)


________________________________________________________________________________

                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:___________________

                                    Your Signature:_____________________________
                                                   (Sign exactly as your name
                                                    appears on the face of this
                                                    Note)

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Company pursuant to Section 5(j) or 5(o) of the Agreement, check the appropriate box below:

                      [ ] Section 5(j)   [ ] Section 5(o)

            If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5(j) or Section 5(o) of the Agreement, state the amount you elect to have purchased:

                                $________________



Date:____________________

                                    Your Signature:_____________________________
                                                   (Sign exactly as your name
                                                    appears on the face of this
                                                    Note)

                                    Tax Identification No.:_____________________

                                                                       EXHIBIT G

                          FORM OF NOTATION OF GUARANTEE

            For value received, each Guarantor (which term includes any successor Person under the Note Purchase Agreement) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Note Purchase Agreement and subject to the provisions in the Note Purchase Agreement dated as of October 17, 2001 (the "Note Purchase Agreement") among InSight Health Services Holdings Corp., InSight Health Services Corp., InSight Health Services Acquisition Corp., the Subsidiary Guarantors (as defined in the Note Purchase Agreement), Banc of America Bridge LLC, as purchaser, and Banc of America Securities LLC, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Note Purchase Agreement), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders all in accordance with the terms of the Note Purchase Agreement and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders pursuant to the Guarantee and the Note Purchase Agreement are expressly set forth in Section 16 of the Note Purchase Agreement and reference is hereby made to the Note Purchase Agreement for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) agrees to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Note Purchase Agreement.

                                    [Name of Guarantor]


                                    By:______________________
                                        Name:
                                        Title:

                                                                       EXHIBIT H


                          [FORM OF PURCHASE AGREEMENT]

                                                                       EXHIBIT H










                          [FORM OF PURCHASE AGREEMENT]



                     INSIGHT HEALTH SERVICES HOLDINGS CORP.,

                          INSIGHT HEALTH SERVICES CORP.


                                     - AND -

              THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A HERETO

                                $[_________](1)

                   [__]% SENIOR SUBORDINATED NOTES DUE 201[_]



                               PURCHASE AGREEMENT

                            DATED [_________], 200[_]



                         BANC OF AMERICA SECURITIES LLC


----------------------------------
(1) Include any Additional Remarketed Notes pursuant to Section 10(a)(iv) of the Note Purchase Agreement.

                                Table of Contents

                                                                                          Page

Section 1.     Representations and Warranties................................................3
        (a)    No Registration Required......................................................3
        (b)    No Integration of Offerings or General Solicitation...........................3
        (c)    Eligibility for Resale Under Rule 144A........................................4
        (d)    The Offering Memorandum.......................................................4
        (e)    Incorporated Documents........................................................4
        (f)    The Remarketing Agreement.....................................................4
        (g)    The Registration Rights Agreement.............................................4
        (h)    The DTC Letter of Representations.............................................5
        (i)    Authorization of the Securities and the Exchange Securities...................5
        (j)    Authorization of the Indenture................................................6
        (k)    Descriptions in the Offering Memorandum.......................................6
        (l)    No Material Adverse Change....................................................6
        (m)    Independent Accountants.......................................................7
        (n)    Preparation of the Financial Statements.......................................7
        (o)    Incorporation and Good Standing of Company and its Subsidiaries...............7
        (p)    Capitalization and Other Capital Stock Matters................................8
        (q)    Non-Contravention of Instruments; No Further Authorizations or Approvals
               Required......................................................................9
        (r)    No Material Actions or Proceedings...........................................10
        (s)    Intellectual Property Rights.................................................10
        (t)    All Necessary Permits, Etc...................................................10
        (u)    Regulatory Matters...........................................................11
        (v)    Medicare/Medicaid Participation..............................................12
        (w)    Title to Properties..........................................................13
        (x)    Material Agreements..........................................................13
        (y)    Tax Law Compliance...........................................................13
        (z)    Company Not an "Investment Company"..........................................13
        (aa)   Insurance....................................................................14
        (bb)   No Price Stabilization or Manipulation.......................................14
        (cc)   Solvency.....................................................................14
        (dd)   No Unlawful Contributions or Other Payments..................................14
        (ee)   Company's Accounting System..................................................15
        (ff)   Compliance with Environmental Laws...........................................15
        (gg)   ERISA Compliance.............................................................16
        (hh)   Regulation S Compliance......................................................16
        (ii)   Taxes; Fees..................................................................16
        (jj)   No Labor Disputes............................................................16

Section 2.     Issuance and Delivery of the Securities......................................17
        (a)    The Securities...............................................................17
        (b)    The Closing Date.............................................................17
        (c)    Delivery of the Notes........................................................17

        (d)    Delivery of Offering Memorandum to the Initial Purchaser.....................18
        (e)    Initial Purchaser as Qualified Institutional Buyer...........................18

Section 3.     Covenants....................................................................18
        (a)    The Initial Purchaser's Review of Proposed Amendments and Supplements........18
        (b)    Amendments and Supplements to the Offering Memorandum and Other
               Securities Act Matters.......................................................18
        (c)    Copies of the Offering Memorandum............................................19
        (d)    Blue Sky Compliance..........................................................19
        (e)    Depositary...................................................................19
        (f)    Additional Issuer Information................................................19
        (g)    Future Agreement Not to Offer or Sell Additional Securities..................20
        (h)    Future Reports to the Initial Purchaser......................................20
        (i)    No Integration...............................................................20
        (j)    Legended Securities..........................................................21
        (k)    PORTAL.......................................................................21
        (l)    Rating of Securities.........................................................21

Section 4.     Payment of Expenses..........................................................21

Section 5.     Additional Covenants.........................................................21
        (a)    Accountants' Comfort Letter..................................................21
        (b)    Opinion of Counsel for the Company...........................................22
        (c)    Opinion of General Counsel for the Company...................................22
        (d)    Opinion of Regulatory Counsel for the Company................................22
        (e)    Officers' Certificate........................................................22
        (f)    Bring-down Comfort Letters...................................................23
        (g)    Registration Rights Agreement................................................23
        (h)    Additional Documents.........................................................23

Section 6.     Reimbursement of Initial Purchaser's Expenses................................23

Section 7.     Offer, Sale and Resale Procedures............................................23
        (a)    Offers and Sales Only to Qualified Institutional Buyers and Non-U.S.
               Persons......................................................................23
        (b)    No General Solicitation......................................................24
        (c)    Restrictions on Transfer.....................................................24

Section 8.     Indemnification..............................................................24
        (a)    Indemnification of the Initial Purchaser.....................................24
        (b)    Indemnification of the Company and the Guarantors and their Directors and
               Officers.....................................................................25
        (c)    Notifications and Other Indemnification Procedures...........................26
        (d)    Settlements..................................................................26

Section 9.     Contribution.................................................................28

Section 10.    [Reserved]...................................................................29

Section 11.    Representations and Indemnities to Survive Delivery..........................29

Section 12.    Notices......................................................................29

Section 13.    Successors...................................................................30

Section 14.    Partial Unenforceability.....................................................30

Section 15.    Governing Law; Consent to Jurisdiction.......................................31
        (a)    Governing Law Provisions.....................................................31
        (b)    Consent to Jurisdiction......................................................31

Section 16.    General Provisions...........................................................31


SCHEDULE A       -    Guarantors

SCHEDULE B       -    Material Agreements

SCHEDULE C       -    Subsidiaries of InSight Health Services Corp.

EXHIBIT A        -    Form of Opinion of Counsel to Holdings and the Company

EXHIBIT B        -    Form of Opinion of General Counsel for the Company

EXHIBIT C        -    Form of Opinion of Regulatory Counsel for the Company

ANNEX 1          -    Terms and Conditions of Offers and Sales

                               Purchase Agreement




                                                               [_______], 200[_]

BANC OF AMERICA SECURITIES LLC
9 West 57th Street, 47th Floor
New York, NY  10019

Ladies and Gentlemen:

                Introductory. Pursuant to the terms of a Note Purchase Agreement, dated October 17, 2001, among InSight Health Services Acquisition Corp., a Delaware corporation, InSight Health Services Corp., a Delaware corporation (the "Company"), InSight Health Services Holdings Corp., a Delaware corporation ("Holdings"), the Subsidiary Guarantors (as defined herein), Banc of America Bridge LLC and Banc of America Securities LLC, (the "Note Purchase Agreement"), the Company is issuing to Banc of America Securities LLC (the "Initial Purchaser") [(i)] $200,000,000 aggregate principal amount of the Company's [__]% Senior Subordinated Notes Due 201[_] (the "[Exchange] Notes") in exchange for $200,000,000 principal amount of the Company's 12-1/8% Senior Subordinated Notes due 2011 (the "Existing Notes") [and (ii) an additional $[_______] aggregate principal amount of the Company's [__]% Senior Subordinated Notes due 201[_] pursuant to Section 10(a)(iv) of the Note Purchase Agreement (the "Additional Notes" and, together with the Exchange Notes, the "Notes)](2).

                The Notes will be issued pursuant to an indenture, dated as of [________], 200[_] (the "Indenture"), among the Company, the Guarantors (as defined below) and State Street Bank and Trust Company N.A., as trustee (the "Trustee"). Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary") pursuant to a letter of representations, to be dated as of the Closing Date (as defined in Section 2), to be entered into in connection with the issuance of the Securities (the "DTC Letter of Representations") among the Company, the Trustee and the Depositary.

                The payment of principal of, premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes (as defined below) will, upon issuance of the Notes, become fully and unconditionally guaranteed on a senior subordinated and unsecured basis, jointly and severally by (i) Holdings, (ii) each of the Company's directly and indirectly wholly-owned subsidiaries listed in Schedule A attached hereto, and
(iii) any wholly-owned or other subsidiary of the Company formed or acquired after

-----------------------------------
(2)     Include only if Additional Notes are to be issued.

the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and respective successors and assigns of Holdings and the subsidiaries of the Company referred to in (ii) and (iii) above (collectively, the "Guarantors," and the subsidiaries referred to in (ii) and (iii) above, the "Subsidiary Guarantors"), pursuant to their guarantees (the "Guarantees"). The Notes and the Guarantees attached thereto are herein collectively referred to as the "Securities," and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the "Exchange Securities."

                The holders of the Notes will be entitled to the benefits of a remarketed notes registration rights agreement, to be dated as of the Closing Date (the "Registration Rights Agreement"), among the Company, the Guarantors and the Initial Purchaser, substantially in the form of Exhibit E attached to the Note Purchase Agreement, pursuant to which the Company and the Guarantors agree to file, within 120 days of the Closing Date, a registration statement with the Securities and Exchange Commission (the "Commission") registering the Exchange Securities under the Securities Act of 1933, as amended (the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

                The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchaser may sell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchaser without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act ("Rule 144A") or Regulation S under the Securities Act ("Regulation S")).

                The Company has prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum, dated [__________], 200[_] (the "Preliminary Offering Memorandum"), and has prepared and will deliver to the Initial Purchaser, copies of the Offering Memorandum (defined below), describing the terms of the Securities, each for use by the Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the offering memorandum, dated [_______], 200[_], including amendments or supplements thereto, any exhibits thereto and the Incorporated Documents (as defined in Section 1 below), in the most recent form that has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3) furnished by the Company prior to the completion of the distribution of the Securities.

                All references in this Agreement to financial statements and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (as amended, the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) which is incorporated or deemed to be incorporated by reference in the Offering Memorandum; and all references in this Agreement to the Transaction Documents shall be deemed to mean and include this Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities and the DTC Letter of Representations. References herein to "Subsidiaries" shall mean each corporation, partnership, joint venture or other entity in which (i) the Company owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (ii) the Company or any Subsidiary is the sole general partner or the sole managing member.

                Each of the Company and the Guarantors hereby confirms its respective agreement with the Initial Purchaser as follows:

                Section 1. Representations and Warranties. The Company and each of the Guarantors hereby jointly and severally represent, warrant and covenant to the Initial Purchaser as follows:

                (a) No Registration Required. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in
        Section 2(e) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the issuance and sale of the Securities to the Initial Purchaser and the offer, sale and delivery of the Securities to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

                (b) No Integration of Offerings or General Solicitation. None of the Company or any Guarantor has, directly or indirectly, solicited any offer to buy or offered to sell, and none of them will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, the Guarantors, their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate")) or any person acting on their behalf (other than the Initial Purchaser, as to whom none of the Company or any Guarantor makes any representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, the Guarantors, their Affiliates or any person acting on their behalf (other than the Initial Purchaser, as to whom none of the Company or any Guarantor makes any representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Guarantors and their Affiliates and any person acting on their behalf (other than the Initial Purchaser, as to whom none of the Company or any Guarantor makes any representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

                (c) Eligibility for Resale Under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

                (d) The Offering Memorandum. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by the the Initial Purchaser expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all the information specified in, and meeting the requirements of Rule 144A(d)(4). None of the Company or any Guarantor has distributed and none of them will distribute, prior to the later of the Closing Date and the completion of the the Initial Purchaser's distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum, the Offering Memorandum or as agreed upon by the Initial Purchaser.

                (e) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference [the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2001 filed with the Commission on September 14, 2001 (the "Annual Report"), each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K (and any amendment(s) thereto) filed with the Commission between the date of the Annual Report and the Closing Date].(3) The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, at the time they were, or hereafter are, filed with the Commission (collectively, the "Incorporated Documents") complied and will comply in all material respects with the requirements of the Exchange Act.

                (f) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

                (g) The Registration Rights Agreement. At the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by, and



-------------------------------
(3)     To be updated depending on the time of the Offering.

        (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity). Pursuant to the Registration Rights Agreement, the Company and each Guarantor will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Company with terms substantially identical to the Notes (the "Exchange Notes") to be offered in exchange for the Notes (the "Exchange Offer") and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its best efforts to cause such registration statements to be declared effective.

                (h) The DTC Letter of Representations. At the Closing Date, the DTC Letter of Representations will have been duly authorized, executed and delivered by, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of, the Company, enforceable in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity).

                (i) Authorization of the Securities and the Exchange Securities. (i) The Notes to be issued to the Initial Purchaser are in the form contemplated by Section 10(a) of the Note Purchase Agreement and by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered in exchange for the Existing Notes [(and against payment of the purchase price for the Additional Notes)](4), will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture; (ii) prior to their issuance, the Exchange Notes will have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium,


------------------------
(4) Include only if Additional Notes are to be issued.

        or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture; (iii) the Guarantees of the Notes will be in the form contemplated by the Indenture, will have been, prior to their issuance, duly authorized for issuance and sale pursuant to this Agreement and the Indenture and will have been duly executed by each of the Guarantors and, when the Guarantees have been authenticated in the manner provided for in the Indenture and delivered, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture; and (iv) prior to their issuance, the Guarantees of the Exchange Notes will be in the form contemplated by the Indenture and will have been duly and validly authorized for issuance and sale pursuant to the Indenture and when issued and authenticated in accordance with the terms of the Indenture, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture.

                (j) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and (assuming due authorization, execution and delivery by other parties thereto) will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity).

                (k) Descriptions in the Offering Memorandum. The Notes, the Guarantees of the Notes and the Indenture conform, or will conform, in all material respects to the respective statements relating thereto contained in the Offering Memorandum. The Exchange Securities and the Guarantees of the Exchange Securities will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and the Registration Statement at the time such Registration Statement becomes effective.

                (l) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum, (i) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the business, assets, properties, liabilities (contingent or otherwise) or operations, of Holdings or the Company and its Subsidiaries considered as one entity (any such change or development is called a "Material Adverse Change"); (ii) Holdings, and the Company and its Subsidiaries considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by Holdings, the Company or any of its Subsidiaries on any class of capital stock (except for dividends paid by a Subsidiary of the Company to the Company or to another Subsidiary of the Company) or repurchase or redemption by Holdings, the Company or any of its Subsidiaries of any class of capital stock.

                (m) Independent Accountants. Arthur Andersen LLP (the "Independent Accountants"), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Offering Memorandum are independent public or certified public accountants with respect to the Company within the meaning of Regulation S-X under the Exchange Act.

                (n) Preparation of the Financial Statements. The consolidated financial statements of the Company, together with the related notes, included in the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The financial statements included in the Offering Memorandum comply as to form with the applicable requirements of the Securities Act. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States of America applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. [The financial data with respect to the Company and its Subsidiaries set forth in the Offering Memorandum under the captions "Offering Memorandum Summary--Summary Consolidated Historical and Pro Forma Financial and Operating Data," "Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Selected Historical Financial and Operating Data" fairly present in all material respects the historical financial information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained in the Offering Memorandum. The unaudited pro forma financial data of the Company and its Subsidiaries, and the related notes thereto included in the Offering Memorandum present fairly in all material respects the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are believed to be reasonable in light of then existing conditions and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.](5)

                (o) Incorporation and Good Standing of Company and its Subsidiaries. Each of Holdings, the Company and the Subsidiaries of the Company has been duly organized



------------------------
(5) Include only if the Offering Memorandum contains pro forma financial statements. Update to reflect financial statements included in the Offering Memorandum.

        and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization; each of Holdings, the Company and the Subsidiaries of the Company has the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum; and each of Holdings, the Company and the Subsidiary Guarantors has the power and authority to enter into and/or perform its obligations, as the case may be, under each of this Agreement, the Indenture, the Registration Rights Agreement, the DTC Letter of Representations, the Securities and the Exchange Securities to which it is a party. Each of Holdings, the Company and each of its Subsidiaries is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

                (p) Capitalization and Other Capital Stock Matters. At the date specified in such table, the Company had the authorized, issued and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization" [under the heading "Actual."](6) [At the date specified in such table, on a consolidated basis, after giving pro forma effect to [(i) the issuance and sale of the Securities pursuant hereto, (ii) the consummation of the Merger, (iii) the funding of the New Senior Secured Credit Facilities, (iv) the Equity Contribution, (v) the Option Rollover, each as described in the Offering Memorandum, and
        (vi) the application of the proceeds from the issuance and sale of the Securities, the funding of the Senior Secured Credit Facilities, the Equity Contribution and the Option Rollover to the refinancing transactions described under the caption "Use of Proceeds" in the Offering Memorandum,] the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization" under the heading "Pro Forma."](7) All of the outstanding shares of capital stock of Holdings and the Company have been duly authorized and validly issued, are fully paid and nonassessable. None of the outstanding shares of capital stock of Holdings or the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of Holdings or the Company, as the case may be. Except for rights of first refusal or "tag-along" or "drag along" rights customarily contained in stockholders' agreements, partnership agreements or joint venture operating agreements, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of Holdings or the Company or any of the Subsidiaries, other than those described in the Offering Memorandum. The description of the Company's stock option, stock bonus, stock purchase and other stock plans or arrangements and the options or other rights granted thereunder, set forth in the Offering Memorandum accurately and


------------------------
(6) Include only if pro forma financial information is included in the Offering Memorandum.

(7) To be updated based on pro forma financial information, if any, included in the Offering Memorandum.

        fairly describes, in all material respects, such plans, arrangements, options and rights. As of the date hereof, all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned directly by Holdings, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except as described in the Offering Memorandum. In addition, all of the issued and outstanding capital stock of each Subsidiary, except as described in the Offering Memorandum, has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for any security interests, mortgages, pledges, liens, encumbrances or claims of the lenders existing under the Credit Agreement, dated as of October 17, 2001, among the Company, the Guarantors, Bank of America, N.A., as administrative agent, First Union National Bank, as syndication agent, The CIT Group/Business, Inc., as documentation agent, and the other lenders party thereto (such agreement, as amended from time to time, the "Existing Credit Agreement"). The only Subsidiaries of the Company are those Subsidiaries listed in Schedule C hereto.

                (q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of Holdings, the Company or any of its Subsidiaries is in violation of its charter or by-laws or is in default or has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, license or other instrument to which Holdings, the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of Holdings, the Company or any of its Subsidiaries is subject (each, an "Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change or except for such defaults that have been waived in writing. The Company's and each Guarantor's execution, delivery and performance of this Agreement, the Company's and each Guarantor's execution and delivery of, and the performance by the Company and the Guarantors of, the Registration Rights Agreement and the Indenture, the Company's execution and delivery of, and the performance by the Company of, the DTC Letter of Representations, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) will not result in any violation of the provisions of the partnership agreement, operating agreement, charter or by-laws, as applicable, of Holdings, the Company or any of its Subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Holdings, the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to Holdings or the Company or any of its Subsidiaries except for such violations that would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's or each Guarantor's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Letter of Representations or the Indenture, to which it is a party, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as will be obtained by the Company or the Guarantors and are in full force and effect under the Securities Act, the Trust Indenture Act and such as may be required under state securities laws or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Offering Memorandum and in connection with Holdings', the Company's and the Subsidiary Guarantors' obligations under the Registration Rights Agreement. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of material indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Holdings or the Company or any of its Subsidiaries.

                (r) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the knowledge of Holdings and the Company, threatened (i) against or affecting Holdings or the Company or any of the Subsidiaries, (ii) which has as the subject thereof any property owned or leased by, Holdings, the Company or any of its Subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to Holdings or the Company or such Subsidiary and
        (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or materially and adversely affect the transactions contemplated by this Agreement.

                (s) Intellectual Property Rights. The Company and its Subsidiaries own, possess or license sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or filing would reasonably be expected to result in a Material Adverse Change and, except as otherwise disclosed in the Offering Memorandum, neither the Company nor any of its Subsidiaries is in default under the terms of any license or similar agreement related to any Intellectual Property Rights necessary to conduct their business as now conducted or contemplated except as would not reasonably be expected to result in a Material Adverse Change.

                (t) All Necessary Permits, Etc. The Company and each of its Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate municipal, state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as now conducted except as would not reasonably be expected to result in a Material Adverse Change, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

                (u) Regulatory Matters. To the knowledge of Holdings, the Company and each Subsidiary Guarantor, none of (i) the Company, any of its Subsidiaries, or the officers, directors, employees, or agents (as defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) of the Company or any of its Subsidiaries, or (ii) any entity which the Company or any of its Subsidiaries manages or for which the Company or any of its Subsidiaries provides billing services ("Managed Entity") or the employees of any Managed Entity who are leased from the Company or any of its Subsidiaries, has been charged with, or has been or is being investigated with respect to, any activity (and with respect to the officers, directors, agents and employees of the Company or any of its Subsidiaries or any employee of any Managed Entity as described above, only as to any activity during their employment or association with the Company, any Subsidiary of the Company or any Managed Entity) that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law. To the knowledge of Holdings, the Company and each Subsidiary Guarantor, no person who has a direct or indirect ownership interest of 5% or more (as those terms are defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) in the Company or any Subsidiary, has been charged with, or has been or is being investigated with respect to, any activity involving the Company or any Subsidiary that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law. To the actual knowledge of the officers of the Company, none of the officers, directors and agents of any Managed Entity has been charged with, or has been or is being investigated with respect to, any activity during their employment or association with any Managed Entity that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law. To the actual knowledge of the officers of the Company, no person who has a direct or indirect ownership interest of 5% or more (as those terms are defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) in a Managed Entity has been charged with, or has been or is being investigated with respect to, any activity in connection with the Managed Entity that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law. To the knowledge of Holdings, the Company and each Subsidiary Guarantor, none of the Company, any of its Subsidiaries, any Managed Entity or any of the officers, directors, employees or agents (as described above) of the Company or any Subsidiary or any employee of any Managed Entity who is leased from the Company or any Subsidiary, has engaged in any activity (and with respect to the officers, directors, agents and employees of the Company or any Subsidiary or any employee of any Managed Entity as described above, only as to any activity during their employment or association with the Company, any Subsidiary or any Managed Entity) that materially contravenes or constitutes a material violation of any Healthcare Law during their employment or association with the

        Company, any Subsidiary, or any Managed Entity. To the actual knowledge of the officers of the Company, none of the officers, directors or agents of any Managed Entity has engaged in any activity during their employment or association with the Company, any Subsidiary or any Managed Entity that materially contravenes or constitutes a material violation of any Healthcare Law. "Healthcare Law" means the following laws or regulations relating to the regulation of the health care industry or to payment for services rendered by healthcare providers:
        (i) Sections 1877, 1128, 1128A or 1128B of the Social Security Act ("SSA"); (ii) any prohibition on the making of any false statement or misrepresentation of material facts to any governmental agency that administers a federal or state health care program (including, but not limited to, Medicare, Medicaid, and the federal Civilian Health and Medical Plan of the Uniformed Services); (iii) the licensure, certification or registration requirements of health care facilities, services or equipment, including, but not limited to, the Mammography Quality Standards Act; (iv) any state certificate of need or similar law governing the establishment of health care facilities or services or the making of health care capital expenditures; (v) any state law relating to fee-splitting or the corporate practice of medicine; (vi) any state physician self-referral prohibition or state anti-kickback law; (vii) any criminal offense relating to the delivery of, or claim for payment for, a healthcare item or service under any federal or state health care program; (viii) any federal or state law relating to the interference with or obstruction of any investigation into any criminal offense; and
        (ix) any criminal offense under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

                (v) Medicare/Medicaid Participation. To the knowledge of Holdings, the Company and each Subsidiary, none of the Company, any of its Subsidiaries, or any existing officers or directors of the Company or the respective Subsidiary who is expected to be an officer, director, agent (as defined in 42 C.F.R. Section 1001.1001(a)(2)), or managing employee (as defined in SSA Section 1126(b) or any regulations promulgated thereunder) of the Company or the respective Subsidiary: (1) has had a material civil monetary penalty assessed against it under
        Section 1128A of the SSA or any regulations promulgated thereunder; (2) has been excluded from participation under the Medicare program or a federal or state health care program; or (3) has been convicted (as that term in defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Section 1128(a) and (b)(1),
        (2), (3) or any regulations promulgated thereunder: (i) criminal offenses relating to the delivery of an item or service under Medicare or any federal or state health care program; (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service; criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency; (iii) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described above in this paragraph; or (iv) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance. The Company, a Subsidiary, or an entity owned in whole or in part by the Company or a Subsidiary has a Medicare provider number, and a participating provider agreement in force with a Medicare Part B carrier, and materially meets all applicable Medicare conditions of coverage, in each locale, as applicable, in which the Company, such Subsidiary or such entity bills directly to Medicare for services furnished by the Company, such Subsidiary or such entity. The Company, a Subsidiary, or an entity owned in whole or in part by the Company or a Subsidiary has a Medicare provider number, and a participating provider agreement, and materially satisfies all applicable Medicaid conditions of coverage, in each state, as applicable, in which the Company, such Subsidiary, or such other entity bills directly to such state's Medicaid agency for services provided by the Company, such Subsidiary, or such other entity for Medicaid patients.

                (w) Title to Properties. Except as otherwise disclosed in the Offering Memorandum, the Company and each of its Subsidiaries has good and marketable title to all their properties and assets reflected as owned in the financial statements referred to in Section 1(n) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as would not reasonably be expected to result in a Material Adverse Change. Any real property, improvements, equipment and personal property held under lease by the Company or any of its Subsidiaries are held under valid and enforceable leases, except for such invalidations and unenforceabilities as would not reasonably be expected to result in a Material Adverse Change.

                (x) Material Agreements. The agreements, contracts or instruments listed as exhibits to the Annual Report and those listed in Schedule B attached hereto are the only agreements, contracts or instruments binding upon Holdings and/or the Company and its Subsidiaries, that provide for the payments by Holdings, the Company or any of its Subsidiaries after the date hereof of $2 million or more.

                (y) Tax Law Compliance. The Company and its Subsidiaries have filed all material federal, state and foreign income and franchise tax returns required to be filed and have paid all taxes shown on such returns required to be paid by any of them which are due and payable and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company and each Subsidiary Guarantor has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined, except where such failure would not reasonably be expected to result in a Material Adverse Change.

                (z) Company Not an "Investment Company". Holdings and the Company have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). None of Holdings or the Company is an "investment company" within the meaning of Investment Company Act and each of Holdings and the Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

                (aa) Insurance. Each of the Company and its Subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. To the best of the Company's knowledge, after due inquiry, neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied and there are no claims by the Company or any of its Subsidiaries under any current insurance policy as to which any insurance company or institution is denying, or will deny, liability or coverage or defending under a reservation of rights clause.

                (bb) No Price Stabilization or Manipulation. None of the Company, the Guarantors or any of their respective Affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                (cc) Solvency. Holdings, the Company and each of the Company's Subsidiaries, taken as a whole, is Solvent. As used herein, the term "Solvent" means, with respect to Holdings, the Company and its Subsidiaries, taken as a whole, on a particular date, that on such date
        (i) such entity is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (ii) such entity does not intend to, and does not believe that it will, incur debts or liabilities beyond such entity's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such entity is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such entity's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged or is to engage, (iv) the fair value of the assets of such entity is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such entity and (v) the present fair salable value of the assets of such entity is not less than the amount that will be required to pay the probable liability of such entity on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                (dd) No Unlawful Contributions or Other Payments. Neither the Company nor any of its Subsidiaries nor, to the best of the Company's or any Guarantor's knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

                (ee) Company's Accounting System. The Company and each of its Subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States of America and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (ff) Compliance with Environmental Laws. Except as otherwise disclosed in the Offering Memorandum or as would not, individually or in the aggregate, result in a Material Adverse Change (i) the Company and each of its Subsidiaries have all permits, authorizations and approvals required under any Environmental Laws and are in compliance with their requirements, (ii) neither the Company nor any of its Subsidiaries, to the knowledge of the Company, after due inquiry, is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (iii) there is, to the knowledge of the Company, after due inquiry, no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any Subsidiary has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's or any Guarantor's knowledge, threatened against the Company or any of its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iv) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

                (gg) ERISA Compliance. The Company and its Subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its Subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all respects with ERISA or, if not in compliance, would not reasonably be expected to result in a Material Adverse Change. "ERISA Affiliate" means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such Subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

                (hh) Regulation S Compliance. The Company, the Guarantors and their respective Affiliates and all authorized persons acting on their behalf (other than the Initial Purchaser, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

                (ii) Taxes; Fees. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

                (jj) No Labor Disputes. As of the date hereof, (i) there is no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) there is no material strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company and (iii) the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal customers, suppliers, manufacturers or contractors, in each case which is likely to result in a Material Adverse Change.

                Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchaser pursuant to this Agreement or to counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company or such Guarantor to the Initial Purchaser as to the matters set forth therein.

                Section 2.      Purchase, Sale and Delivery of the Securities.

                (a) The Securities. The Company agrees to [(x)]* issue to the Initial Purchaser, in exchange for all of the Existing Notes, $[_______] aggregate principal amount of Notes [and (y) issue and sell to the Initial Purchaser the principal amount of Additional Notes set forth in the Pricing Notice (as defined in the Note Purchase Agreement) at a purchase price equal to 100% of the principal amount thereof, payable on the Closing Date]*. The Notes shall be resold by the Initial Purchaser at par; provided that, with the consent of J.W. Childs Associates, L.P. and The Halifax Group, L.L.C., the Initial Purchaser may resell the Notes at a price below par.

                (b) The Closing Date. Delivery of certificates for the Securities in definitive form to be issued and sold to the Initial Purchaser [(and payment of the purchase price for the Additional Notes)]* shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022-6069 (or such other place as may be agreed to by the Company and the Initial Purchaser) at 9:00 a.m. New York City time, on the Exchange Date (as defined in the Note Purchase Agreement), or such other time and date as the Initial Purchaser shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The Company hereby acknowledges that circumstances under which the Initial Purchaser may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchaser to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16 hereof.

                (c) Delivery of the Notes. The Notes shall be delivered as provided in Section 10(a) of the Note Purchase Agreement. The certificates for the Notes shall be in such denominations and registered in the name of the Depository or its nominee, pursuant to



------------------------
* Include only if Additional Notes are to be issued.

        the DTC Letter of Representations, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchaser may designate. Time shall be of the essence.

                (d) Delivery of Offering Memorandum to the Initial Purchaser. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchaser shall reasonably request.

                (e) Initial Purchaser as Qualified Institutional Buyer. The Initial Purchaser represents and warrants to, and agrees with, the Company that (i) it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer"), and (ii) with respect to those Securities sold in reliance on Regulation S, (A) has not engaged and will not engage in any direct selling efforts within the meaning of Regulation S and (B) has complied and will comply with the offering restrictions requirements of Regulations S.

                Section 3. Covenants. The Company and each Guarantor further jointly and severally covenant and agree with the Initial Purchaser as follows:

                (a) The Initial Purchaser's Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Initial Purchaser for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchaser reasonably objects in writing within 3 business days (with advice from its independent counsel).

                (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Securities by the Initial Purchaser with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the opinion of the Initial Purchaser or counsel for the Initial Purchaser it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchaser, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

                The Company and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3(b).

                (c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchaser, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested prior to or at the time of the original printing of the Offering Memorandum or any amendment or supplement thereto.

                (d) Blue Sky Compliance. Holdings, the Company and the Subsidiary Guarantors shall cooperate with the Initial Purchaser and counsel for the Initial Purchaser to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchaser, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Holdings, the Company and the Subsidiary Guarantors shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. Holdings and the Company will advise the Initial Purchaser promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, Holdings, the Company and the Subsidiary Guarantors shall use their reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

                (e) Depositary. The Company will cooperate with the Initial Purchaser and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

                (f) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchaser with the Subsequent Purchasers, the Company, or, if permitted by the Exchange Act, Holdings, shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act; provided that if such filings are being made by Holdings, rather than by the Company, such filings shall adequately disclose the Company's results of operations and financial condition in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section in at least such detail as would be required if the Company were filing such report. In addition, at any time Holdings or the Company is not subject to Section 13 or 15 of the Exchange Act, Holdings and the Company covenant that they will furnish, at their expense, upon request, to registered holders of Securities within the time periods specified in the Exchange Act (i) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if Holdings or the Company were required to file such Forms, (including, in each case, financial information and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Holdings' and the Company's certified independent accountants); and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Holdings or the Company were required to file such reports. In addition, following the date the Company is required to consummate the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, Holdings and the Company will file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective purchasers of Securities upon request. In addition, the Company and the Guarantors agree that, for so long as Securities (but not the Exchange Securities) remain outstanding, they will furnish to holders and beneficial owners of Securities and to securities analysts and prospective purchasers of Securities, upon their request, the information (together with the documents referred to in the second sentence of this paragraph, the "Additional Issuer Information") required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                (g) Future Agreement Not to Offer or Sell Additional Securities. Holdings and the Company, during the period of 180 days following the date of the Offering Memorandum, will not, without the prior written consent of the Initial Purchaser (which consent may be withheld at the sole discretion of the Initial Purchaser), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than to register the Exchange Securities).

                (h) Future Reports to the Initial Purchaser. For so long as any Securities or Exchange Securities remain outstanding, Holdings and the Company will furnish to the Initial Purchaser (i) as soon as reasonably practicable after the end of each fiscal year, copies of the Annual Report of Holdings and the Company containing the balance sheet of Holdings and the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of Holdings' and the Company's independent public or certified public accountants; (ii) as soon as reasonably practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by Holdings and the Company with the Commission; and (iii) as soon as available, copies of any report or communication of Holdings and the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

                (i) No Integration. Each of Holdings and the Company agrees that it will not and will cause its affiliates not to, make any offer or sale of securities of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the issuance and sale of the Securities by the Company to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

                (j) Legended Securities. Each certificate for a Note will bear the legend substantially in the form set forth in Section 10(d) of the Note Purchase Agreement for the time period and upon the other terms stated in the Offering Memorandum.

                (k) PORTAL. The Company will use its reasonable best efforts to cause such Notes when issued to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL market").

                (l) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investor Services, Inc. ("Moody's") to provide their respective credit ratings to the Securities.

                The Initial Purchaser may, in its sole discretion, waive in writing the performance by Holdings or the Company of any one or more of the foregoing covenants or extend the time for their performance.

                Section 4. Payment of Expenses. The Company agrees, and Holdings shall cause the Company, to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchaser, (ii) all fees and expenses of the Company's and the Guarantors' counsel, independent public or certified public accountants and other advisors, (iii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements), and all amendments and supplements thereto, (iv) all filing fees, reasonable attorneys' fees and expenses incurred by the Company, the Guarantors or the Initial Purchaser in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchaser, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchaser of such qualifications, registrations and exemptions, such fees and expenses under this clause (iv) not to exceed $20,000 in the aggregate,
(v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vi) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by the Depositary for "book-entry" transfer, and (vii) the performance by Company of its other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchaser shall pay its own expenses, including the fees and disbursements of its counsel, and shall be responsible for all roadshow related costs.

                Section 5. Additional Covenants. The Company and each Guarantor further jointly and severally covenant and agree with the Initial Purchaser as follows:

                (a) Accountants' Comfort Letter. The Company shall use its best efforts to cause the Independent Accountants to deliver to the Initial Purchaser, on the Closing

        Date, a letter dated the date hereof addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountant's "comfort letters" to the Initial Purchaser, delivered according to Statement of Auditing Standards Nos. 71, 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements, pro forma, and other financial information contained in the Offering Memorandum.

                (b) Opinion of Counsel for the Company. The Company shall use its best efforts to cause Kaye Scholer LLP and Hunton & Williams, counsel for the Company, to deliver to the Initial Purchaser, on the Closing Date, opinions of such counsels, dated as of such Closing Date, the forms of which are attached as Exhibit A-1 and Exhibit A-2, respectively.

                (c) Opinion of General Counsel for the Company. The Company shall use its best efforts to cause Marilyn U. MacNiven-Young, its General Counsel to deliver to the Initial Purchaser, on the Closing Date, an opinion of such counsel, dated as of such Closing Date, the form of which is attached as Exhibit B.

                (d) Opinion of Regulatory Counsel for the Company. The Company shall use its best efforts to cause Davis Wright Tremaine LLP, regulatory counsel for the Company, to deliver to the Initial Purchaser, on the Closing Date, an opinion of such counsel, dated as of such Closing Date, the form of which is attached as Exhibit C.

                (e) Officers' Certificate. On the Closing Date, each of Holdings and the Company shall deliver to the Initial Purchaser written certificates, executed by the Chief Executive Officer, President, Executive Vice President or Senior Vice President of each of Holdings and the Company, as the case may be, and the Chief Financial Officer or Chief Accounting Officer of each of Holdings and the Company, as the case may be, dated as of the Closing Date, to the effect that:

                        (i) for the period from and after the date of this Agreement and prior to the Closing Date, to their knowledge, after due inquiry, there has not occurred any Material Adverse Change;

                        (ii) for the period from the date of this Agreement and prior to the Closing Date, there has not occurred any downgrading, nor has any notice been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its Subsidiaries by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                        (iii) the representations, warranties and covenants of the Company and each Guarantor, as the case may be, and set forth in Section 1 of this Agreement are true and correct in all material respects (without giving effect to any limitation as to "materiality" or "Material Adverse Change" set forth therein) with the same force and effect as though expressly made on and as of the Closing Date; and

                        (iv) the Company and the Guarantors have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                (f) Bring-down Comfort Letters. The Company shall use its best efforts to cause the Independent Accountants to deliver to the Initial Purchaser, on the Closing Date, a letter dated such date, in form and substance satisfactory to the Initial Purchaser, to the effect that such Independent Accountants reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

                (g) Registration Rights Agreement. The Company and the Guarantors shall enter into the Registration Rights Agreement and deliver to the Initial Purchaser executed counterparts thereof.

                (h) Additional Documents. On or before the Closing Date, the Company shall deliver to the Initial Purchaser and counsel for the Initial Purchaser such information and documents as the Initial Purchaser and such counsel may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                Section 6. Reimbursement of Initial Purchaser's Expenses. If the issuance and sale to the Initial Purchaser of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to, and Holdings agrees to cause the Company to, reimburse the Initial Purchaser upon demand for all reasonable out-of-pocket expenses that shall have been incurred by the Initial Purchaser in connection with the proposed offering and sale of the Securities.

                Section 7. Offer, Sale and Resale Procedures. The Initial Purchaser, on the one hand, and Holdings and the Company, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

                (a) Offers and Sales Only to Qualified Institutional Buyers and Non-U.S. Persons. Offers and sales of the Securities will be made only by the Initial Purchaser or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or (B) non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

                (b) No General Solicitation. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering of the Securities.

                (c) Restrictions on Transfer. Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear a legend substantially in the form set forth in Section 10(d) of the Note Purchase Agreement.

Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

                Section 8.      Indemnification.

                (a) Indemnification of the Initial Purchaser. Each of Holdings, the Company and each of the Subsidiary Guarantors jointly and severally agrees to indemnify and hold harmless the Initial Purchaser, its directors, officers and employees, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Holdings and the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company or any Guarantor contained herein; or
        (iii) in whole or in part upon any failure of the Company or any Guarantor to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above to the extent such loss, claim, damage, liability or expense is not covered in items
        (i) through (iii) (subject to the limitations set forth below), provided that none of the Company or any Guarantor shall be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Initial Purchaser through its gross negligence or willful misconduct; and to reimburse the Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Initial Purchaser) as such expenses are reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that Holdings or the Company and the Subsidiary Guarantors may otherwise have.

                (b) Indemnification of the Company and the Guarantors and their Directors and Officers. The Initial Purchaser agrees to indemnify and hold harmless Holdings and the Company and each of their respective directors and each person, if any, who controls the Company or Holdings within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which Holdings or the Company or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein; and to reimburse Holdings and the Company or any such director or controlling person for any legal and other expenses reasonably incurred by Holdings or the Company or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Holdings and the Company hereby acknowledge that the only information that the Initial Purchaser has furnished to the Company expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in [(A) the seventh full paragraph on introductory page ii of the Offering Memorandum, (B) the second sentence under the caption "Risk Factors--You cannot be sure that an active trading market will develop for these notes," and (C) the first sentence of the third paragraph, the first three sentences of the fourth paragraph, the third sentence of the sixth paragraph and the eight paragraph under the caption "Plan of Distribution" in the Offering Memorandum](8); and the Initial Purchaser confirms that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Initial Purchaser may otherwise have.

                (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Initial Purchaser in the case of Section 8 and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff,


------------------------
(8) To be updated based on Offering Memorandum.

        the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
        (ii) such indemnifying party shall have received notice of the final terms of such proposed settlement as soon as practicable prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by Holdings, the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Holdings and the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by Holdings and the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds, if any, from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discount, if any, received by the Initial Purchaser bear to the aggregate initial offering price of the Securities. The relative fault of Holdings, the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by Holdings, the Company or the Subsidiary Guarantors, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

                The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 9.

                Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the discount received by the Initial Purchaser in connection with the Securities distributed by them. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each director, officer and employee of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of Holdings and the Company and each person, if any, who controls Holdings and the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as Holdings and the Company.

                Section 10.     [Intentionally Omitted.]

                Section 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of Holdings and the Company of their officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser, Holdings or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

                Section 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchaser:

                Banc of America Securities LLC
                9 West 57th Street
                New York, NY 10019
                Facsimile: 212-847-8324
                Attention: Raymond A. Cubero, Managing Director

with a copy to:

                Shearman & Sterling
                599 Lexington Avenue
                New York, NY 10022
                Facsimile: 212-848-7179
                Attention: Christopher C. Paci, Esq.

If to the Company or Holdings:

                InSight Health Services Corp.
                4400 MacArthur Blvd.
                Suite 800
                Newport Beach, CA 92660
                Facsimile: 949-476-8006
                Attention: Chief Financial Officer
with copies to:

                J.W. Childs Associates, L.P.
                One Federal Street
                21st Floor
                Boston, MA 02110
                Facsimile: 617-753-1101
                Attention: Edward D. Yun

and to:

                The Halifax Group, L.L.C.
                1133 Connecticut Avenue N.W.
                Suite 700
                Washington, D.C. 20036
                Facsimile: 202-296-7133
                Attention: David W. Dupree

and to:

                Kaye Scholer LLP
                245 Park Avenue
                New York, NY 10022
                Facsimile: 212-836-8689
                Attention: Stephen C. Koval, Esq.

and to:

                InSight Health Services Corp.
                4400 MacArthur Blvd.
                Suite 800
                Newport Beach, CA 92660
                Facsimile: 949-476-0137
                Attention: General Counsel

                Any party hereto may change the address for receipt of communications by giving written notice to the others.

                Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from the Initial Purchaser by reason of such purchase.

                Section 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                Section 15.     Governing Law; Consent to Jurisdiction.

                (a) Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party hereto irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

                Section 16. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof except, as to the Initial Purchaser, the Note Purchase Agreement. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                Kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                Very truly yours,


                                INSIGHT HEALTH SERVICES HOLDINGS CORP.


                                By:
                                   --------------------------------
                                   Name:
                                   Title:



                                INSIGHT HEALTH SERVICES CORP.


                                By:
                                   --------------------------------
                                   Name:
                                   Title:



                                [Name of Subsidiary Guarantor]


                                By:
                                   --------------------------------
                                   Name:
                                   Title:

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchaser as of the date first above written.

BANC OF AMERICA SECURITIES LLC


By:
   -------------------------
   Name:
   Title:

                                                                      SCHEDULE A

                                  GUARANTORS(9)

Guarantor                                                              Jurisdiction of Organization
---------                                                              ----------------------------

[InSight Health Corp.                                                           Delaware

Signal Medical Services, Inc.                                                   Delaware

Open MRI, Inc.                                                                  Delaware

Maxum Health Corp.                                                              Delaware

Radiosurgery Centers, Inc.                                                      Delaware

Maxum Health Services Corp.                                                     Delaware

MRI Associates, L.P.                                                            Indiana

Maxum Health Services of North Texas, Inc.                                      Texas

Maxum Health Services of Dallas, Inc.                                           Texas

NDDC, Inc.                                                                      Texas

Diagnostic Solutions Corp.                                                      Delaware]


------------------------

(9) To be updated to reflect guarantors at the time of execution of Purchase Agreement.

                                                                      SCHEDULE B


                               MATERIAL AGREEMENTS

                                                                      SCHEDULE C


                  SUBSIDIARIES OF INSIGHT HEALTH SERVICES CORP.


Subsidiary                                          Jurisdiction of Organization

                                                                 EXHIBIT A-1/A-2

     FORM OF OPINION OF COUNSEL TO HOLDINGS, THE COMPANY AND THE SUBSIDIARY
                                 GUARANTORS(10)

        (i) Each of Holdings and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

        (ii) Each of Holdings and the Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement and the other Transaction Documents to which it is a party.

        (iii) Based solely on certificates of public officials and officers of the Company, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

        (iv) All of the issued and outstanding capital stock of each of Holdings, the Company and the Subsidiary Guarantors has been duly authorized and, to our knowledge, has been validly issued, is fully paid and non-assessable. All the outstanding shares of capital stock of the Company and the Subsidiary Guarantors are owned of record by Holdings, directly or through Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance or any pending or threatened claim.

        (v) Based solely on certificates of public officials and officers of the Company (which certificates shall be attached as exhibits to such opinion), and the documents attached to such certificates (including the organizational documents of the Subsidiary Guarantors), each Subsidiary Guarantor is in valid existence and in good standing under the laws of its respective jurisdiction of incorporation or formation as set forth on Schedule I hereto. Based solely on certificates of public officials and officers of the Company (which certificates shall be attached as exhibits to such opinion), and the documents attached to such certificates (including the organizational documents of the Subsidiary Guarantors), each Subsidiary Guarantor (a) has corporate or entity power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and (b) to the best of our knowledge, is duly qualified as a foreign corporation or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.


------------------------

(10) We will need to discuss who will be giving the opinions, and how to split up the opinions between the opinion givers.

        (vi) The description of Holdings' stock option, stock bonus and other stock plans or arrangements and the options or other rights granted thereunder, set forth in the Offering Memorandum fairly summarizes, in all material respects, such plans, arrangements, options and rights.

        (vii) The issuance and sale of the Notes by the Company will not be subject to any preemptive right arising (i) by operation of the charter or by-laws of the Company, the Company or the General Corporation Law of the State of Delaware or (ii) to the best knowledge of such counsel, under any agreement to which the Company is a party.

        (viii) The Purchase Agreement has been duly authorized, executed and delivered by Holdings and the Company.

        (ix) Each of the Registration Rights Agreement and the DTC Letter of Representations has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each Guarantor, enforceable in accordance with its terms.

        (x) The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms.

        (xi) The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to the Purchase Agreement and the Indenture and, when executed by Acquisition and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against surrender of the Existing Notes in exchange therefor [(and, in the case of the Additional Notes, payment of the purchase price therefor)](11), will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        (xii) The Board of Directors of the Company has duly adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance of the Exchange Notes. No approval by Holdings, as sole stockholder of the Company, is required therefor.

        (xiii) The Guarantee by the Guarantors of the Notes is in the form contemplated by the Indenture, has been duly authorized for issuance and sale pursuant to the Purchase Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against surrender of the Existing Notes in exchange therefor [(and, in the case of the Additional Notes, payment of the purchase price therefor)], will constitute the valid and binding agreement of Holdings, enforceable in accordance with its terms and will be entitled to the benefits of the Indenture.


------------------------
(11)    Include only if any Additional Notes are to be issued.

        (xiv) The Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

        (xv) The statements in the Offering Memorandum under the captions ["Offering Memorandum Summary--The Acquisition and Related Financing Transactions," "Risk Factors--Risks Relating to the Notes--Your right to receive payments on these notes is junior to the issuer's existing senior indebtedness and possibly all of its future borrowings. Further, the guarantees of these notes are junior to all of the guarantors' existing senior indebtedness and possibly to all their future borrowings," "Risk Factors--Risks Relating to the Notes--Since the notes are unsecured, your right to enforce remedies is limited by the rights of holders of secured debt," "Risk Factors--Risks Relating to the Notes--You should not rely on our parent company's guarantee in evaluating an investment in the notes," "Risk Factors--Risks Relating to the Notes--Not all of our subsidiaries guarantee our obligations under the notes, and the assets of the non-guarantor subsidiaries may not be available to make payments on the notes," "Risk Factors--Risks Relating to the Notes--The indenture related to the notes and the new senior credit facilities will contain various covenants which limit our management's discretion in the operations of our business," "Risk Factors--Risks Relating to the Notes--The issuer may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture," "Risk Factors--Risks Relating to the Notes--Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and require noteholders to return payments received from guarantors," "Risk Factors--Risks Relating to Our Company and Our Industry--The interests of our controlling stockholders could conflict with those of the holders of the notes offered hereby," "The Acquisition and Related Financing Transactions," "Management--Employment Agreements," "Management--2001 Stock Option Plan," "Management--Stock Option Agreements," "Certain Relationships and Related Transactions," "Description of New Senior Credit Facilities and the Tender Offer and Consent Solicitation," "Description of the Notes," "Certain Federal Income Tax Considerations" and "Notice to Investors,"](12) insofar as such statements constitute matters of law, summaries of legal matters, documents or legal conclusions, have been reviewed by such counsel, fairly summarize, in all material respects, the matters referred to therein and do not omit a material fact necessary to make the statements contained therein not misleading.

        (xvi) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency of the federal government of the United States or the State of New York, is required for the execution, delivery and performance by the Company or any Guarantor of the Purchase Agreement, the Registration Rights Agreement, the Indenture or the Securities, as applicable, the execution, delivery and performance by the Company of the DTC Letter of Representations or the issuance and delivery by the Company or the Guarantors of the Securities, or consummation of the transactions contemplated hereby and thereby, except as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act and applicable state securities or blue sky laws.

        (xvii) The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Letter of Representations, the Securities and the Indenture by the Company


------------------------
(12)    To be updated based on Offering Memorandum.

and the Guarantors, the performance by the Company and the Guarantors of their respective obligations thereunder (i) will not result in any violation of the provisions of the charter or by-laws of the Company or any Guarantor, as applicable, (ii) will not constitute a breach of, or Default, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor, as applicable, pursuant to any material contract, loan agreement, note indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any Guarantor, as applicable, is a party; or
(iii) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Guarantor.

        (xviii) The Company is not, and after surrender of the Existing Notes in exchange for the Notes [(and receipt of payment for the Additional Notes)] will not be, an "investment company" within the meaning of Investment Company Act.

        (xix) To the best knowledge of such counsel, neither the Company nor any of the Guarantors is in violation of its charter or by-laws or equivalent constitutive document or any law, administrative regulation or administrative or court decree applicable to it or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement listed as an Exhibit to the Annual Report or in Schedule B to the Purchase Agreement to which the Company or any Guarantor is a party.

        (xx) Assuming the accuracy of the representations, warranties and covenants of the Company and the Initial Purchaser contained in the Purchase Agreement, no registration of the Notes or the Guarantees under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required in connection with the exchange of the Existing Notes for the Securities [(or, with respect to the Additional Notes, the purchase thereof)] by the Initial Purchaser or the initial resale of the Securities by the Initial Purchaser to Qualified Institutional Buyers or non-U.S. persons in the manner contemplated by the Purchase Agreement and the Offering Memorandum other than any registration or qualification that may be required in connection with the Exchange Offer contemplated by the Offering Memorandum or in connection with the Registration Rights Agreement. Such counsel need express no opinion, however, as to when or under what circumstances any Notes initially sold by the Initial Purchaser may be reoffered or resold.

        (xxi) The documents incorporated by reference in the Offering Memorandum (other than the financial statements and related notes thereto and other financial, statistical and accounting data and supporting schedules therein, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

        (xxii) To such counsel's knowledge, there are no pending or threatened legal or governmental proceedings to which Holdings, the Company or any of its subsidiaries is a party that would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Notes were being registered under the Securities Act but is not so described in the Offering Memorandum.

        (xxiii) None of the sale, issuance, execution or delivery of the Notes will contravene Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part
221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

        The enforceability of the Registration Rights Agreement, the Indenture, the DTC Letter of Representations, the Notes, the Guarantees of the Notes by the Guarantors is subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally, and (ii) general principles of equity, whether considered at law or in equity. We express no opinion with respect to the indemnification and contribution provisions contained in the Registration Rights Agreement and the Indenture.

        We have participated in various conferences with the officers and other representatives of the Company and its independent certified public accountants. In some conferences you and your counsel also participated. At those conferences, the contents of the Offering Memorandum and Prospectus were discussed and revised. Since the dates of those conferences, we have inquired of certain officers whether there has been any material change in the affairs of the Company.

        Because of the inherent limitations in the independent verification of factual matters, and the character of determinations involved in the preparation of offering memoranda under the Securities Act, we are not passing upon, and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, other than to the extent set forth in paragraphs (xiv) and (xv) above. Also, we do not express any opinion or belief as to the financial statements or other financial and statistical information contained in the Offering Memorandum, or derived therefrom, or incorporated therein by reference. However, subject to the foregoing, on the basis of our participation in the conferences referred to above and our examination of the documents referred to herein, we advise you that nothing has come to the attention of the attorneys of this firm who have been engaged in the representation of the Company in connection with the Company's issuance and sale of the Notes that leads us to believe that the Offering Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT B

               FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANY

        (i) The statements in the Offering Memorandum under the captions ["Risk Factors--Risks Relating to Our Company and Our Industry--Changes in the rates or methods of third-party reimbursements for diagnostic imaging and therapeutic services could result in reduced demand for our services or create downward pricing pressure, which would result in a decline in our revenues and harm our financial position," "Risk Factors--Risks Relating to Our Company and Our Industry--We may be unable to renew or maintain our customer contracts which would harm our business and financial results," "Risk Factors--Risks Relating to Government Regulation of Our Business," "Business--Diagnostic Imaging and Other Equipment," "Business--Properties," "Business--Reimbursement of HealthCare Costs," "Business--Government Regulation," "Business--Compliance Program," "Business--Legal Proceedings" and "Business--Company History,"](1)3 insofar as such statements constitute matters of law, summaries of legal matters, proceedings, documents or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein. The statements under the captions ["Business--Proposed Acquisition and Related Financing Transactions," "Business--Diagnostic Imaging and Other Equipment," "Business--Government Regulation," "--Reimbursement of HealthCare Costs," "Business--Compliance Program," "Business--Company History," "Business--Properties," "Business--Legal Proceedings," "Directors and Executive Officers of the Registrant--Board of Directors," "Directors and Executive Officers of the Registrant--Section 16(a) Beneficial Ownership Reporting Compliance," "Executive Compensation--Compensation of Directors," "Executive Compensation--Indemnification Agreements," "Executive Compensation--Employment Agreements and Severance Arrangements" and "Certain Relationships and Related Transactions"](14) in the Annual Report of the Company on Form 10-K incorporated by reference in the Offering Memorandum, insofar as such statements constitute matters of law, summaries of legal matters, proceedings, documents or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

        (ii) To such counsel's knowledge, the Company and each Subsidiary Guarantor has such permits, licenses, franchises, certifications, accreditations and authorizations (collectively, "Authorizations") from all regulatory or governmental officials, bodies or tribunals as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Offering Memorandum and is eligible to participate in the Medicare and Medicaid programs as and to the extent described in the Offering Memorandum and, to such counsel's knowledge, the Company and each Subsidiary Guarantor has fulfilled and performed all of its material obligations with respect to such Authorizations or eligibility and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof except where such revocation or termination would not result in a Material Adverse Change.


------------------------
(13) To be updated based on Offering Memorandum and Exchange Act filings incorporated therein.

(14) To be updated based on Offering Memorandum and Exchange Act filings incorporated therein.

        (iii) The execution and delivery of the Purchase Agreement and the Registration Rights Agreement and the Indenture by the Company and the Subsidiary Guarantors and the performance by the Company and the Subsidiary Guarantors of their respective obligations thereunder (i) will not result in any violation of the provisions of the limited partnership agreement, charter or by-laws of the Company or any Subsidiary Guarantor, as applicable, or (ii) will not constitute a breach of, or Default under or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary Guarantor pursuant to (x) any contract, loan agreement, note indenture, mortgage, deed of trust, lease or other agreement or instrument filed by the Company with the Commission, or (y) to such counsel's knowledge, any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or arbitrator applicable to the Company or any Subsidiary Guarantor.

   In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of Acquisition and the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Initial Purchaser at which the contents of the Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and revised and, although such counsel is not passing upon and does not assume any responsibility for, and makes no representation that such counsel has independently verified, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as specified above), and any supplements or amendments thereto, subject to the foregoing, no facts have come to such counsel's attention which would lead such counsel to believe that either the Offering Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or other financial or statistical data derived therefrom, included or incorporated by reference in the Offering Memorandum or any amendments or supplements thereto).

                                                                       EXHIBIT C

              FORM OF OPINION OF REGULATORY COUNSEL FOR THE COMPANY

        The statements in the Offering Memorandum under the captions "Risk Factors--Risks Relating to Our Company and Our Industry--Changes in the rates or methods of third-party reimbursements for diagnostic imaging and therapeutic services could result in reduced demand for our services or create downward pricing pressure, which would result in a decline in our revenues and harm our financial position," "Risk Factors--Risks Relating to Government Regulation of Our Business," "Business--Reimbursement of HealthCare Costs" and "Business--Government Regulation," insofar as such statements constitute a summary of the legal or regulatory matters or legal or regulatory proceedings referred to therein, have been reviewed by such counsel, are correct in all material respects and do not omit a material fact necessary to make the statements contained therein not misleading. The statements under the captions "Business--Government Regulation" and "--Reimbursement of HealthCare Costs" in the Annual Report of the Company on Form 10-K for the year ended June 30, 2001 incorporated by reference in the Offering Memorandum, insofar as such statements constitute a summary of the legal or regulatory matters or legal or regulatory proceedings referred to therein, have been reviewed by such counsel, are correct in all material respects and do not omit a material fact necessary to make the statements contained therein not misleading.

        Such counsel need not express any opinion on any representation by the Company or any omission by the Company to make any disclosure in the Offering Memorandum or the Annual Report concerning its compliance with any legal or regulatory matter or the effect upon it of any legal or regulatory matter. Such counsel's opinion is confined to the summaries of legal and regulatory matters appearing in the Offering Memorandum and the Annual Report, and such counsel is not expressing any opinion on whether those summaries include summaries of all the legal and regulatory matters affecting the Company.

                                                                         ANNEX I


                    TERMS AND CONDITIONS OF OFFERS AND SALES

Resale Pursuant to Regulation S or Rule 144A.

The Initial Purchaser understands that:

                (a) The Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

                (b) The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

        "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A in transactions that are exempt from the registration requirements of the Securities
        Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                                   SCHEDULE A

                                   GUARANTORS

Guarantor                                       Jurisdiction of Organization
---------                                       ----------------------------
InSight Health Corp.                                  Delaware
Signal Medical Services, Inc.                         Delaware
Open MRI, Inc.                                        Delaware
Maxum Health Corp.                                    Delaware
Radiosurgery Centers, Inc.                            Delaware
Maxum Health Services Corp.                           Delaware
MRI Associates, L.P.                                  Indiana
Maxum Health Services of North Texas, Inc.            Texas
Maxum Health Services of Dallas, Inc.                 Texas
NDDC, Inc.                                            Texas
Diagnostic Solutions Corp.                            Delaware


                                      1/9

                                  SCHEDULE B
             OUTSTANDING OPTIONS, WARRANTS, PREEMPTIVE RIGHTS ETC.
None.


                                      2/9

                                  SCHEDULE C
                 SUBSIDIARIES OF INSIGHT HEALTH SERVICES CORP.

  Subsidiary                                     Jurisdiction of Organization
  ----------                                     ----------------------------

  InSight Health Corp.                                     Delaware

  Diagnostic Solutions Corp.                               Delaware

  Maxum Health Corp.                                       Delaware

  Maxum Health Services Corp.                              Delaware

  Maxum Health Services of Dallas, Inc.                      Texas

  Maxum Health Services of North Texas, Inc.                 Texas

  NDDC, Inc.                                                 Texas

  Open MRI, Inc.                                           Delaware

  Radiosurgery Centers, Inc.                               Delaware

  Signal Medical Services, Inc.                            Delaware

  Toms River Imaging Associates, L.P.                     New Jersey

  Berwyn Magnetic Resonance Center, LLC                    Illinois

  Connecticut Lithotripsy, LLC                            Connecticut

  Daniel Freeman MRI, LLC                                 California

  Dublin Diagnostic Imaging, LLC                             Ohio

  Garfield Imaging Center, Ltd.                           California

  Granada Hills Open MRI, LLC                             California

  InSight-Premier Health, LLC                                Maine

  Lockport MRI, LLC                                        New York

  MRI Associates, L.P.                                      Indiana

  St. John's Regional Imaging Center, LLC                 California

  Sun Coast Imaging Center, LLC                             Florida

  Wilkes-Barre Imaging, LLC                              Pennsylvania



                                      3/8

                                  SCHEDULE D

                              MATERIAL AGREEMENTS

1. Management Agreement, dated as of October 17, 2001, by and among J.W. Childs Advisors II., L.P, Halifax Genpar, L.P., InSight Health Services Holdings Corp. and InSight Health Services Corp.

2. Stockholders Agreement, dated as of June 29, 2001, among InSight Health Services Holdings Corp., the JWC Holders (as defined therein), the Halifax Holders (as defined therein), the Management Holders (as defined therein) and the Additional Holders (as defined therein), as amended.

3. Swap Master Agreement, dated as of December 24, 1997, between NationsBank, N.A. and InSight Health Services Corp., including exercise of Swap Option dated as of March 29, 2001

4. Real Estate Lease for 11617 North Central Expressway, Suite 132, Dallas, Texas between Century Properties Fund XIII and NDDC, Inc.

5. Real Estate Lease for 4225 Rosewood Drive, Suites 4, 5 and 6, Pleasanton, California between New Plan Excel Realty Trust, Inc. and InSight Health Corp.

6. Real Estate Lease for 1001 and 1005 North Highland Avenue, Murfreesboro, Tennessee between Marlin Properties, LLC and InSight Health Corp.

7. Real Estate Lease for 800 Shadow Lane, Las Vegas, Nevada between Borstein Partners Ltd. and InSight Health Corp.

8. Real Estate Lease for 12455 East Washington Boulevard, Whittier, California between Washington Magnetic Resonance Center and InSight Health Corp.

9. Real Estate Lease for 21 Stockton Drive, Toms River, New Jersey between Center State Health Group, Inc. and Toms River Imaging Associates, LP.

10. Real Estate Lease for 1700 North Rose, Suite 110, Oxnard, California between CHW Central Coast and St. John's Regional Imaging Center, LLC.

11. Real Estate Lease for 17950 Preston Road, Suite 120, Dallas, Texas between 17950 Partners, Ltd. and InSight Health Corp.

12.   Purchase Agreement between IHC and Berlex Laboratories dated 5/1/00.

13.   Master Service Agreement between IHC and General Electric dated 1/1/97.



                                      4/8

14. Agreement between the Company and Lafayette Pharmaceuticals, Inc. dated 2/14/00.

15.   Distribution and Service Agreement between IHC and NHD, Inc. dated
      2/14/00.

16.   Operating Lease with General Electric for 1.5T Signa dated 10/00 (G1238A).

17.   Operating Lease with General Electric for 1.5T Signa dated 03/01 (G1242A).

18.   Operating Lease with General Electric for 1.5T Signa dated 03/01 (G1243A).

19.   Operating Lease with General Electric for 1.5T Signa dated 03/01 (G1244A).

20.   Operating Lease with General Electric for 1.5T Signa dated 03/01 (G1245A).


                                      5/8

                                  SCHEDULE E

                  AGREEMENTS PURSUANT TO SECTION 5(k)(ii)(6)

 1. Management Agreement, dated as of October 17, 2001, by and among J.W. Childs Advisors II., L.P, Halifax Genpar, L.P., InSight Health Services Holdings Corp. and InSight Health Services Corp.

 2. Stockholders Agreement, dated as of June 29, 2001, among InSight Health Services Holdings Corp., the JWC Holders (as defined therein), the Halifax Holders (as defined therein), the Management Holders (as defined therein) and the Additional Holders (as defined therein), as amended

 3. Administrative Services Agreement dated as of October 1, 1996 between Greater Waterbury Imaging Center, L.P. and Signal Medical Services, Inc.

 4. Management Services Agreement dated March 24, 2000 between InSight Health Corp. and Metabolic Imaging of Kentucky, LLC

 5. Management Services Agreement dated January 17, 1995 between InSight Health Corp. and Northern Indiana Oncology Center of Porter Memorial Hospital, LLC

 6. Management Services Agreement dated September 17, 1999 between InSight Health Corp. and Parkway Imaging Center, LLC

 7. Credit and Security Agreement dated September 17, 1999 between InSight Health Corp. and Parkway Imaging Center, LLC

 8. Management Agreement dated January 20, 1988 between VHA Diagnostic Services, Inc. (now Maxum Health Services Corp.) and Central Maine Magnetic Imaging Associates

 9. Management Services Agreement dated February 1, 2001 between InSight Health Corp. and Maine Molecular Imaging, LLC 1.


                                     6/8

                                  SCHEDULE F

                             EXISTING INDEBTEDNESS

2.    Summary of Joint Venture Balances Owing to InSight Health Corp.


                                                   LOANS OUTSTANDING AS OF 08/31/01:
              PARTNERSHIP                    WORKING CAP.       EQUIPMENT          TOTAL
             CONSOLIDATED

GARFIELD IMAGING CENTER, LTD                $         --      $  1,129,712     $  1,129,712

BERWYN MAGNETIC RESONANCE CENTER, LLC       $    287,115      $  1,558,732     $  1,845,847

TOMS RIVER IMAGING ASSOCIATES, L.P.         $    330,596      $         --     $    330,596

DUBLIN DIAGNOSTIC IMAGING, LLC              $     71,958      $    467,717     $    539,675

ST. JOHN'S REGIONAL IMAGING CENTER, LLC     $  1,662,603      $  3,337,843     $  5,000,446

LOCKPORT MRI, LLC                           $    708,701      $  5,181,461     $  5,890,162

CONNECTICUT LITHOTRIPSY, LLC                $    (85,577)     $    305,739     $    220,162

GRANADA HILLS OPEN MRI, LLC                 $     88,139      $  1,129,151     $  1,217,290

DANIEL FREEMAN MRI, LLC                     $    285,097      $    560,395     $    845,492

WILKES-BARRE IMAGING, LLC                   $    321,848      $  4,614,979     $  4,936,827

INSIGHT-PREMIER HEALTH, LLC                 $    344,864      $  4,098,195     $  4,443,059

                                            $  4,015,344      $ 22,383,924     $ 26,399,268



3.    Indebtedness consisting of capital leases

                      ALL AMOUNTS ARE AS OF AUGUST 31, 2001


                                              DATE OF   MATURITY      INTEREST       BALANCE
COMPANY        PAYEE      DESCRIPTION           NOTE      DATE          RATE        08/31/01

IHC             GE      GE - G1187E           12/01/99   05/01/04       9.00%     $   698,056

IHC             GE      GE - G1190A           12/01/99   05/01/04       9.00%     $   670,229

IHC             GE      GE - G1205A           12/01/99   05/01/04       9.00%     $   645,052

IHC             GE      GE - G1207A           12/01/99   05/01/04       9.00%     $   632,150

IHC             GE      GE - G3052 (Murf.)    12/01/99   05/01/04       9.00%     $   464,768




                                     7/8

IHC             GE      GE - G3063            12/01/99   05/01/04       9.00%     $   526,750
                        (Pleasanton)

IHC             GE      GE - G3063            02/01/00   05/01/04      10.28%     $    20,713
                        (Pleasanton)

DF              GE      GE - G3074           309/01/00  07/01/06        9.30%     $ 1,462,784

DF              GE      GE - G3074 - COIL     09/01/00   07/01/06       9.30%     $    13,791

OPEN MRI        GE      GE - G3051 (OC)       12/01/99   05/01/04       9.00%     $   515,216

              TOTAL CAPITAL LEASES                                                $ 5,649,509
                                                                                  ===========

IHC         =     InSight Health Corp.
OPEN MRI    =     Open MRI, Inc.
DF          =     Daniel Freeman MRI, LLC


4.    Swap Agreement

      Swap Master Agreement , dated as of December 24, 1997, between NationsBank, N.A. and InSight Health Services Corp., including exercise of Swap Option dated as of March 29, 2001


5.    Guaranty Obligations (as of August 31, 2001)

      1. InSight Health Corp. has a guaranty outstanding in favor of Siemens Credit Corporation in the amount of $199,325 for obligations of Northern Indiana Oncology Center of Porter Memorial Hospital, LLC

      2. InSight Health Corp. has a guaranty outstanding in favor of DVI Financial Services, Inc. in the amount of $641,890 for obligations of Metabolic Imaging of Kentucky, LLC

6.    Joint Venture Recourse Indebtedness (as of August 31, 2001)

      1. Central Maine Magnetic Imaging Associates has Indebtedness outstanding to Peoples Heritage Bank, of which $260,854 is recourse to Maxum Health Services Corp.

      2. Central Maine Magnetic Imaging Associates has Indebtedness outstanding to Picker Financial, of which $483,066 is recourse to Maxum Health Services Corp.

      3. Parkway Imaging Center, LLC has Indebtedness outstanding to General Electric Company, of which $361,910 is recourse to InSight Health Corp.

      4. Southern Connecticut Imaging Centers, LLC has Indebtedness outstanding to Citizens Bank, of which $1,182,392 is recourse to InSight Health Corp.


                                      8/8

                                                                       EXHIBIT I


                           [DRAFT OFFERING MEMORANDUM]

                                                                         ANNEX I


            Resale Pursuant to Regulation S or Rule 144A. Each of the Purchaser and BAS understands that:

            Each of the Purchaser and BAS agrees that it has not offered or sold and will not offer or sell the Notes or the Remarketed Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Remarketed Notes pursuant hereto and the Exchange Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Each of the Purchaser and BAS agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Remarketed Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Note or the Remarketed Notes, except such advertisements as are permitted by and include the statements required by Regulation S.

            Each of the Purchaser and BAS agrees that, at or prior to confirmation of a sale of Notes or Remarketed Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Notes were first offered to persons other than "distributors" (as defined in Regulation S) in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."